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SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
NEW WORLD RESTAURANT GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
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1687 Cole Boulevard
Golden, Colorado 80401

September 9, 2003

Dear Stockholder:

        You are cordially invited to the 2003 Annual Meeting of Stockholders of New World Restaurant Group, Inc., to be held on September 24, 2003 at 8:00 a.m., Mountain Time, at our offices located at 1687 Cole Boulevard, Golden, Colorado 80401.

        At the Annual Meeting, you will be asked to consider and vote upon proposals (1) to elect two directors to serve until the 2006 Annual Meeting of Stockholders (or, if proposal 7 is approved and effectuated, until the 2004 Annual Meeting of Stockholders), and until their respective successors are elected and qualified; (2) to approve our Equity Restructuring Agreement and the transactions contemplated thereby; (3) to approve an amendment to our Restated Certificate of Incorporation to increase the number of shares of common stock authorized for issuance; (4) to approve an amendment to our Restated Certificate of Incorporation to effect a forward stock split in order to effect the transactions contemplated by the Equity Restructuring Agreement; (5) to approve an amendment to our Restated Certificate of Incorporation to effect a reverse stock split that will take effect following the consummation of the transactions contemplated by the Equity Restructuring Agreement; (6) to approve an amendment to our Restated Certificate of Incorporation to reduce the number of shares of common stock authorized for issuance following the effectiveness of the reverse stock split; (7) to approve an amendment to our Restated Certificate of Incorporation to eliminate the classification of our board of directors; (8) to approve an amendment to our Restated Certificate of Incorporation to allow our stockholders to take action by written consent of the holders of 80% of our capital stock entitled to vote on such action; and (9) to ratify the appointment of Grant Thornton LLP as our independent auditors for the fiscal year ending December 30, 2003.

        Enclosed with this letter is a proxy authorizing our officers to vote your shares for you if you do not attend the Annual Meeting. Whether or not you are able to attend the Annual Meeting, I urge you to complete your proxy and return it in the enclosed addressed, postage-paid envelope, as a quorum of the stockholders must be present at the Annual Meeting, either in person or by proxy.

        I would appreciate your immediate attention to the mailing of this proxy.

                      Yours truly,

                      Anthony D. Wedo
                       Chairman and Chief Executive Officer

1687 Cole Boulevard
Golden, Colorado 80401

NOTICE OF ANNUAL MEETING

        The 2003 Annual Meeting of Stockholders of New World Restaurant Group, Inc., a Delaware corporation, will be held on September 24, 2003 at 8:00 a.m., Mountain Time, at our offices located at 1687 Cole Boulevard, Golden, Colorado 80401 for the following purposes:

1.
to elect two directors to serve until the 2006 Annual Meeting of Stockholders (or, if proposal 7 is approved and effectuated, until the 2004 Annual Meeting of Stockholders) and until their respective successors are elected and qualified;

2.
to consider and vote upon a proposal to approve the Equity Restructuring Agreement dated June 26, 2003 by and among Greenlight Capital, L.P., a Delaware limited partnership, Greenlight Capital Qualified, L.P., a Delaware limited partnership, Greenlight Capital Offshore, Ltd., a British Virgin Islands company, Brookwood New World Investors, L.L.C., a Delaware limited liability company, and NWCI Holdings, LLC, a Delaware limited liability company, Halpern Denny Fund III, L.P. and us, and the transactions contemplated thereby;

3.
to consider and vote upon a proposal to amend our Restated Certificate of Incorporation to increase the number of shares of common stock authorized for issuance;

4.
to consider and vote upon a proposal to amend our Restated Certificate of Incorporation to effect a 1.6610444-for-one forward stock split in order to effect the transactions contemplated by the Equity Restructuring Agreement;

5.
to consider and vote upon a proposal to amend our Restated Certificate of Incorporation to effect a one-for-one hundred reverse stock split following the consummation of the transactions contemplated by the Equity Restructuring Agreement;

6.
to consider and vote upon a proposal to amend our Restated Certificate of Incorporation to reduce the number of shares of common stock authorized for issuance following the consummation of the effectiveness of the reverse stock split;

7.
to consider and vote upon a proposal to amend our Restated Certificate of Incorporation to eliminate the classification of the board of directors;

8.
to consider and vote upon a proposal to amend our Restated Certificate of Incorporation to allow our stockholders to take action by written consent of the holders of 80% of our capital stock entitled to vote on such action;

9.
to ratify the appointment of Grant Thornton LLP as our independent auditors for the fiscal year ending December 30, 2003; and

10.
to transact such other business as may properly come before the Annual Meeting and any and all adjournments or postponements thereof.

        The board of directors has fixed the close of business on August 28, 2003 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any and all adjournments.

        It is important that your shares be represented at the Annual Meeting regardless of the size of your holdings. Whether or not you expect to attend the Annual Meeting, please complete, date and sign the enclosed proxy and return it in the envelope provided for that purpose, which does not require postage if mailed in the United States. The proxy is revocable at any time prior to its use.

                      By Order of the Board of Directors,

                      Anthony D. Wedo
                      Chairman and Chief Executive Officer

NEW WORLD RESTAURANT GROUP, INC.
1687 Cole Boulevard
Golden, Colorado 80401

ANNUAL MEETING OF STOCKHOLDERS
September 9, 2003

PROXY STATEMENT

ANNUAL MEETING AND PROXY SOLICITATION INFORMATION

        The accompanying proxy is solicited by the board of directors of New World Restaurant Group, Inc., a Delaware corporation (the "Company"), for use at the 2003 Annual Meeting of Stockholders to be held at our offices located at 1687 Cole Boulevard, Golden Colorado 80401, on September 24, 2003, at 8:00 a.m., Mountain Time, and at any and all adjournments and postponements thereof (the "Annual Meeting"). The proxy may be revoked at any time before it is voted. If no contrary instruction is received, signed proxies returned by stockholders will be voted in accordance with the board of directors' recommendations.

        This proxy statement and accompanying proxy were first sent to stockholders on or about September 9, 2003.

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to us (Attention: Assistant Secretary) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

        Only stockholders of record at the close of business on August 28, 2003 are entitled to vote at the Annual Meeting. Each outstanding share of our common stock, par value $0.001 per share is entitled to one vote.

        We will pay the cost of soliciting proxies for the Annual Meeting. Proxies may be solicited by our regular employees in person, or by mail, courier, telephone or facsimile. Arrangements also may be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons. We may reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

        At the Annual Meeting, stockholders will vote on proposals to elect two directors to serve until the 2006 Annual Meeting of Stockholders (or, if Proposal 7 is approved and effectuated, until the 2004 Annual Meeting of Stockholders), and until their respective successors are elected and qualified (Proposal 1); to approve the Equity Restructuring Agreement and the transactions contemplated thereby (Proposal 2); to approve an amendment to our Restated Certificate of Incorporation to increase the number of shares of common stock authorized for issuance (Proposal 3); to approve an amendment to our Restated Certificate of Incorporation to effect a 1.6610444-for-one forward stock split in order to effect the transactions contemplated by the Equity Restructuring Agreement (Proposal 4); to approve an amendment to our Restated Certificate of Incorporation to effect a one-for-one hundred reverse stock split following the consummation of the transaction contemplated by the Equity Restructuring Agreement (Proposal 5); to approve an amendment to the Restated Certificate of Incorporatioin to reduce the number of shares of common stock authozed for issuance following the effectiveness of the reverse stock split (Proposal 6); to approve an amendment to our Restated Certificate of Incorporation to eliminate the classification of our board of directors (Proposal 7); to approve an amendment to our Restated Certificate of Incorporation to allow our stockholders to take action by written consent of the holders of 80% of our capital stock entitled to vote on such action (Proposal 8); and to ratify our selection of independent auditors for the fiscal year ending December 30, 2003 (Proposal 9).

        Stockholders representing one-third in voting power of the shares of stock outstanding and entitled to vote must be present or represented by proxy in order to constitute a quorum to conduct business at the Annual Meeting. Under the Delaware General Corporation Law ("DGCL") and our Restated Certificate of Incorporation, the affirmative vote of the holders of a majority in voting power of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required to elect directors under Proposal 1 and to approve Proposal 2 and Proposal 9, and the affirmative vote of the majority of the outstanding shares of common stock is required to approve Proposal 3, Proposal 4, Proposal 5, Proposal 6, Proposal 7 and Proposal 8. Although the holders of the common stock will vote separately on Proposals 2, 3 and 4, approval of each of these three proposals is conditioned upon approval of all three of such Proposals. Thus, for example, if the amendment to our Restated Certificate of Incorporation to increase the number of shares of common stock authorized for issuance is not approved (Proposal 3), we will not consummate the transactions contemplated by the Equity Restructuring Agreement (Proposal 2) or effect the forward stock split (Proposal 4). In addition, if those three proposals are not approved, we will not effect the reverse stock split (Proposal 5) or reduce the number of shares of common stock authorized for issuance (Proposal 6). The approval of Proposal 6 is also conditioned upon the approval of Proposal 5. Thus, if the reverse stock split is not approved (Proposal 5), we will not reduce the number of shares of common stock authorized for issuance (Proposal 6).

        Abstentions may be specified on all proposals and will be counted as present for the purposes of the proposal for which the abstention is noted. For purposes of determining whether a proposal has received the requisite vote, where a stockholder abstains from voting it will have the same effect as a vote against the proposal.

        The independent tabulator appointed for the Annual Meeting will tabulate votes cast by proxy or in person at the Annual Meeting. For the purposes of determining whether a proposal has received the requisite vote of the holders of the common stock in instances where brokers are prohibited from exercising or choose not to exercise discretionary authority for beneficial owners who have not provided voting instructions (so-called "broker non-votes"), those shares of common stock will not be included in the vote totals and, therefore, will (i) have no effect on the vote on Proposal 1 and Proposal 2 and (ii) have the same effect as a vote against Proposal 3, Proposal 4, Proposal 5, Proposal 6, Proposal 7 and Proposal 8. Pursuant to the NASD Rules of Fair Practice, brokers who hold shares in street name have the authority, in limited circumstances, to vote on certain items when they have not received instructions from beneficial owners. A broker will only have such authority if (i) the broker holds the shares as executor, administrator, guardian or trustee or is a similar representative or fiduciary with authority to vote, or (ii) the broker is acting pursuant to the rules of any national securities exchange of which the broker is also a member.

        The approval of the Equity Restructuring Agreement and the transactions contemplated thereby will also require the affirmative vote of the holders of 70% of the outstanding shares of Series F preferred stock.

VOTING SECURITIES AND PRINCIPAL HOLDERS

        As of July 31, 2003, we had outstanding 51,016,857 shares of common stock, which are our only outstanding voting securities. In addition, as of July 31, 2003, we had 103,693.414 shares of Series F preferred stock outstanding (including accrued and unpaid dividends, which are payable in additional shares of Series F preferred stock). Pursuant to our Third Amended Certificate of Designation, Preferences and Rights of Series F Preferred Stock, we can not take any of the following actions without the vote or written consent by the holders of at least 67% of the then outstanding shares of the Series F preferred stock:

  •
  amend or repeal any provision of our Restated Certificate of Incorporation or By-Laws in a manner, which materially adversely affects the rights and preferences of the holders of Series F preferred stock;

  •
  authorize or issue shares of any class of stock having any preference or priority as to dividends or assets superior to or on a parity with the Series F preferred stock, without the vote or written consent by the holders of at least 70% of the then outstanding shares of Series F preferred stock;

  •
  pay or declare any dividend on any other type or class of securities, other than a dividend payable in common stock or rights under our Rights Plan;

  •
  repurchase or redeem any shares of our capital stock other than the redemption of the Series F preferred stock;

  •
  authorize (1) a sale of any material asset of a value in excess of $1.0 million, (2) a sale of any substantial portion of our assets, or (3) a recapitalization or reorganization of us or any of our subsidiaries;

  •
  take any action that results in the incurrence or assumption of more than $1.0 million of funded indebtedness;

  •
  effect any change of control event;

  •
  effect (1) an acquisition of another corporation or other entity, or a unit or business group of another corporation or entity, by merger or otherwise, or (2) the purchase of all or substantially all of the capital stock, other equity interests or assets of any other entity or person;

  •
  increase the number of directors comprising our board of directors;

  •
  effect or allow a fundamental change in the nature of our business; or

  •
  otherwise materially affect the rights, privileges and preferences of the holders of the Series F preferred stock.

        The following table sets forth information regarding the beneficial ownership of our common stock as of July 31, 2003 (1) by each person (or group of affiliated persons) who is known by us to own beneficially more than 5% of our common stock, (2) by each of our executive officers, (3) by each of our directors, and (4) by all directors and executive officers as a group.

Beneficial Owner**	Amount and Nature of Beneficial Ownership		Percentage
Greenlight Capital, L.L.C. 420 Lexington Avenue, Suite 1740 New York, NY 10107	44,126,555	(1)	51.9%
Halpern Denny Fund III, L.P. 500 Boylson Street, Suite 1880 Boston, MA 02116	28,561,925	(2)	50.7%
Farallon Capital Management, L.L.C. and its affiliated parties One Maritime Plaza, Suite 1325 San Francisco, CA 94111	15,112,230	(3)	22.9%
Anthony D. Wedo	1,683,769	(4)	3.2%
Paul J. B. Murphy III	0		*
Josh Clark	30,000	(5)
Leonard Tannenbaum	202,729	(6)	*
All directors and executive officers as a group (4 persons)	1,918,498	(7)	3.6%

*
Less than one percent (1%).

**
Address for each officer and director is our principal office located at 1687 Cole Blvd., Golden, Colorado 80401.

(1)
Based upon an amendment to a Schedule 13D dated July 16, 2003 filed with the Securities and Exchange Commission. Includes 34,065,204 shares of common stock that may be purchased upon exercise of presently exercisable warrants. The Schedule 13D was filed by Greenlight Capital, L.L.C., Greenlight Capital, L.P., of which Greenlight Capital, L.L.C. is the general partner, Greenlight Capital Offshore, Ltd., for which Greenlight Capital, Inc., as affiliate of Greenlight Capital, L.L.C., acts as investment advisor, Greenlight Capital Qualified, L.P., of which Greenlight Capital, L.L.C. is the general partner and David Einhorn, principal of Greenlight Capital, L.L.C.

(2)
Based upon an amendment to a Schedule 13D filed with the Securities and Exchange Commission on May 15, 2003. Includes 5,297,818 shares of common stock that may be purchased upon the exercise of presently exercisable warrants. Does not include certain step-up warrants issuable to Halpern Denny on December 31, 2002 and certain anti-dilution warrants issuable to Halpern Denny after October 15, 2002.

(3)
Based upon a Schedule 13D filed with the Securities and Exchange Commission on July 16, 2003. Includes 105,000 shares of common stock owned and 15,007,230 shares of common stock that may be purchased upon exercise of presently exercisable warrants. Does not include certain additional warrants issuable on or after July 15, 2002. The percentage reported assumes the exercise of warrants by Farallon (as defined below) only and excludes the effect of exercise of warrants or any other currently convertible instruments held by any other person or entitles. The Schedule 13D was filed by Farallon Capital Partners, L.P., Farallon Capital Institutional Partners, L.P., Farallon Capital Institutional Partners II, L.P., Farallon Capital Institutional Partners III, L.P., Tinicum Partners, L.P. (together, the "Partnerships"), Farallon Capital Management, L.L.C. (the "Management Company"), Farallon Partners, L.L.C., the general partner of the Partnerships (the "General Partner"), and the individual managing members of the Management Company and the General Partner (all such persons and entities together being "Farallon"). The Management Company, the General Partner and each of their individual managing members disclaims any beneficial ownership of such securities. All of the above-mentioned entities and person disclaim group attribution.

(4)
Includes 1,680,080 shares of common stock, which may be acquired upon the exercise of presently exercisable options. Does not include options to purchase 3,360,162 shares of common stock, which are not exercisable within 60 days.

(5)
Includes 30,000 shares of common stock, which may be acquired upon the exercise of presently exercisable options. Does not include 44,126,555 shares of common stock beneficially owned by Greenlight Capital, L.L.C. and its affiliates. Mr. Clark is an analyst at Greenlight Capital, Inc. Mr. Clark disclaims a beneficial interest in the common stock beneficially owned by Greenlight Capital, L.L.C. and its affiliates.

(6)
Includes 50,000 shares of common stock, which may be acquired upon the exercise of presently exercisable options. Also includes 70,000 shares of common stock, which may be acquired upon the exercise of presently exercisable warrants.

(7)
Includes 1,760,080 shares of common stock, which may be acquired upon the exercise of presently exercisable options and 70,000 shares of common stock, which may be acquired upon the exercise of presently exercisable warrants.

PROPOSAL 1
ELECTION OF DIRECTORS

Nominees

        Our board of directors currently consists of three directors. Our Restated Certificate of Incorporation provides that our board of directors is divided into three classes, designated Class I, Class II and Class III. Each director is appointed for a three-year term. Anthony Wedo and Leonard Tannenbaum are Class III directors. Mr. Tannenbaum was elected to our board of directors by our common stockholders. Mr. Wedo was appointed as a director by the board of directors pursuant to the terms of his employment agreement. Josh Clark was elected by the board of directors in July 2003 to fill a vacancy on the board of directors. Mr. Clark is a Class I director.

        At the Annual Meeting, the stockholders will elect two directors to serve as Class II directors until the 2006 Annual Meeting of Stockholders (or, if Proposal 7 is approved and effectuated, until the 2004 Annual Meeting of Stockholders), and until their respective successors are duly elected and qualified. Stockholders are not entitled to cumulate votes in the election of directors.

        Pursuant to the terms of a stockholders agreement (the "Stockholders Agreement") dated January 18, 2001, as amended March 29, 2001, June 19, 2001 and July 9, 2001, with BET Associates, L.P. ("BET"), Brookwood New World Investors, LLC ("Brookwood"), Halpern Denny Fund III, L.P. ("Halpern Denny"), Greenlight Capital, L.L.C. ("Greenlight Capital") and certain of its affiliates and Special Situations Fund III, L.P. and certain of its affiliates, BET and Brookwood are each entitled to designate one member to our board of directors, and Halpern Denny is entitled to designate two members to our board of directors. Halpern Denny has not designated any directors at this time. Pursuant to the Stockholders Agreement, Josh Clark was designated as a director by Greenlight, which acquired the interests of BET and Brookwood, respectively. The Stockholders Agreement will terminate upon the consummation of the transactions contemplated by the proposed Equity Restructuring Agreement.

        If Proposal 7 (to amend our Restated Certificate of Incorporation to eliminate the classification of our board of directors) is approved by the stockholders, after that amendment to our Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware all of our directors will be elected annually and will have a one-year term.

        All nominees have consented to serve as directors, if elected. If any nominee is unwilling to serve as a director at the time of the Annual Meeting, the persons who are designated as proxies intend to vote, in their discretion, for such other persons, if any, as may be designated by the board of directors. As of the date of this proxy statement, the board of directors has no reason to believe that any of the persons named below will be unable or unwilling to serve as a nominee or as a director if elected.

        The names of the nominees, their ages as of July 31, 2003, and other information about them is set forth below:

Name	Age	Position
Lawrence Gelfond	61	Director
Mark Kline	52	Director

        Lawrence Gelfond.    For more than the prior five years, Mr. Gelfond has been a shareholder and director of the Financial Advisory and Dispute Resolution Division of Gelfond Hochstadt Pangburn, P.C., an accounting firm. Mr. Gelfond has a B.S.B.A. in accounting from the University of Denver. Mr. Gelfond is a Certified Public Accountant, Certified Fraud Examiner and Certified Valuation Expert.

        Mark Kline.    Mr. Kline is President and Chief Operating Officer of Madison Development Group LLC, a real estate development company and Managing Partner of Madison Communities. From June 1999 to October 2002, Mr. Kline was President of Madison Advisory Group, a real estate advisory company. From January 1994 to August 1999, Mr. Kline was President of Pacwest Resources, a full service real estate advisory and development group. Mr. Kline has a B.A. from Drake University and a Master of Fine Arts from Southern Methodist University.

        The names of our continuing directors, their ages as of July 31, 2003, and other information about them are set forth below:

Name	Age	Position
Anthony D. Wedo(1)(2)(3)	44	Chairman, Chief Executive Officer and Director (Class III)
Josh Clark(2)(4)(5)	30	Director (Class I)
Leonard Tannenbaum(2)(3)(4)(5)	31	Director (Class III)

(1)
Member of Executive Officer Search Committee.
(2)
Member of Independent Director Search Committee.
(3)
Member of the Investigative Committee.
(4)
Member of Audit Committee.
(5)
Member of Compensation Committee.

        Anthony D. Wedo.    Mr. Wedo joined us as Chief Executive Officer in July 2001 and was appointed a director in August 2001. Mr. Wedo was appointed Chairman in April 2002. From 1998 to July 2001, Mr. Wedo served as the Chief Executive Officer and Managing Partner of Atlantic Restaurant Group, a venture group focused on acquiring high-growth restaurant concepts. From 1994 through 1997, he served as President and Chief Executive Officer of Mid-Atlantic Restaurant Systems, a Boston Market franchisee. From 1987 through 1993, Mr. Wedo was employed by Pepsico Inc.'s KFC division, most recently as a Divisional Vice President in charge of a 1,200 store territory. Mr. Wedo has a B.S. degree in Marketing and Finance from Pennsylvania State University.

        Josh Clark.    Mr. Clark was appointed to the board of directors in July 2003. Mr. Clark is an analyst at Greenlight Capital, Inc., an investment management firm. From April 1997 until August 2000, Mr. Clark ran GameSouth, a specialty vending company headquartered in Atlanta, which was founded by Mr. Clark. Prior to 1997, Mr. Clark spent one year at Prometheus Partners, a private equity firm, and one year at PricewaterhouseCoopers LLP. Mr. Clark graduated from the University of North Carolina at Chapel Hill in 1995 and received an M.B.A. with distinction from Harvard Business School in 2002.

        Leonard Tannenbaum.    Leonard Tannenbaum, C.F.A., has served as our director since March 1999 and is the Managing Partner at MYFM Capital LLC, a boutique investment banking firm, and a partner at BET Associates, L.P., a capital fund. From 1997 until 1999, Mr. Tannenbaum was a partner at LAR Management, a hedge fund. From 1996 until 1997, Mr. Tannenbaum was an assistant portfolio manager at Pilgrim Baxter and Co. From 1994 until 1996, Mr. Tannenbaum was Assistant Vice President in the small company group of Merrill Lynch. Mr. Tannenbaum currently serves on the board of directors of Assisted Living Concepts, Inc., a company that owns and operates assisted living residences. Mr. Tannenbaum has an M.B.A in Finance and Bachelors of Science in Management from The Wharton School at the University of Pennsylvania.

Director Compensation

        Until June 20, 2002, each of our non-employee directors was paid $2,000 for each quarterly board meeting of each calendar year, $1,000 for each additional board meeting held in the same calendar year and $500 for each committee meeting. Such payments were made in shares of our common stock. Additionally, each non-employee director was entitled to receive an annual grant of options to purchase 10,000 shares of our common stock. Effective June 20, 2002, each of our non-employee directors receives a $15,000 annual retainer to be paid on January 1 of each year for services relating to the prior year, plus $2,000 for each of the quarterly board meetings of each calendar year, $1,000 for each additional board meeting held in the same calendar year and $500 for each committee meeting. Any director not attending at least 75% of all committee and board meetings held during that year will not receive the annual retainer. In addition, Leonard Tannenbaum, as chairman of the Audit Committee and Compensation Committee will receive a fee of $25,000 per month from August 2003 through October 2003 for service in such capacities. Employee directors are not compensated for service provided as directors. Additionally, each non-employee director also receives a one-time grant of stock options to purchase 30,000 shares of our common stock on the date on which such person first becomes a director. The exercise price of such options is equal to the market value of the shares of common stock on the date of grant. All directors are reimbursed for out-of-pocket expenses incurred by them in connection with attendance of board meetings and committee meetings. The board of directors intends to review and consider changes to the compensation for non-employee directors following the Annual Meeting.

Board of Directors and Committees

        The board of directors held twenty-three meetings during fiscal 2002 and took action by written consent on ten occasions. During fiscal 2002, no director then in office attended fewer than 75% of the aggregate total number of meetings of the board of directors held during the period in which he or she was a director and of the total number of meetings held by all of the committees of the board of directors on which he or she served. The five standing committees of the board of directors are an executive officer search committee, an independent director search committee, an investigative committee, an audit committee and a compensation committee.

  Executive Officer Search Committee

        Anthony Wedo is the sole member of the executive officer search committee. This committee is responsible for the selection of potential executive officers, including a chief financial officer and general counsel. This committee was formed in August 2003.

  Independent Director Search Committee

        Anthony Wedo (chairman) and Josh Clark are the members of the independent director search committee. This committee is responsible for the selection of candidates for the board of directors. This committee was formed in August 2003. The independent director search committee will consider nominees recommended by stockholders.

  Investigative Committee

        Anthony Wedo and Leonard Tannenbaum are the members of the investigative committee. This committee was formed in March 2002 to oversee the internal investigation regarding certain bonuses paid to former executive officers and employees. There were five meetings of the investigative committee during fiscal 2002 and the investigative committee acted by written consent on one occasion.

  Audit Committee

        Leonard Tannenbaum (chairman) and Josh Clark are the members of the audit committee. This committee is primarily concerned with monitoring (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, and (3) the independence and performance of our auditors. The audit committee's responsibilities are set forth in its charter, a copy of which is attached to this proxy statement as Annex A. There were five meetings of the audit committee during fiscal 2002.

  Compensation Committee

        Leonard Tannenbaum (chairman) and Josh Clark are the members of the compensation committee. This committee is primarily concerned with determining the compensation of our employees generally and recommending for the board's approval compensation for our executive officers. There were eight meetings of the compensation committee during fiscal 2002 and the compensation committee acted by written consent on one occasion.

Advisory Committee

  General

        Effective August 5, 2003, the board of directors formed an Advisory Committee to conduct a comprehensive analysis and evaluation of our financial condition, work with management to evaluate the business plan for us and develop: (1) a strategic plan for our stability and future growth; (2) a compensation plan; (3) an audit plan; and (4) a legal plan. Anthony Wedo and Josh Clark are members of the newly-formed Advisory Committee with Herbert Buchwald, a consultant to us, acting as chairman.

  Consulting Agreement

        On August 5, 2003, we entered into a consulting agreement with Herbert Buchwald, P.A., a Florida Professional Association, effective as of July 16, 2003. The agreement expires on August 5, 2006, but is subject to earlier termination as provided in the agreement.

        Pursuant to the agreement, the consultant shall provide legal, consulting and advisory services, including: serving as Chairman of the Advisory Committee; conducting a comprehensive analysis and evaluation of our financial condition; and developing a business plan for approval by the board of directors covering a strategic plan for our stability and future growth, a compensation plan, an audit plan and a legal plan. The consultant is required to spend a minimum of 160 hours per calendar month on average during the term of the agreement providing us with consulting services. The consultant is subject to a confidentiality clause in the agreement.

        The agreement provides that we will pay the consultant a consulting fee as follows: $100,000 within two days of the execution of the agreement; $100,000 on or before August 16, 2003; $100,000 on or before September 16, 2003; $50,000 on or before October 16, 2003; $50,000 on or before November 16, 2003; $50,000 on or before December 16, 2003; and $25,000 on or before the sixteenth of each month thereafter until the expiration or termination of the agreement. Additionally, if we conclude a transaction that results in the sale of 51% or more of our aggregate outstanding securities or of substantially all our assets, the consultant will be entitled to a transaction fee equal to the sum of (A) 3.75% of the first $65 million of gross proceeds received by the holders of our common stock from the transaction and (B) 1% of the gross proceeds received by holders of our common stock from the transaction. Under certain circumstances, the transaction fee shall be reduced by the amount of previously paid consulting fees. In the event that we terminate the agreement with the consultant for any reason, the consultant will not be entitled to a transaction fee unless the sale of 51% or more of our aggregate outstanding securities or of substantially all our assets was considered by the board of directors during the consultant's tenure and is consummated within six-months of the termination of the agreement.

        After serving six-months as a consultant, the consultant is entitled to receive a ten-year option to purchase 5% of our common stock for a strike price initially based on a valuation of our common stock at $65 million and increasing at a rate of LIBOR plus 2% compounded monthly. The option is not exercisable so long as entities affiliated with Greenlight hold 10% or more of our outstanding equity securities.

        The consultant is also entitled to the reimbursement of reasonable and necessary out-of-pocket expenses incurred at our request or with our approval, including the reimbursement for the consultant's use of the consultant's aircraft for company-related travel at a rate of $650 per flight hour.

Recommendation

        The nominees for director will be elected by the affirmative vote of the holders of a majority in voting power of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. The board of directors recommends that stockholders vote FOR each of the nominees for director. If not otherwise specified, proxies will be voted FOR each of the nominees for director.

PROPOSAL 2
PROPOSAL TO CONSIDER AND VOTE UPON APPROVAL OF THE EQUITY
RESTRUCTURING AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY

General

        On June 26, 2003, we entered into an Equity Restructuring Agreement (the "Equity Restructuring Agreement") with Greenlight Capital, L.P., a Delaware limited partnership ("Greenlight Capital"), Greenlight Capital Qualified, L.P., a Delaware limited partnership ("Greenlight Qualified"), Greenlight Capital Offshore, Ltd., a British Virgin Islands company ("Greenlight Offshore"), Brookwood, and NWCI Holdings, LLC, a Delaware limited liability company ("NWCI" and with Brookwood, Greenlight Capital, Greenlight Qualified, Greenlight Offshore, "Greenlight"), and Halpern Denny (Halpern Denny together with Greenlight, the "Equity Holders"). As contemplated by the Equity Restructuring Agreement, we will effect the following equity restructuring (the "Equity Restructuring"):

  •
  each stockholder will receive 0.6610444 new shares of common stock for every share of common stock held by such stockholder pursuant to a 1.6610444-for-one forward stock split in order to effect the transactions contemplated by the Equity Restructuring Agreement;

  •
  the per share exercise price and the number of shares of common stock issuable upon the exercise of each outstanding option or warrant (other than the warrants that were issued pursuant to the Warrant Agreement dated June 19, 2001, as amended between The Bank of New York, as warrant agent and us (the "Warrant Agreement") will be adjusted to reflect the forward stock split;

  •
  we will issue to Halpern Denny 57,000 shares of Series Z preferred stock, par value $0.001 per share, which shall have the rights and preferences set forth in the form of Certificate of Designation, Preferences and Rights of Series Z Preferred Stock attached to the Equity Restructuring Agreement, in exchange for 56,237.994 shares of Series F preferred stock, par value $0.001 per share

  (including accrued and unpaid dividends, which are payable in additional shares of Series F preferred stock), 23,264,107 shares of common stock and warrants to purchase 13,711,054 shares of common stock (collectively, the "Halpern Denny Interests"); and

  •
  immediately following the forward stock split, we will issue to Greenlight 938,084,289 shares of common stock in exchange for 61,706.237 shares of Series F preferred stock (including accrued and unpaid dividends, which are payable in additional shares of Series F preferred stock).

Background of the Proposed Equity Restructuring and Reasons for the Proposed Equity Restructuring

        On June 19, 2001, we purchased substantially all of the assets (the "Einstein Acquisition") of Einstein/Noah Bagel Corp. and its majority-owned subsidiary, Einstein/Noah Bagel Partners, L.P. (collectively, "Einstein"). Einstein was the largest bagel bakery chain in the United States, with 458 stores, nearly all of which were company-operated. The Einstein Acquisition was made pursuant to an asset purchase agreement entered into by us as the successful bidder at an auction conducted by the United States Bankruptcy Court, District of Arizona, on June 1, 2001, in the Einstein bankruptcy case. The purchase price was $160 million in cash plus the assumption of certain liabilities.

        In January and March 2001, we issued Series F preferred stock and warrants to purchase our common stock and guaranteed Greenlight's investment in Greenlight New World, L.L.C. ("GNW"), a company which was formed to purchase Einstein debentures on our behalf. The aggregate net proceeds of those financings of approximately $23.7 million were used to purchase Einstein bonds and pay related costs. In January 2001, we issued additional shares of Series F preferred stock and warrants to purchase our common stock in exchange for Series D preferred stock and warrants that we had issued in August 2000. In June 2001, we issued additional Series F preferred stock and warrants to purchase our common stock for aggregate net proceeds of $22.7 million, which were used to fund a portion of the purchase price of the Einstein Acquisition. The agreements pursuant to which the Series F preferred stock and warrants were issued require us to issue (1) $.01 warrants semi-annually to the holders of our Series F preferred stock until such Series F preferred stock has been redeemed and (2) $.01 warrants to Greenlight at the rate of 1.125% of our fully diluted common stock for each $1.0 million of deficiency if Greenlight's return on its investment in GNW does not equal its guaranteed return. The Series F preferred stock accrues dividends payable each quarter in shares of Series F preferred stock at the rate of 16% per annum (the "Dividend Percentage Rate") of an amount equal to $1,000 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares); provided, that the Dividend Percentage Rate increases by an additional 2% per semi-annum on each January 18 and July 18, commencing on (i) January 18, 2002 with respect to any shares of Series F preferred stock issued on or prior to March 31, 2001 and (ii) June 30, 2002 with respect to any shares of Series F preferred stock issued after March 31, 2001, which rate increases semi-annually thereafter at the rate of 2% per annum.

        In June 2001, we issued $140 million aggregate principal amount of secured increasing rate notes due June 15, 2003 (the "Increasing Rate Notes") and warrants to purchase our common stock. The net proceeds of approximately $122.4 million were used to fund a portion of the purchase price of the Einstein Acquisition, to repay our then-outstanding bank debt and for general working capital purposes. The Increasing Rate Notes had an original interest rate of 13% and increased by 100 basis points each quarter commencing September 15, 2001 to a maximum rate of 18%. We initially issued warrants to purchase 13,720,000 shares of common stock at an exercise price of $.01 per share. The agreement pursuant to which the warrants were issued required us to issue additional $.01 warrants as follows: (1) an additional 1% of our filly diluted common stock if the Increasing Rate Notes remained outstanding on March 15, 2002, (2) an additional 1% of our filly diluted common stock if the Increasing Rate Notes remained outstanding on June 15, 2002, and (3) an additional 1% of our filly diluted common stock issued on a monthly basis if the Increasing Rate Notes remained outstanding after June 15, 2002.

        In June 2001, we obtained a $35.0 million asset-backed loan to a non-restricted subsidiary, New World EnbcDeb Corp. ("EnbcDeb Corp."), for net proceeds of $32.2 million (the "EnbcDeb Notes"), which was used to fund a portion of the purchase price of the Einstein Acquisition. The EnbcDeb Notes were secured by the Einstein debentures acquired by us and pledged to EnbcDeb Corp. by GNW.

        In June 2001, we entered into an agreement with Jefferies & Company ("Jefferies"), Greenlight and GNW, pursuant to which GNW pledged its Einstein debentures to EnbcDeb Corp. We were required to apply the proceeds from the Einstein debentures first to the repayment of the EnbcDeb Notes and then to GNW. If the excess payment, if any, is less than the original investment by GNW, the difference, plus a 15% per annum increment (increasing to 17% on January 17, 2002 and by an additional 2% each six months thereafter) is required to be paid in Series F preferred stock and warrants in an amount equal to 1.125% of our fully diluted common stock for every $1 million of the deficiency.

        Between June 2001 and October 2002, (1) our common stock was delisted from the Nasdaq National Market as a result of violations of two rules relating to stockholder approval for equity issuances, (2) unauthorized bonus payments in the aggregate amount of $3.5 million were made to certain former executive officers and employees, (3) we re-audited our financial statements for fiscal 2001 and fiscal 2000 as a result of the accounting treatment applied primarily to reorganization accruals, manufacturing revenue and cost of goods sold, assets held for resale, deferred tax assets, purchase accounting and debt, preferred stock and equity adjustments, and (4) we incurred non-recurring expenditures in connection with the investigation of the bonus payments, the re-audit of our financial statements and proposed refinancing of our Increasing Rate Notes. In addition, we defaulted in the repayment of the EnbcDeb Notes, which matured on June 15, 2002. Pursuant to the terms of our indenture for our Increasing Rate Notes, we were prohibited from making payments in respect of the EnbcDeb Notes until the Increasing Rate Notes had been paid in full.

        On October 17, 2002, the board of directors engaged CIBC World Markets Corp. ("CIBC World Markets") as its exclusive financial advisor in connection with our review of strategic alternatives to rationalize our capital structure.

        On November 21, 2002, the board of directors reviewed with CIBC World Markets several transaction alternatives, including the following:

  •
  sale of the Company to a strategic or financial buyer;

  •
  a stand-alone refinancing of the Increasing Rate Notes; and

  •
  a financial restructuring of our balance sheet.

        After reviewing these transaction alternatives, the board of directors unanimously determined to proceed with a potential sale of the Company while continuing to consider a stand-alone refinancing of the Increasing Rate Notes or a financial restructuring.

        On November 26, 2002, the board of directors discussed the desirability of an organization meeting with Jefferies with respect to a stand-alone refinancing of the Increasing Rate Notes, which would be conducted concurrently with the sale process. The board of directors directed our chief executive officer to meet with Jefferies regarding a stand-alone refinancing.

        On December 11, 2002, the board of directors directed CIBC World Markets to contact, on our behalf, certain potential interested parties for the purpose of pursuing a sale of the Company.

        On January 15, 2003, the board of directors discussed the status of the sale process. In addition, the board of directors discussed the stand-alone refinancing alternative with Jefferies and CIBC World Markets. Among other things, the board of directors questioned whether our capital structure would be an impediment to receiving a favorable rating in connection with a stand-alone refinancing.

        On January 24, 2003, the board of directors met with our management and advisors to discuss the status of the sale process and the preliminary indications of interest received as of that date regarding the sale. We ultimately received eight indications of interest. The board of directors authorized us to permit five potential buyers to conduct due diligence reviews of us.

        In February 2003, five potential buyers conducted due diligence reviews of us, which included presentations by our management regarding our business operations.

        On February 25, 2003, the board of directors met with our management and advisors to discuss the status of the sale process. The board considered whether to pursue a sale of the Company in favor of a stand-alone refinancing. Among the factors discussed by board of directors were:

  •
  the uncertainty regarding our ability to consummate a stand-alone refinancing given our size and credit quality relative to those issuers in recent high-yield offerings;

  •
  the uncertainty in the high-yield market given the threatened hostilities with Iraq;

  •
  the possibility that a new sponsor could bring more equity into the transaction, supply validation to us and have more flexibility to structure a refinancing;

  •
  the issues related to our capital structure that would need to be addressed prior to a stand-alone refinancing;

  •
  the likelihood that there would be insufficient time to complete a sale prior to the maturity date of the Increasing Rate Notes if a stand-alone refinancing were pursued but not successfully completed; and

  •
  the concern that pursuing a stand-alone refinancing would involve the diversion of our limited resources, which were also necessary for the sale process.

        The board of directors also discussed the potential timing and structure of a stand-alone refinancing and decided to continue to monitor the feasibility of a stand-alone refinancing while pursuing the sale process.

        On or about March 12, 2003, we received revised indications of interest from four of the five potential buyers.

        On March 14, 2003, the board of directors met with our management and advisors to review the four revised indications of interest, none of which had committed financing and all of which required further due diligence and a review of the completed audits for the 2000, 2001 and 2002 fiscal years. The board of directors directed CIBC World Markets to contact the potential buyers with questions regarding the proposed transaction structure, financing structure and due diligence requirements outlined in their revised indications of interest and to discern such buyers' proposed timing for a transaction.

        On March 26, 2003, the board of directors met to discuss the responses from the potential buyers and the status of the sale process with our management and advisors and authorized us to provide continued due diligence access to the potential buyers subject to specific process and timing requirements.

        On April 10-11, 2003, the board of directors met to discuss the status of the sale process with our management and advisors and was informed that two potential buyers had decided not to continue to pursue their interest in us. The board then reviewed the proposals of the two remaining potential buyers and instructed CIBC World Markets to inform each remaining buyer separately of the concerns that the board had with its proposal and the board's desire that its concerns be addressed in the final proposals.

        On April 14, 2003, the board of directors met to discuss the two final proposals. The board discussed their views regarding the two proposals and the responses to be relayed to the two potential buyers. The board requested that the potential buyers be asked to consider revisions to their final proposals.

        On April 15, 2003, the board of directors met to discuss the revisions by the two potential buyers to their final indications of interest, which both valued our preferred stock at a discount to its accreted value and provided for $0.08 per share for our common stock.

        On April 16, 2003, the board of directors met to discuss the final proposal of one of the potential buyers. After discussion, the final proposal of one of the potential buyers was unanimously adopted by the members of the board of directors. Thereafter, we entered into an exclusivity agreement with the winning bidder until May 1, 2003 to allow for the negotiation of a definitive acquisition agreement and to enable that potential buyer to complete its due diligence.

        During the exclusivity period, we and our advisors had several meetings with the potential buyer and its advisors at which we negotiated a proposed acquisition agreement and discussed the proposed financing for the transaction, which included the sale of notes to institutional accredited investors and qualified institutional buyers pursuant to Rule 144A. The potential buyer requested an extension to the exclusivity period in order to complete its due diligence and financing arrangements.

        On May 8, 2003, the board of directors met to discuss the potential for a stand-alone refinancing of the Increasing Rate Notes because the exclusivity period had expired and the potential buyer had not completed its due diligence or finalized its financing structure. The board noted that, given the potential buyer's proposed process for continuing a sale transaction and related timing requirements, we would have to pursue a bridge loan or a stand-alone refinancing immediately, since the Increasing Rate Notes would mature on June 15, 2003. The board discussed the benefits of a stand-alone refinancing and the need to rationalize our capital structure. The board of directors unanimously approved pursuing a high-yield offering for approximately $160 million.

        During May, our management had meetings with qualified institutional buyers regarding an investment in our new notes. Certain of these qualified institutional buyers raised questions and concerns regarding our capital structure. We also had several discussions with the Series F preferred stockholders regarding an equity restructuring in connection with the stand-alone refinancing.

        On June 7, 2003, the board of directors met to discuss the status of the negotiations between the Series F preferred stockholders regarding an equity restructuring and the proposed stand-alone refinancing. Following discussion, the board of directors unanimously approved a stand-alone refinancing of $160 million of 13% notes and authorized our officers to recommend to the Series F preferred stockholders that they consent to the proposed stand-alone refinancing.

        On June 10, 2003, the board of directors met to discuss the status of the negotiations between the Series F preferred stockholders. The board noted that the Series F preferred stockholders had reached a tentative agreement regarding the restructuring of their respective interests in us in connection with a potential stand-alone refinancing. The tentative agreement contained the following terms:

  •
  the elimination of the Series F preferred stock;

  •
  the Series F preferred stock held by Greenlight would be converted into common stock;

  •
  Halpern Denny would exchange its total interest in us for a new series of preferred stock with a face value of $57 million, with the following terms: (1) no coupon, (2) mandatorily redeemable in six years; (3) the right to consent to the issuance of any pari-passu class of stock; (4) upon a change of control, the new class of preferred shares would accelerate; and (5) the holder of the new class of preferred shares would have the right to consent to any proposed changes to our Restated Certificate of Incorporation; and

  •
  Greenlight and the holders of the Enbc Notes would convert their interests in the Enbc Notes into common stock.

        Following the proposed equity restructuring, Greenlight would hold approximately 82% of the common stock in exchange for the conversion of its Series F preferred stock, the holders of the Enbc Notes would hold approximately 5% and all other common stockholders and warrant holders (including Greenlight) would hold approximately 13%.

        On June 12, 2003, the board of directors unanimously approved a term sheet for the equity restructuring on substantially the terms previously discussed by the board of directors.

        During the afternoon of June 26, 2003, the board of directors met to discuss the proposed Equity Restructuring with our management, legal advisors and CIBC World Markets. At this meeting, CIBC World Markets reviewed with the board of directors its financial analysis of the aggregate consideration to be paid by us in the proposed Equity Restructuring and informed the board of directors that, assuming no material changes in the Equity Restructuring, it would be in a position to render to the board of directors in connection with the execution of the Equity Restructuring Agreement an opinion as to the fairness, from a financial point of view, to the Company of the aggregate consideration to be paid by the Company in the proposed Equity Restructuring. After full discussion, the board of directors unanimously approved the Equity Restructuring and the Equity Restructuring Agreement. CIBC World Markets' opinion was subsequently delivered to the board of directors during the evening of June 26, 2003 when the Equity Restructuring Agreement was executed.

        In determining whether to approve the Equity Restructuring, the board of directors considered several factors, including:

  •
  we would not have to make any cash payments for six years to our equity holders;

  •
  the Equity Restructuring would simplify our capital structure, which may generate increased investor interest and expanded analyst coverage;

  •
  the Equity Restructuring would potentially increase the liquidity and trading volume of the common stock;

  •
  the Equity Restructuring would increase efficiency and flexibility in raising capital and issuing additional shares if, when, and to the extent desired by us;

  •
  the Equity Restructuring would eliminate the payment of dividends on the Series F preferred stock;

  •
  the Equity Restructuring would eliminate the additional warrants due to the holders of the Series F preferred stock and the holders of the Enbc Notes; and

  •
  the Equity Restructuring would potentially facilitate the execution of an offering of senior secured notes, the proceeds from which could be utilized to refinance the Increasing Rate Notes.

        After considering the above factors, the board of directors determined that the terms of the Equity Restructuring were fair to, and in the best interests of, the Company. In reaching this determination, the board did not assign specific weights to particular factors, but rather considered all factors as a whole. This discussion of information and factors considered by the board of directors is not intended to be exhaustive, but includes the material factors considered by the board in approving the proposed Equity Restructuring. The board of directors also considered the written opinion of CIBC World Markets, as more fully described in "—Opinion of New World's Financial Advisor" below.

        Effective July 8, 2003, we closed on an offering of $160 million of 13% senior secured notes due 2008. We used the net proceeds of the offering, together with cash on hand, to refinance our existing indebtedness, including our Increasing Rate Notes.

Opinion of New World's Financial Advisor

        We engaged CIBC World Markets to act as our exclusive financial advisor in connection with our review of strategic alternatives to rationalize our capital structure, including the Equity Restructuring. In connection with the Equity Restructuring, the board of directors requested that CIBC World Markets evaluate the fairness, from a financial point of view, to the Company of the aggregate consideration provided for in the Equity Restructuring, defined as the aggregate shares of Series Z preferred stock and common stock issuable in the Equity Restructuring by the Company in exchange for the equity securities of the Company beneficially owned by Halpern Denny and shares of Series F preferred stock beneficially owned by Greenlight. CIBC World Markets delivered to the board of directors a written opinion, dated June 26, 2003, to the effect that, as of the date of the opinion and based on and subject to the matters described in the opinion, the aggregate consideration provided for in the Equity Restructuring, was fair, from a financial point of view, to the Company.

        The full text of CIBC World Markets' written opinion dated June 26, 2003, which describes the assumptions made, procedures followed, matters considered and limitations on the review undertaken, is attached to this proxy statement as Annex C. CIBC World Markets' opinion was provided to the board of directors in connection with its evaluation of the Equity Restructuring and relates only to the fairness, from a financial point of view, to the Company of the aggregate consideration provided for in the Equity Restructuring. The opinion does not address any other aspect of the Equity Restructuring or any related transaction and does not constitute a recommendation as to how any stockholder should vote or act with respect to any matters relating to the Equity Restructuring or any related transaction. The summary of CIBC World Markets' opinion described below is qualified in its entirety by reference to the full text of its opinion. Holders of our common stock are encouraged to read the opinion carefully in its entirety.

        In arriving at its opinion, CIBC World Markets:

  •
  reviewed execution forms of the Equity Restructuring Agreement, including the form of certificate of designation for the Series Z preferred stock attached as an exhibit to the Equity Restructuring Agreement, and related documents;

  •
  reviewed audited financial statements of the Company for the fiscal years ended December 31, 2000, January 1, 2002 and December 31, 2002;

  •
  reviewed unaudited financial statements of the Company for the three months ended April 1, 2003;

  •
  reviewed financial forecasts, estimates and other information and data relating to the Company before and after giving effect to the Equity Restructuring and related transactions that were provided to or discussed with CIBC World Markets by the Company's management;

  •
  reviewed historical market prices and trading volume for the Company's common stock;

  •
  held discussions with the Company's senior management with respect to the businesses and prospects of the Company, including the liquidity needs of, and capital resources available to, the Company;

  •
  held discussions, at the Company's direction, with third parties to solicit indications of interest in the possible acquisition of all or a part of the Company;

  •
  reviewed and analyzed publicly available financial data for companies that CIBC World Markets deemed generally comparable to the Company;

  •
  reviewed and analyzed publicly available information for transactions that CIBC World Markets deemed relevant in evaluating the Equity Restructuring;

  •
  analyzed the estimated net present value of the projected future cash flows of the Company based on estimates and assumptions of future performance provided to or discussed with CIBC World Markets by the Company's management;

  •
  compared the implied values of the equity securities of the Company beneficially owned by Halpern Denny and Greenlight, other than equity securities to be retained by Greenlight and not exchanged in the Equity Restructuring, before and after giving effect to the Equity Restructuring and related transactions based on information and data provided to or discussed with CIBC World Markets by the Company's management;

  •
  reviewed public information concerning the Company; and

  •
  performed other analyses and reviewed other information as CIBC World Markets deemed appropriate.

        In rendering its opinion, CIBC World Markets relied on and assumed, without independent verification or investigation, the accuracy and completeness of all of the financial and other information provided to or discussed with it by the Company and its employees, representatives and affiliates. With respect to financial forecasts, estimates and other information and data relating to the Company before and after giving effect to the Equity Restructuring and related transactions which were provided to or discussed with CIBC World Markets, CIBC World Markets assumed, at the direction of the Company's management, without independent verification or investigation, that such forecasts, estimates and other information and data were reasonably prepared on bases reflecting the best available information, estimates and judgments of the Company's management as to the future financial condition and operating results of the Company and the other matters covered by such forecasts, estimates and other information and data. CIBC World Markets assumed, with the consent of the Company's management, that the Equity Restructuring and related transactions, including the repayment of the Company's existing senior secured increasing rate notes due 2003 and the offering of senior secured notes due 2008, would be consummated in accordance with their terms without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining necessary regulatory or third party consents and approvals for the Equity Restructuring and related transactions, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on the Company or the Equity Restructuring. In addition, representatives of the Company advised CIBC World Markets, and CIBC World Markets therefore assumed, that the final terms of the Equity Restructuring Agreement, including the form of certificate of designation for the Series Z preferred stock attached as an exhibit to the Equity Restructuring Agreement, and related documents would not vary materially from those reflected in the execution forms of such documents reviewed by CIBC World Markets.

        CIBC World Markets did not make or obtain any independent evaluations or appraisals of the assets or liabilities, contingent or otherwise, of the Company. CIBC World Markets assumed, with the Company's consent, that the Equity Restructuring would not be a taxable transaction to the Company for U.S. federal income tax purposes. CIBC World Markets expressed no opinion as to the underlying valuation, future performance or long-term viability of the Company, what the value of the Series Z preferred stock or common stock actually will be when issued in the Equity Restructuring or the prices at which the securities of the Company may trade or otherwise be transferable at any time. CIBC World Markets expressed no view as to, and its opinion did not address, the underlying business decision of the Company to effect the Equity Restructuring or the relative merits of the Equity Restructuring as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage. CIBC World Markets was not requested to, and it did not, participate in the negotiation or structuring of the Equity Restructuring. CIBC World Markets' opinion was necessarily based on the information available to CIBC World Markets and general economic, financial and stock market conditions and circumstances as they existed and could be evaluated by CIBC World Markets as of the date of its opinion. Although subsequent developments may affect its opinion, CIBC World Markets does not have any obligation to update, revise or reaffirm its opinion. Except as described above, the Company imposed no other instructions or limitations on CIBC World Markets with respect to the investigations made or the procedures followed by it in rendering its opinion.

        This summary is not a complete description of CIBC World Markets' opinion or the financial analyses performed and factors considered by CIBC World Markets in connection with its opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to summary description. CIBC World Markets believes that its analyses and this summary must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying CIBC World Markets' analyses and opinion.

        In performing its analyses, CIBC World Markets considered industry performance, general business, economic, market and financial conditions and other matters existing as of the date of its opinion, many of which are beyond the Company's control. No company, transaction or business used in the analyses as a comparison is identical to the Company, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions analyzed.

        The estimates contained in CIBC World Markets' analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than those suggested by its analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, the estimates contained in, and the results derived from, CIBC World Markets' analyses are inherently subject to substantial uncertainty.

        The type and amount of consideration payable in the Equity Restructuring Agreement was determined through negotiation between the Company, Halpern Denny and Greenlight and the decision to enter into the Equity Restructuring Agreement was solely that of the Company's board of directors. CIBC World Markets' opinion was only one of many factors considered by the board in its evaluation of the agreement and should not be viewed as determinative of the views of the Company's board of directors or management with respect to the Equity Restructuring Agreement or the aggregate consideration provided for in the Equity Restructuring.

        The following is a summary of the material financial analyses underlying CIBC World Markets' opinion to the board of directors in connection with the Equity Restructuring. The financial analyses summarized below include information presented in tabular format. In order to fully understand CIBC World Markets' financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of CIBC World Markets' financial analyses.

  Summary of Financial Analyses

        In evaluating the aggregate consideration provided for in the Equity Restructuring, CIBC World Markets compared the trading multiples of selected publicly traded companies in the restaurant industry and the implied transaction value multiples paid in selected merger and acquisition transactions in the restaurant industry with the corresponding multiple for the Company implied by the exchanges of shares of Series F preferred stock beneficially owned by Greenlight for shares of the Company's common stock and equity securities beneficially owned by Halpern Denny for Series Z preferred stock in the Equity Restructuring. CIBC World Markets also analyzed the implied values of the equity securities of the Company beneficially owned by Halpern Denny and Greenlight, other than equity securities to be retained by Greenlight and not exchanged in the Equity Restructuring, before and after giving effect to the Equity Restructuring and related transactions. Estimated financial data for New World used by CIBC World Markets in its analyses were based on internal estimates of the Company's management.

        Review of Selected Companies and Transactions.    CIBC World Markets reviewed enterprise values of seven selected publicly traded companies in the restaurant industry and publicly available transaction values paid in 17 selected merger and acquisition transactions in the restaurant industry.

        The seven selected publicly traded companies considered by CIBC World Markets were as follows:

  •
  Jack in the Box Inc.

  •
  AFC Enterprises, Inc.

  •
  Papa John's International, Inc.

  •
  CKE Restaurants, Inc.

  •
  The Steak n Shake Company

  •
  Checkers Drive-In Restaurants, Inc.

  •
  Rubio's Restaurants, Inc.

        The 17 selected merger and acquisition transactions considered by CIBC World Markets were as follows:

Acquiror	Target
• Consolidated Restaurant Operations, Inc.	• Chevys, Inc. (Chevys Fresh Mex and Fuzio Universal Pasta)
• Starbucks Corporation	• Seattle Coffee Company (U.S. and Canadian operations)
• Wind Point Partners	• VICORP Restaurants, Inc.
• Krispy Kreme Doughnuts, Inc.	• Montana Mills Bread Co., Inc.
• O'Charley's Inc.	• Ninety Nine Restaurant & Pub
• Investor Group (Texas Pacific Group, Bain Capital and Goldman Sachs Capital Partners)	• Burger King Corp.
• Landry's Restaurants, Inc.	• Metro National Corp. (Saltgrass Steakhouse and Seafood restaurants)
• Landry's Restaurants, Inc.	• Chart House Enterprises, Inc.
• Castle Harlan, Inc.	• Morton's Restaurant Group, Inc.
• Tricon Global Restaurants, Inc. (Yum! Brands, Inc.)	• Yorkshire Global Restaurants, Inc. (A&W Restaurants/Long John Silver's)
• CKE Restaurants, Inc.	• Santa Barbara Restaurant Group, Inc.
• Castle Harlan, Inc. and Bruckmann, Rosser, Sherrill & Co., L.L.C.	• Avado Brands Inc. (McCormick & Schmick's)
• Bruckmann, Rosser, Sherrill & Co., L.L.C.	• Il Fornaio (America) Corporation
• BancBoston Capital, Inc. and Goldner Hawn Johnson & Morrison, Inc.	• VICORP Restaurants, Inc.
• Carrols Corporation	• Taco Cabana, Inc.
• Landry's Seafood Restaurants, Inc.	• Rainforest Café, Inc.
• Caxton-Iseman Capital, Inc.	• Buffets, Inc.

        CIBC World Markets reviewed enterprise values and transaction values as a multiple of latest 12 months earnings before interest, taxes, depreciation and amortization, commonly referred to as EBITDA. CIBC World Markets then compared the latest 12 months EBITDA multiples derived from the selected publicly traded companies and the selected transactions described above with the corresponding multiple for the Company implied by the exchanges of shares of Series F preferred stock beneficially owned by Greenlight for shares of the Company's common stock and of equity securities beneficially owned by Halpern Denny for Series Z preferred stock in the Equity Restructuring. EBITDA multiples for the selected companies were based on closing stock prices on June 25, 2003, and EBITDA multiples for the selected transactions were based on publicly available information at the time of announcement of such transactions. The EBITDA multiple for the Company was based on the Company's EBITDA for the latest 12 months ended April 1, 2003 (normalized to reflect the exclusion of non-recurring items) and on the implied enterprise value of the Company of approximately $290.5 million calculated as (i) the implied aggregate value of the Company's common stock based on the exchange in the Equity Restructuring of shares of Series F preferred stock beneficially owned by Greenlight for shares of the Company's common stock plus (ii) the aggregate liquidation preference amount of Series Z preferred stock to be issued in the Equity Restructuring plus (iii) the estimated net debt of the Company as of June 30, 2003 after giving effect to the related transactions. This analysis indicated the following implied low, mean and high latest 12 months EBITDA multiples for the selected companies and for the selected transactions, as compared to the latest 12 months EBITDA multiple for the Company implied by the exchanges of shares of Series F preferred stock beneficially owned by Greenlight for shares of the Company's common stock and of equity securities beneficially owned by Halpern Denny for Series Z preferred stock in the Equity Restructuring:

Implied Multiples of Selected Companies
Enterprise Value as a Multiple of:
	Low	Mean	High
Latest 12 Months EBITDA	4.2x	6.0x	7.6x
Implied Multiples of Selected Transactions
Transaction Value as a Multiple of:
	Low	Mean	High
Latest 12 Months EBITDA	2.4x	5.6x	7.6x
Implied Latest 12 Months EBITDA Multiple for New World in the Equity Restructuring
6.5x

        Securities Exchange Analysis

        Theoretical Value of New World Common Stock Pre-Equity Restructuring.    CIBC World Markets derived an implied enterprise reference range for the Company by applying a range of selected multiples of latest 12 months EBITDA of 5.0x to 6.5x derived from the selected publicly traded companies and the selected transactions described above under "—Review of Selected Companies and Transactions" to the Company's EBITDA for the latest 12 months ended April 1, 2003 normalized to reflect the exclusion of non-recurring items. This resulted in an implied enterprise value reference range for the Company of approximately $223.5 million to $290.6 million. CIBC World Markets then derived an implied aggregate equity value reference range for the Company's common stock before giving effect to the Equity Restructuring and related transactions by deducting the Company's estimated net debt as of June 30, 2003 and the accreted value of the Company's outstanding Series F preferred stock as of June 30, 2003 from the implied enterprise value reference range derived for the Company. This resulted in an implied aggregate equity value reference range for the Company's common stock before giving effect to the Equity Restructuring and related transactions of approximately $(45.4) million to $21.7 million.

        Implied Value of Halpern Denny and Greenlight Securities Pre-Equity Restructuring.    In arriving at implied values for the equity securities of New World (including warrants to purchase New World common stock) beneficially owned by Halpern Denny and shares of Series F preferred stock beneficially owned by Greenlight before giving effect to the equity restructuring and related transactions, CIBC World Markets multiplied the implied aggregate equity value reference range derived for New World common stock as described above under "—Theoretical Value of New World Common Stock Pre-Equity Restructuring" by the percentage of the fully diluted shares of New World common stock before giving effect to the Equity Restructuring and related transactions represented by the shares of New World common stock beneficially owned by Halpern Denny and added to the implied reference range derived for those shares the accreted value as of June 30, 2003 of New World's outstanding Series F preferred stock to be exchanged by Halpern Denny and Greenlight in the Equity Restructuring. This resulted in an implied reference range for equity securities to be exchanged by Halpern Denny and Greenlight in the equity restructuring of approximately $72.5 million to $124.0 million.

        Implied Value of Halpern Denny and Greenlight Securities Post-Equity Restructuring.    In arriving at implied values for the equity securities of the Company beneficially owned by Halpern Denny and Greenlight, other than equity securities to be retained by Greenlight and not exchanged in the Equity Restructuring, after giving effect to the Equity Restructuring and related transactions, CIBC World

Markets first calculated an implied aggregate equity value reference range for the Company's common stock. This implied aggregate equity value reference range was derived by deducting the estimated net debt of the Company after giving effect to the related transactions plus the aggregate liquidation preference amount of Series Z preferred stock to be issued in the Equity Restructuring from the implied enterprise value reference range derived for the Company as described above under "—Theoretical Value of New World Common Stock Pre-Equity Restructuring." CIBC World Markets then multiplied this implied aggregate equity value reference range by the percentage of the fully diluted shares of the Company's common stock after giving effect to the Equity Restructuring and related transactions represented by the shares of the Company's common stock issuable to Greenlight in the Equity Restructuring and added to the implied reference range for those shares the present value of the aggregate liquidation preference amount of Series Z preferred stock to be issued to Halpern Denny in the Equity Restructuring, utilizing a discount rate of 20%. This analysis indicated the following implied reference range for the equity securities of the Company to be issued by the Company to Halpern Denny and Greenlight in the Equity Restructuring, as compared to the implied reference range for equity securities to be exchanged by Halpern Denny and Greenlight in the Equity Restructuring:

Implied Reference Range for Equity Securities to be issued by New World in the Equity Restructuring	Implied Reference Range for Equity Securities to be exchanged by Halpern Denny and Greenlight in the Equity Restructuring
$23.1 million—$80.9 million	$72.5 million—$124.0 million

  Other Factors

        In rendering its opinion, CIBC World Markets also reviewed and considered other factors, including the following:

  •
  the historical price performance and trading volume of the Company's common stock;

  •
  the capitalization of, and fully diluted equity ownership in, the Company before and after giving effect to the Equity Restructuring and related transactions;

  •
  the implied per share values for the Company's common stock based on the estimated net present value of the projected future cash flows of the Company utilizing estimates and assumptions of future performance provided by or discussed with the Company's management; and

  •
  the principal amount of the Company's outstanding indebtedness, individually and combined with the accreted value of the Company's outstanding preferred stock, at December 31, 2002, April 1, 2003 and June 30, 2003, relative to the Company's EBITDA (normalized to reflect the exclusion of non-recurring items) for the latest 12 months ended December 31, 2002, April 1, 2003 and June 30, 2003, respectively.

  Miscellaneous

        We have agreed to pay CIBC World Markets customary fees for its financial advisory services in connection with its review of strategic alternatives to rationalize our capital structure, including the Equity Restructuring. In addition, we have agreed to reimburse CIBC World Markets for its reasonable out-of-pocket expenses, including reasonable fees and expenses of its legal counsel, and to indemnify CIBC World Markets and related parties against liabilities, including liabilities under the federal securities laws, relating to, or arising out of, its engagement. CIBC World Markets and its affiliates in the past have provided services to affiliates of Halpern Denny and Greenlight unrelated to the proposed Equity Restructuring, for which services CIBC World Markets and its affiliates have received compensation. In the ordinary course of business, CIBC World Markets and its affiliates may actively trade securities of the Company and certain affiliates of Halpern Denny and Greenlight for their own accounts and for the accounts of customers and, accordingly, may at any time hold a long or short position in those securities.

        We selected CIBC World Markets as our financial advisor based on CIBC World Markets' reputation and experience. CIBC World Markets is an internationally recognized investment banking firm and, as a customary part of its investment banking business, is regularly engaged in valuations of businesses and securities in connection with acquisitions and mergers, underwritings, secondary distributions of securities, private placements and valuations for other purposes.

Interest of Certain Persons in the Equity Restructuring

        In considering the recommendations of the board of directors with respect to the Equity Restructuring, you should be aware that Josh Clark, one of our directors, is also an analyst at Greenlight Capital, Inc., an affiliate of Greenlight Capital, which owns 61,706.237 shares of Series F preferred stock (including accrued and unpaid dividends, which are payable in additional shares of Series F preferred stock) and beneficially owns 44,126,555 shares of common stock and may have direct and indirect interests in the Equity Restructuring separate from you.

Effect of the Proposed Equity Restructuring

  Business and Operations; Officers and Directors

        We expect that the Equity Restructuring will have no impact on our operations.

  Number of Outstanding Shares

        After the Equity Restructuring, we will have two classes of stock, common stock and Series Z preferred stock. As of July 31, 2003, approximately 51,016,857 shares of common stock and 103,693.414 shares of Series F preferred stock (including accrued and unpaid dividends, which are payable in additional shares of Series F preferred stock) were outstanding. Following the Equity Restructuring (without giving effect to the reverse stock split), 984,182,839 shares of common stock, no shares of Series F preferred stock and 57,000 shares of Series Z preferred stock will be outstanding. In addition, we will have 105,925,675 shares of common stock issuable upon the exercise of outstanding convertible securities.

  Changes to be made to our Restated Certificate of Incorporation in connection with the Equity Restructuring

        In connection with the Equity Restructuring, the board of directors has approved the following amendments to our Restated Certificate of Incorporation:

  •
  an amendment to increase the number of shares of common stock authorized for issuance from 150,000,000 to 1,500,000,000;

  •
  an amendment to effect a 1.6610444-for-one forward stock split in order to effect the transactions contemplated by the Equity Restructuring Agreement; and

  •
  the creation of a Series Z preferred stock.

  Dividends on Preferred Stock

        The holders of the Series F preferred stock are entitled to receive, to the extent funds are legally available therefor, cumulative dividends payable quarterly, on each March 31, June 30, September 30 and December 31, such dividends shall be paid, for each quarterly period, at the rate of 16% per annum of the liquidation preference ($1,000 per share), payable each quarter as payment-in-kind Series F preferred stock; provided however that the dividend percentage rate shall be increased by an additional 2% per semi-annum on each January 16 and July 16, commencing on January 16, 2002. Since June 2002, we have not had funds legally available for the payment of dividends, and therefore we have not issued the shares of Series F preferred stock to the holders of the Series F preferred stock in respect of the dividends that were due to them since June 2002. The amount of Series F preferred to be exchanged in the Equity Restructuring gives effect to the shares of Series F preferred stock that we were required to issue to them. The Series Z preferred stock to be issued to Halpern Denny in the Equity Restructuring shall not be entitled to receive any dividends, except as described in "Terms of Series Z Preferred Stock—Redemption" below.

  Protective Rights of Preferred Stock

        The material differences between the protective rights of the Series F preferred stock and the Series Z preferred stock are summarized below.

Series F preferred stock We can not take any of the following actions without the vote or written consent by the holders of at least 67% of the then outstanding shares of the Series F preferred stock:	Series Z preferred stock
We can not take any of the following actions without the vote or written consent of all of the holders of the outstanding shares of Series Z preferred stock (provided, however, than no vote or written consent of the holders of the Series Z preferred stock will be required by this paragraph (a) or otherwise in the event of a merger or change of control that results in the full redemption of the Series Z preferred stock at the redemption price, in cash, at the effective time of such merger or change of control):
• pay or declare any dividend on any other type or class of securities, other than a dividend payable in common stock or rights under our Rights Plan;	• no restrictions;
• repurchase or redeem any shares of our capital stock other than the redemption of the Series F preferred stock;	• no restrictions;

• authorize (1) a sale of any material asset of a value in excess of $1.0 million, (2) a sale of any substantial portion of our assets, or (3) a recapitalization or reorganization of us or any of our subsidiaries;	• no restrictions;

• effect (1) an acquisition of another corporation or other entity, or a unit or business group of another corporation or entity, by merger or otherwise, or (2) the purchase of all or substantially all of the capital stock, other equity interests or assets of any other entity or person;	• no restrictions;
• increase the number of directors comprising our board of directors;	• no restrictions;
• effect or allow a fundamental change in the nature of our business;	• no restrictions;
• no restrictions.	• make any restricted payment in violation of the restricted payments covenant in the Indenture for our 13% senior secured notes due 2008 dated July 8, 2003.

  Terms of the Series Z Preferred Stock

        Immediately following the consummation of the Equity Restructuring, we will file a Certificate of Designation, Preferences and Rights of Series Z Preferred Stock with the secretary of state of the State of Delaware. The rights and preferences of the Series Z preferred stock are summarized below.

        Dividends.    The Series Z preferred stock shall not be entitled to receive any dividends except as provided in "Redemption" below.

        Liquidation Preference.    In the event of our liquidation or winding up, the holders of the Series Z preferred stock shall be entitled to receive, on a pro rata basis, such amount, paid prior to and in preference to any distribution of any of our assets or surplus funds to the holders of the common stock or any other class of stock, an amount equal to $1,000 per share of Series Z preferred stock then outstanding (as adjusted for any stock dividends, combinations or splits with respect to such shares, the "Liquidation Preference") plus any accrued but unpaid dividends.

        Redemption.    All outstanding shares of Series Z preferred stock shall be redeemed (subject to legal availability of funds therefore) in whole on the earlier of June 30, 2009 or the effective time of any "Series Z Merger" or any "Series Z Change of Control" (each as hereinafter defined), at 100% of the Liquidation Preference (the "Redemption Price"), in each case, payable in cash. In the event all outstanding shares of Series Z preferred stock are not redeemed in accordance with the redemption obligations set forth above, the shares of Series Z preferred stock not so redeemed will, from and after such date, accrue a dividend at a rate per annum of the Liquidation Preference for such shares equal to 250 basis points higher than the then highest rate paid by us on its funded indebtedness, payable quarterly in cash (provided such dividends may accrue to the extent there are not funds legally available to pay such dividends) until the date such shares are ultimately redeemed by us (and, in such event, the Redemption Price will be increased by an amount of such accrued and unpaid dividends). A "Series Z Merger" shall mean a consolidation or merger of us or any of our direct or indirect subsidiaries with or into any other entity, other than a merger (i) in which we are the surviving company, (ii) which will not result in more than 50% of our capital stock being owned of record or beneficially by persons other than the holders of such capital stock immediately prior to such merger and (iii) in which each share of Series Z preferred stock outstanding immediately prior to such merger will be an identical outstanding share of Series Z preferred stock after such merger. A "Series Z Change of Control" means any transaction or event occurring on or after the date of the Certificate of Designation as a direct or indirect result of which (a) any person or group (other than a permitted holder) shall (1) beneficially own (directly or indirectly) in the aggregate equity interests of us having 50% or more of the aggregate voting power of all equity interests of us at the time outstanding or (2) have the right or power to appoint a majority of the board of directors of us; (b) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of us (together with any new directors (i) whose election by such board of directors or whose nomination for election by the shareholders of us was approved by a vote of a majority of the directors of us then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved and (ii) appointed to the board of directors of us within eighteen months after the date hereof) cease for any reason to constitute at least a majority of the board of directors of us then in office; (c) any event or circumstance constituting a "change of control" under any documentation evidencing or governing any of our indebtedness in a principal amount in excess of $10.0 million shall occur which results in our obligation to prepay (by acceleration or otherwise), purchase, offer to purchase, redeem or defease all or a portion of such indebtedness; or (d) involves the sale of all of substantially all of our assets or the assets of its subsidiaries.

        Protective Provisions.    For so long as any shares of Series Z preferred stock remain outstanding, we shall not, and shall not permit any of its direct or indirect subsidiaries, in each case, without the vote or written consent by the holders of the Series Z preferred stock (such consent, in the case of clause (b) only, not to be unreasonably withheld) to:

        (a)   amend, alter or repeal any provision of, or add any provision to, the Certificate of Designation, Preferences and Rights of the Series Z preferred stock, whether by merger, consolidation or otherwise; provided, however, that no vote or written consent of the holders of the Series Z preferred stock will be required by this paragraph (a) or otherwise in the event of a Series Z Merger or Series Z Change of Control that results in the full redemption of the Series Z preferred stock at the Redemption Price, in cash, at the effective time of such Series Z Merger or Series Z Change of Control;

        (b)   subject to clause (a) above, amend, alter or repeal any provision of, or add any provision to, our Restated Certificate of Incorporation or By-laws, whether by merger, consolidation or otherwise, except as may be required to authorize a Certificate of Designation for junior stock or to increase the authorized amount any junior stock, including junior stock issued to management or employees under equity incentive plans; provided, however, that no vote or written consent of the holders of the Series Z preferred stock will be required by this paragraph (b) or otherwise in the event of a Series Z Merger or Series Z Change of Control that results in the redemption of the Series Z preferred stock at the Redemption Price, in cash, at the effective time of such Series Z Merger or Series Z Change of Control;

        (c)   authorize or issue shares of any class of stock having any preference or priority as to dividends, assets or payments in liquidation superior to or on a parity with the Series Z preferred stock, including without limitation, the Series Z preferred stock, whether by merger, consolidation or otherwise; provided, however, that no vote or written consent of the holders of the Series Z preferred stock will be required by this paragraph (c) or otherwise in the event of a Series Z Merger or a Series Z Change of Control that results in the full redemption of the Series Z preferred stock at the Redemption Price, in cash, at the effective time of such Series Z Merger or Series Z Change of Control;

        (d)   take any action that results in us or any of our direct or indirect subsidiaries incurring or assuming indebtedness (including the guaranty of any indebtedness) in excess of the greater of (i) $185 million and (ii) 3.75 × EBITDA for the trailing 12-month period prior to such date;

        (e)   consummate any Series Z Merger or Series Z Change of Control that does not result in the redemption of the Series Z preferred stock at the Redemption Price, payable in cash, at the effective time of the Series Z Merger or Series Z Change of Control transaction;

        (f)    make any Restricted Payment in violation of the Restricted Payments covenant in the Indenture dated July 8, 2003 among the Company, the Subsidiary Guarantors as defined therein and the Bank of New York, as trustee (as in effect on July 8, 2003); and

        (g)   enter into any agreement to do any of the foregoing items set forth in items (a) through (f) above.

  Terms of our Common Stock

        The holders of common stock are entitled to one vote per share on all matters to be voted on by stockholders and are entitled to receive such dividends, if any, as may be declared from time to time by the board of directors from funds legally available therefor, subject to the dividend preferences of the preferred stock, if any. We currently have a classified board of directors and approximately one-third of the members of our board of directors stand for election at each annual meeting of our stockholders, except for directors elected as representatives of the holders of our Series F preferred stock. If Proposal 7 is approved, we will eliminate the classification of our board of directors and if Proposal 2 is approved, we will terminate the Stockholders Agreement. Upon our liquidation or dissolution, the holders of common stock are entitled to share ratably in all assets available for distribution after payment of liabilities and liquidation preferences of the preferred stock, if any. Holders of common stock have no preemptive rights, no cumulative voting rights and no rights to convert their common stock into any other securities. Currently, any action taken by holders of common stock must be taken at an annual or special meeting and may not be taken by written consent. If Proposal 8 is approved, our stockholders will be permitted to act by written consent of the holders of 80% of our capital stock entitled to vote on such action.

Effect on Voting Power and Beneficial Interest

        As of July 31, 2003, we had outstanding 51,016,857 shares of common stock and 103,693.414 shares of Series F preferred stock, and after giving effect to the consummation of the Equity Restructuring and the amendments to our Restated Certificate of Incorporation to increase the number of shares of common stock authorized for issuance and to effect the forward stock split in order to effect the transactions contemplated by the Equity Restructuring Agreement we will have outstanding 984,182,839 shares of common stock, no shares of Series F preferred stock and 57,000 shares of Series Z preferred stock. In addition, we will have 105,925,675 shares of common stock issuable upon the exercise of outstanding convertible securities. The following table sets forth information regarding beneficial ownership of our common stock as of July 31, 2003 and after giving effect to the consummation of the Equity Restructuring (but without giving effect to the reverse stock split) (1) by each person (or group of affiliated persons) who is known by us to own beneficially more than 5% of our common stock, (2) by each of our executive officers, (3) by each of our directors, and (4) by all directors and executive officers as a group.

Capitalization

        The following table sets forth (i) our historical cash and cash equivalents and capitalization as of July 1, 2003, (ii) our pro forma cash and cash equivalents and capitalization as of July 1, 2003 as adjusted to reflect the issuance of our 13% senior secured notes due 2008 and the application of the net proceeds therefrom and (iii) our pro forma cash and cash equivalents and capitalization as of July 1, 2003 adjusted to reflect the issuance of our 13% senior secured notes due 2008 and the application of the net proceeds therefrom, as well as the closing of the Equity Restructuring. This table should be read in conjunction with our historical financial statements and the related notes, which are incorporated by reference into this proxy statement. Our estimate of the impact of the Equity Restructuring, the reverse stock split and the issuance of the 13% senior secured notes due 2008 is an increase in net loss per share of $1.39 for the fiscal year ended December 31, 2002 (from a reported net loss per share of $0.80) and $1.09 for the year to date period ended July 1, 2003 (from a reported net loss per share of $0.34). The increases in net loss per share are attributable to the reduction in estimated weighted average shares outstanding resulting from the Equity Restructuring and reverse stock split partially offset by the reduction in net loss available to common stock resulting from the pro forma effect of the issuance of common stock in the Equity Restructuring and the issuance of the 13% senior secured notes due 2008.

	As of July 1, 2003
	Actual	Pro Forma for the Senior Secured Notes	Pro Forma for the Equity Restructuring and the Senior Secured Notes
	(dollars in thousands)
Cash and cash equivalents	$9,367	$5,165(1)	$5,165(1)

Existing revolving credit facility	$7,500	—	—
New revolving credit facility(2)	—	—	—
Bridge loan	4,952	4,952	—
Greenlight obligation	10,000	10,000	—
Increasing Rate Notes	140,000	—	—
13% Senior Secured Notes due 2008	—	160,000	160,000
Capital leases and other debt	3,050	1,370	1,370

Total debt	$165,502	$176,322	$161,370

Series F and Series Z preferred stock(3)	99,356	99,356	33,831
Stockholders' deficit	(120,585)	(120,585)	(35,312)

Total capitalization	$144,273	$155,093	$159,889

(1)
Does not reflect cash used in operations since July 1, 2003.

(2)
We have a new $15.0 million senior revolving credit facility.

(3)
Net of allocation of discount attributable to fees and initial and future warrants. Does not include the 4,337.481 shares of Series F preferred stock issued by us to the holders of the EnbcDeb Notes upon the consummation of the offering of the 13% senior secured notes due 2008. Effective with the third quarter of 2003, the balance of our outstanding preferred stock will move from the mezzanine section of our balance sheet to the long-term liability section due to the implementation of SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.

Beneficial Owner	Beneficial Ownership as of July 31, 2003	Percentage as of July 31, 2003	Beneficial Ownership as of the Consummation of the Equity Restructuring	Percentage as of the Consummation of the Equity Restructuring
Greenlight Capital, L.L.C.	44,126,555	51.9%	1,003,456,463	92.1%
Halpern Denny Fund III, L.P.	28,561,925	50.7%	0	*
Farallon Capital Management, L.L.C. and its affiliated parties	15,112,230	22.9%	15,181,635	1.4%
Anthony D. Wedo	1,683,769	3.2%	2,796,740	*
Paul J. B. Murphy III	0	*	0	*
Josh Clark	30,000	*	49,830	*
Leonard Tannenbaum	202,729	*	336,732	*
All directors and executive officers as a group (4 persons)	1,916,498	3.6%	3,183,303	*

*
less than 1%.

The Equity Restructuring Agreement

        Set forth below is a summary of the material terms and provisions of the Equity Restructuring Agreement. A copy of the Equity Restructuring Agreement is attached as Annex B to this proxy statement. The summary of the Equity Restructuring Agreement described below is qualified in its entirety by reference to the full text of the Equity Restructuring Agreement. Stockholders are encouraged to read the Equity Restructuring Agreement carefully in its entirety.

  The Equity Restructuring

        Upon the closing of the Equity Restructuring:

  •
  Halpern Denny shall deliver, assign and transfer to us, 56,237.994 shares of Series F preferred stock, 23,264,107 shares of common stock and warrants to purchase 13,711,054 shares of common stock, and we shall issue to Halpern Denny in exchange therefor 57,000 shares of Series Z preferred stock, which shall have the rights and preferences set forth in the Certificate of Designation, Preferences and Rights of Series Z Preferred Stock attached as an exhibit to the Equity Restructuring Agreement;

  •
  Greenlight shall deliver, assign and transfer to us, 61,706.237 shares of Series F preferred stock, and we shall issue to Greenlight in exchange therefor 938,084,289 shares of Common Stock; and

  •
  our capitalization following the Equity Restructuring will be as set forth on Schedule 3 to the Equity Restructuring Agreement.

        Representations and Warranties.    The Equity Restructuring Agreement contains various customary representations and warranties of the parties, including representations and warranties made by each of the parties with respect to:

  •
  organization, standing and power;

  •
  authority relative to the Equity Restructuring Agreement; and

  •
  consents of third parties.

        In addition, we made representations and warranties to the Equity Holders with respect to:

  •
  our Rights Agreement, dated as of June 7, 1999 between the American Stock Transfer & Trust Company, as Rights Agent and us;

  •
  the receipt of an opinion from CIBC World Markets; and

  •
  our capitalization.

        In addition, the Equity Holders made representations and warranties to us with respect to:

  •
  their ownership of our securities; and

  •
  the execution and delivery of a consent relating to the stand-alone refinancing of our Increasing Rate Notes.

        Covenants.    The Equity Restructuring Agreement contains several covenants concerning the conduct of the parties, including the following material covenants:

  •
  agreement by us to prepare and file this proxy statement with the Securities and Exchange Commission;

  •
  agreement by us to call, hold and convene a meeting of the holders of common stock to consider and vote upon the approval of the Equity Restructuring Agreement, the amendment to our Restated Certificate of Incorporation to increase the number of shares of common stock authorized for issuance and such other matters as shall be necessary to effect the Equity Restructuring;

  •
  agreement by us, subject to our fiduciary obligations, to recommend the approval by the holders of the common stock of the Equity Restructuring Agreement, the amendment to our Restated Certificate of Incorporation to increase the number of shares of common stock authorized for issuance and such other matters as shall be necessary to effect the Equity Restructuring;

  •
  agreement by each Equity Holder to vote all of its shares of common stock that it is entitled to vote in favor of the approval of the Equity Restructuring Agreement, the amendment to our Restated Certificate of Incorporation to increase the number of shares of common stock authorized for issuance and such other matters as shall be necessary to effect the Equity Restructuring;

  •
  agreement by each Equity Holder not to (1) grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any of its shares of our capital stock or (2) sell, assign, transfer, encumber or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect sale, assignment, transfer, encumbrance or other disposition of, any of its shares of our capital stock during the term of the Equity Restructuring Agreement;

  •
  agreement by each Equity Holder to waive any preemptive rights and rights to anti-dilution protection that such Equity Holder may possess pursuant to (1) any warrants, rights and other securities issued to such Equity Holder by us or (2) agreements with us in connection with the Equity Restructuring and any management incentive plans;

  •
  agreement by the parties to terminate the Stockholders Agreement; and

  •
  agreement by Greenlight that the accretion with respect to the number of shares of Series F preferred stock and warrants to purchase common stock to be issued to Greenlight pursuant to certain agreements with Greenlight will be calculated as of June 30, 2003.

        Conditions to the Equity Restructuring.    The respective obligations of each party to consummate the Equity Restructuring are subject to the satisfaction or waiver of the following material conditions:

  •
  all representations and warranties of the parties under the Equity Restructuring Agreement shall be true and correct (1) at and as of the time given (or with respect to any representation and warranty, which speaks as of a specific date, as of such date) and (2) at and as of the time of the closing with the same effect as if the representations and warranties had been made again at and as of that time;

  •
  the parties shall have performed and complied in all material respects with all obligations, covenants and conditions required by the Equity Restructuring Agreement to be performed or complied with by them prior to or at the closing;

  •
  the refinancing of the Increasing Rate Notes shall have been consummated;

  •
  we shall have entered into a new revolving credit facility;

  •
  Jefferies shall have purchased all of the secured increasing rate notes of EnbcDeb Corp.;

  •
  Greenlight shall have purchased all of the Series F preferred stock held by Jefferies;

  •
  the stockholders shall have approved the Equity Restructuring Agreement, the amendment to our Restated Certificate of Incorporation to increase the number of shares of common stock authorized for issuance and such other matters as shall be necessary to effect the Equity Restructuring;

  •
  we shall have filed the Certificate of Designation for the Series Z preferred stock with the Secretary of State of the State of Delaware and the Certificate of Designation shall have been accepted and certified by the Secretary of State of the State of Delaware;

  •
  we shall have filed an amendment to our certificate of incorporation to increase the number of shares of common stock authorized for issuance with the Secretary of State of the State of Delaware and such amendment shall have been accepted and certified by the Secretary of State of the State of Delaware;

  •
  Greenlight and us shall have executed and delivered a registration rights agreement;

  •
  the Stockholders Agreement shall have been terminated;

  •
  the Equity Holders shall have received an opinion of our counsel; and

  •
  Farallon Capital Partners, L.P., Farallon Capital Institutional Partners, L.P., Farallon Capital Institutional Partners II, L.P., Farallon Capital Institutional Partners III, L.P., Tinicum Partners, L.P. and Farallon Capital Offshore Investors, Inc. (collectively, "Farallon") shall have consummated the transactions contemplated by the agreement dated June 26, 2003 among Farallon and us (the "Farallon Agreement").

        Termination.    The Equity Restructuring Agreement provides that it may be terminated and the Equity Restructuring abandoned, even if all requisite stockholder approvals have been obtained, under the following circumstances:

  •
  by written agreement of the parties;

  •
  by any of the parties if the Equity Restructuring shall not have occurred by September 30, 2003; or

  •
  by any of the parties if the board of directors shall have withdrawn its recommendation.

        Fees and Expenses.    We shall pay any and all legal fees and expenses of counsel to Greenlight, which fees and expenses relate to services rendered in connection with Greenlight's investment in us, including, without limitation, the transactions contemplated by the Equity Restructuring Agreement, provided, however, that such fees and expenses shall not exceed $500,000. We shall pay any and all legal fees and expenses of, counsel to Halpern Denny, which fees and expenses relate to services rendered since May 1, 2003 in connection with Halpern Denny's investment in us, including, without limitation, the transactions contemplated by the Equity Restructuring Agreement, provided, however, that such fees and expenses shall not exceed $125,000.

Farallon Agreement

        As of July 31, 2003, Farallon owned warrants presently exercisable to purchase 15,007,230 shares of common stock. Pursuant to the Farallon Agreement, Farallon agreed that upon the exercise of any of its warrants, it would enter into an agreement with us, in form and substance reasonably satisfactory to Farallon and us, pursuant to which Farallon would agree to vote all of the shares of common stock received upon exercise of such warrants in favor of the approval of the Equity Restructuring Agreement and the transactions contemplated thereby and the approval of the amendments to our Restated Certificate of Incorporation to increase the number of shares of common stock authorized for issuance and to effect the forward stock split in order to effect the transactions contemplated by the Equity Restructuring Agreement.

No Appraisal Rights

        Under the DGCL, our stockholders are not entitled to appraisal rights with respect to the approval of the Equity Restructuring Agreement and the transactions contemplated thereby, and we will not independently provide stockholders with any such right.

Federal Income Tax Consequences of the Proposed Transactions

        The following summary of the material United States federal income tax consequences, to a United States holder of shares of our common stock, of the Equity Restructuring, the forward stock split and the reverse stock split does not purport to be a complete discussion of all of the possible federal income tax consequences of these transactions and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date of this proxy statement, which is subject to change retroactively as well as prospectively. This summary also assumes that the pre-split shares were, and the post-split shares will be, held as a "capital asset," as defined in the Internal Revenue Code (i. e., generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of the stockholder. Each stockholder is urged to consult with the stockholder's own tax advisor with respect to the tax consequences of these transactions. As used herein, the term United States holder means a holder that is, for federal income tax purposes: a citizen or resident of the United States; a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States, any State of the United States or the District of Columbia; an estate the income of which is subject to federal income tax regardless of its source; or a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

        Other than with respect to the receipt of the cash payments for fractional shares, as discussed below, no gain or loss should be recognized by a stockholder upon the Equity Restructuring, the stockholder's exchange of pre-forward stock split shares for post-forward stock split shares pursuant to the forward stock split or the exchange of pre-reverse stock split shares for post-reverse stock split shares pursuant to the reverse stock split. The aggregate tax basis of the post-stock split shares received in each stock split (including any fraction of a post-stock split share deemed to have been received) will be the same as the stockholder's aggregate tax basis in the pre-stock split shares exchanged therefor.

The stockholder's holding period for the post-stock split shares will include the period during which the stockholder held the pre-stock split shares surrendered in each stock split.

        The receipt of cash instead of a fractional share of common stock by a U.S. holder of common stock will result in taxable gain or loss to the holder for federal income tax purposes based upon any difference between the amount of cash received by the holder and the holder's adjusted tax basis in the fractional share as set forth above. The gain or loss will constitute a capital gain or loss and will constitute long-term capital gain or loss if the holder's holding period is greater than one year as of the effective date.

        Our view regarding the tax consequences of these transactions is not binding on the Internal Revenue Service or the courts. Accordingly, each stockholder should consult with his or her own tax advisor with respect to all of the potential tax consequences to him or her of the Equity Restructuring, forward stock split and reverse stock split.

Vote Required

        The approval of the Equity Restructuring Agreement and the transactions contemplated thereby will require the affirmative vote of the holders of (1) a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon and (2) 70% of the outstanding shares of Series F preferred stock, and the amendments to our Restated Certificate of Incorporation to increase the number of shares of common stock authorized for issuance and to effect the forward stock split in order to effect the transactions contemplated by the Equity Restructuring Agreement will require the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote thereon. Although the holders of common stock will have a separate vote on the Equity Restructuring Agreement and the transactions contemplated thereby and the amendments to our Restated Certificate of Incorporation to increase the number of shares of common stock authorized for issuance and to effect the forward stock split, approval of each such Proposal is conditional upon approval of all three of those other Proposals. Thus, for example, if the amendment to our Restated Certificate of Incorporation to increase the number of shares of common stock authorized for issuance is not approved, we will not consummate the Equity Restructuring or effect the forward stock split. In addition, if any of these three Proposals are not approved, we will not effect the reverse stock split or reduce the number of shares of common stock authorized for issuance.

        Pursuant to the Equity Restructuring Agreement, Halpern Denny and Greenlight each agreed to vote all of its shares of common stock that it is entitled to vote at the Annual Meeting in favor of the approval of the Equity Restructuring Agreement and the transactions contemplated thereby and the amendments to our Restated Certificate of Incorporation to approve the increase in the number of authorized shares of common stock and to effect the forward stock split in order to effect the transactions contemplated by the Equity Restructuring Agreement. As of July 31, 2003, Halpern Denny and Greenlight held approximately 23,264,107 shares and 10,061,351 shares of common stock, respectively, which represents approximately 65.3% of our outstanding shares of common stock.

Recommendation

        The board of directors recommends a vote IN FAVOR of the approval of the Equity Restructuring Agreement and the transaction contemplated thereby. If not otherwise specified, proxies will be voted IN FAVOR of this proposal.

PROPOSAL 3
PROPOSAL TO AMEND THE RESTATED CERTIFICATE OF INCORPORATION OF NEW
WORLD TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK
AUTHORIZED FOR ISSUANCE

        The board of directors is requesting stockholder approval of an amendment to our Restated Certificate of Incorporation to increase the number of shares of common stock authorized for issuance from 150,000,000 to 1,500,000,000.

        As of July 31, 2003, 51,016,857 shares of common stock were issued and outstanding and 80,868,147 shares were reserved for issuance upon the conversion of existing securities and exercise of options granted under our various stock-based employee benefit plans. Accordingly, as of July 31, 2003 a total of 18,114,996 shares of common stock are available for future issuance.

        Upon the consummation of the Equity Restructuring, we will be required to issue an aggregate of approximately 975.5 million shares of common stock. As a result, the board of directors has approved an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 150,000,000 to 1,500,000,000. In addition, the board of directors considers it advisable to have additional shares available for issuance under our employee benefit plans, for possible future stock dividends or stock splits and for other corporate purposes. We have no present plans, which would result in the issuance of new shares of common stock, except upon consummation of the Equity Restructuring and through our employee benefit plans.

        If this amendment is adopted, we will issue additional shares of common stock upon the consummation of the Equity Restructuring, without further approval of the stockholders. The issuance of additional shares of common stock pursuant to the Equity Restructuring will dilute the existing stockholders' equity interest in us. Stockholders have no preemptive rights to purchase additional shares of common stock in connection with the Equity Restructuring.

        A copy of the amendment to our Restated Certificate of Incorporation is attached to this proxy statement as Annex D.

        The amendments to our Restated Certificate of Incorporation to increase the number of shares of common stock authorized for issuance and to effect the forward stock split in order to effect the transactions contemplated by the Equity Restructuring Agreement will each require the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote thereon. Although the holders of common stock will have a separate vote on the approval of the Equity Restructuring Agreement and the transactions contemplated thereby and the amendments to our Restated Certificate of Incorporation to increase the number of shares of common stock authorized for issuance and to effect the forward stock split, approval of each such Proposal is conditional upon approval of all three of those Proposals. Thus, for example, if the amendment to our Restated Certificate of Incorporation to increase the number of shares of common stock authorized for issuance is not approved, we will not consummate the Equity Restructuring or effect the forward stock split. In addition, if any of those three Proposals are not approved, we will not effect the reverse stock split or reduce the number of shares of common stock authorized for issuance.

        Pursuant to the Equity Restructuring Agreement, Halpern Denny and Greenlight each agreed to vote all of its shares of common stock that it is entitled to vote at the Annual Meeting in favor of the approval of the amendments to our Restated Certificate of Incorporation to increase the number of authorized shares of common stock and to effect the forward stock split in order to effect the transactions contemplated by the Equity Restructuring Agreement and the Equity Restructuring Agreement and the transactions contemplated thereby. As of July 31, 2003, Halpern Denny and Greenlight held approximately 23,264,107 shares and 10,061,351 shares of common stock, respectively, which represents approximately 65.3% of our outstanding shares of common stock.

        The board of directors recommends that stockholders vote FOR approval of the amendment to our Restated Certificate of Incorporation to increase the number of shares of common stock authorized for issuance. If not otherwise specified, proxies will be voted FOR this Proposal.

PROPOSAL 4
PROPOSAL TO AMEND THE RESTATED CERTIFICATE OF
INCORPORATION OF NEW WORLD TO EFFECT A FORWARD STOCK SPLIT

General

        The board of directors has unanimously adopted a resolution seeking stockholder approval to amend our Restated Certificate of Incorporation to effect a 1.6610444-for-one forward stock split of our common stock in order to effect the transactions contemplated by the Equity Restructuring Agreement. A copy of the amendment to our Restated Certificate of Incorporation is attached to this proxy statement as Annex E.

Background

        Pursuant to the Equity Restructuring Agreement, as part of the Equity Restructuring, we have agreed to effect a 1.6610444-for-one forward stock split of our common stock in order to effect the transactions contemplated by the Equity Restructuring Agreement.

Material Effects of the Proposed Forward Stock Split

        The forward stock split will affect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interests in us, except to the extent that the forward stock split would otherwise result in any of our stockholders owning a fractional share or option. As described below, stockholders otherwise entitled to fractional shares as a result of the forward stock split will be entitled to cash payments in lieu of such fractional shares. The principal effect of the forward stock split will be that:

  •
  the number of shares of the common stock issued and outstanding will be increased from 51,016,857 shares to 84,741,264 million shares; and

  •
  the exercise price and the number of shares of common stock issuable upon the exercise of all convertible securities entitling the holders to purchase shares of the common stock (other than the holders of the warrants that were issued pursuant to the Warrant Agreement), will be adjusted to reflect the 1.6610444-for-one forward stock split.

Effect on Fractional Shareholders

        You will not receive fractional post-forward stock split shares in connection with the forward stock split. Instead, the transfer agent will aggregate all fractional shares and sell them as soon as practicable after the effective date at the then prevailing prices on the open market, on behalf of those stockholders who would otherwise be entitled to receive a fractional share. We expect that the transfer agent will conduct the sale in an orderly fashion at a reasonable pace and that it may take several days to sell all of the aggregated fractional shares of common stock. After completing such sale, you will receive a cash payment from the transfer agent in an amount equal to your pro rata share of the total net proceeds of that sale. No transaction costs will be assessed on this sale, however, the proceeds will be subject to federal income tax. In addition, you will not be entitled to receive interest for the period of time between the effective date of the forward stock split and the date you receive your payment for the cashed-out shares. The payment amount will be paid to the holder in the form of a check in accordance with the procedures outlined below. A person otherwise entitled to a fractional interest will not have any voting, dividend or other rights except to receive payment as described above.

        You should be aware that, under the escheat laws of the various jurisdictions where you reside, where we are domiciled and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective time of the forward stock split may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

Effect on Our Employees and Directors

        If you are an employee or director, the number of shares reserved for issuance under our existing stock option plans will be increased as a result of the forward stock split. In addition, the number of shares issuable upon the exercise of options and the exercise price for such options will be adjusted based on the forward stock split.

Effect on Registered and Beneficial Stockholders

        Upon the forward stock split, we intend to treat stockholders holding common stock in "street name," through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the forward stock split for their beneficial holders holding the common stock in "street name." However, such banks, brokers or other nominees may have different procedures than registered stockholders for processing the forward stock split. If you hold your shares with such a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your nominee.

Effect on Registered "Book-entry" shareholder

        Our registered stockholders may hold some or all of their shares electronically in book-entry form. These stockholders will not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If you hold registered shares in a book-entry form, you do not need to take any action to receive your post-forward stock split shares or your cash payment in lieu of any fractional share interest, if applicable. A transaction statement will automatically be sent to your address of record indicating the number of shares you hold. If you are entitled to a payment in lieu of any fractional share interest, a check will be mailed to you at your registered address as soon as practicable after the effective date.

Effect on Registered Certificated Shares

        Some of our registered stockholders hold all their shares in certificate form or a combination of certificate and book-entry form. If any of your shares are held in certificate form, you will receive a transmittal letter from our transfer agent, American Stock Transfer & Trust Company, as soon as practicable after the effective date of the forward stock split. The letter of transmittal will contain instructions on how to surrender your certificate(s) representing your pre-forward stock split shares to the transfer agent. Upon receipt of your stock certificate and executed letter of transmittal you will be issued a new certificate reflecting your post-forward stock split shares. If you are entitled to a payment in lieu of any fractional share interest, such payment will be made as described above under "Effect on Fractional Shareholders". Shareholders should not destroy any stock certificate(s) and should not submit any certificate(s) until requested to do so.

Procedure for Effecting Forward Stock Split

        If the stockholders approve the proposal to authorize the forward stock split, we will promptly file a Certificate of Amendment with the Secretary of State of the State of Delaware to amend our existing Restated Certificate of Incorporation. The forward stock split will become effective on the date of filing the Certificate of Amendment, which is referred to as the "effective date." Beginning on the effective date, each certificate representing pre-forward stock split shares will be deemed for all corporate purposes to evidence ownership of post-forward stock split shares.

No Appraisal Rights

        Under the DGCL, our stockholders are not entitled to appraisal rights with respect to the forward stock split, and we will not independently provide stockholders with any such right.

Federal Income Tax Consequences of the Forward Stock Split

        For a summary of the material United States federal income tax consequences of the forward stock split see "Proposal 2—Proposal to Consider and Vote upon Approval of the Equity Restructuring Agreement and the Transactions Contemplated Thereby—Federal Income Tax Consequences of the Proposed Transactions."

Vote Required

        The amendments to our Restated Certificate of Incorporation to effect the forward stock split in order to effect the transactions contemplated by the Equity Restructuring Agreement and to increase the number of shares of common stock authorized for issuance will each require the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote thereon. Although the holders of common stock will have a separate vote on the approval of the Equity Restructuring Agreement and the transactions contemplated thereby and the amendments to our Restated Certificate of Incorporation to increase the number of shares of common stock authorized for issuance and to effect the forward stock split, approval of each such Proposal is conditional upon approval of all three of those Proposals. Thus, for example, if the amendment to our Restated Certificate of Incorporation to effect the forward stock split is not approved, we will not consummate the Equity Restructuring or increase the number of shares of common stock authorized for issuance. In addition, if any of those three Proposals are not approved, we will not effect the reverse stock split or reduce the number of shares of common stock authorized for issuance.

Recommendation

        The board of directors recommends that stockholders vote FOR the amendment to our Restated Certificate of Incorporation to effect the forward stock split in order to effect the transactions contemplated by the Equity Restructuring Agreement. If not otherwise specified, proxies will be voted FOR this Proposal.

PROPOSAL 5
PROPOSAL TO AMEND THE RESTATED CERTIFICATE OF INCORPORATION OF
NEW WORLD TO EFFECT A REVERSE STOCK SPLIT

General

        The board of directors has unanimously adopted a resolution seeking stockholder approval to amend our Restated Certificate of Incorporation to effect a one-for-one hundred reverse stock split of our common stock. A copy of the amendment to our Restated Certificate of Incorporation is attached to this proxy statement as Annex F.

Background

        Immediately following the consummation of the Equity Restructuring, we will have approximately 1.1 billion outstanding shares of common stock. In order to reduce the number of shares of the common stock outstanding and thereby attempt to proportionally raise the per share price of the common stock, the board of directors believes that it is in the best interests of our stockholders for the board of directors to obtain the authority to implement a reverse stock split. The board of directors believes that the higher share price of the common stock may meet investing guidelines for certain institutional investors and investment funds. In addition, the board of directors believes that our stockholders will benefit from relatively lower trading costs for a higher priced stock. The combination of lower transaction costs and increased interest from institutional investors and investment funds may ultimately improve the trading liquidity of our common stock.

Risk Factors Associated with the Reverse Stock Split

        There can be no assurance that the total market capitalization of the common stock (the aggregate value of all the common stock at the then market price) after the proposed reverse stock split will be equal to or greater than the total market capitalization before the proposed reverse stock split or that the per share market price of the common stock following the reverse stock split will either equal or exceed the per share market price immediately after the consummation of the Equity Restructuring.

        When the reverse stock split is effected, the resulting per-share stock price may not attract institutional investors or investment funds and may not satisfy the investing guidelines of such investors and, consequently, the trading liquidity of the common stock may not improve.

Material Effects of the Proposed Reverse Stock Split

        The reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interests in us, except to the extent that the reverse stock split would otherwise result in any of our stockholders owning a fractional share or option. As described below, stockholders otherwise entitled to fractional shares as a result of the reverse stock split will be entitled to one share of common stock for fractional shares greater than or equal to one-half of one share of common stock and cash payments in lieu of fractional shares that are less than one-half of one share of common stock. Such cash payments will reduce the number of post-reverse stock split stockholders to the extent there are stockholders presently who would otherwise receive less than one-half of one share of the common stock after the reverse stock split. In addition, the reverse stock split will not affect any stockholder's percentage ownership or proportionate voting power (subject to the treatment of fractional shares).

        The principal effect of the reverse stock split will be that:

  •
  the number of shares of the common stock issued and outstanding will be reduced from approximately 984,182,839 shares (after giving effect to the consummation of the Equity Restructuring) to approximately 9,841,828 shares; and

  •
  the per share exercise price and the number of shares issuable upon the exercise of all convertible securities entitling the holders to purchase shares of the common stock will be adjusted to reflect the reverse stock split.

        If the reverse stock split results in a "Going Private Transaction" pursuant to Rule 13e-3 of the Securities Exchange Act of 1934, then the Company will refrain from effecting the reverse stock split until we have complied with the provisions of Rule 13e-3.

Effect on Fractional Stockholders

        You will receive one share of common stock for fractional post-reverse stock split shares that are greater than or equal to one-half of one-share of common stock. You will not, however, receive fractional post-reverse stock split shares for shares that are less than one-half of one share of common stock in connection with the reverse stock split. Instead, the transfer agent will aggregate fractional shares that are less than one-half of one share of common stock and sell them as soon as practicable after the effective date at the then prevailing prices on the open market, on behalf of those stockholders who would otherwise be entitled to receive less than one-half of one share of common stock. We expect that the transfer agent will conduct the sale in an orderly fashion at a reasonable pace and that it may take several days to sell all of the aggregated fractional shares of common stock. After completing such sale, you will receive a cash payment from the transfer agent in an amount equal to your pro rata share of the total net proceeds of that sale. No transaction costs will be assessed on this sale, however, the proceeds will be subject to federal income tax. In addition, you will not be entitled to receive interest for the period of time between the effective date of the reverse stock split and the date you receive your payment for the cashed-out shares. The payment amount will be paid to the holder in the form of a check in accordance with the procedures outlined below.

        After the reverse stock split, you will have no further interest in us with respect to your cashed-out shares. A person otherwise entitled to a fractional interest will not have any voting, dividend or other rights except to receive payment as described above.

        If you do not hold sufficient shares of common stock to receive at least one-half of one share in the reverse stock split and you want to continue to hold our common stock after the reverse stock split, you may do so by taking either of the following actions far enough in advance so that it is completed by the effective date of the reverse stock split:

  •
  purchase a sufficient number of shares of the common stock so that you hold at least an amount of shares of common stock in your account prior to the reverse stock split that would entitle you to receive at least one-half of one share of common stock on a post-reverse stock split basis; or

  •
  if applicable, consolidate your accounts so that you hold at least an amount of shares of common stock in one account prior to the reverse stock split that would entitle you to receive at least one-half of one share of common stock on a post-reverse stock split basis. Shares held in registered form (that is, shares held by you in your own name in our stock records maintained by our transfer agent) and shares held in "street name" (that is, shares held by you through a bank, broker or other nominee), for the same investor will be considered held in separate accounts and will not be aggregated when effecting the reverse stock split.

        You should be aware that, under the escheat laws of the various jurisdictions where you reside, where we are domiciled and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective time of the reverse stock split may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

Effect on Our Employees and Directors

        If you are an employee or director, the number of shares reserved for issuance under our existing stock option plans will be reduced as a result of the reverse stock split. In addition, the number of shares issuable upon the exercise of options and the exercise price for such options will be adjusted based on the reverse stock split.

Effect on Registered and Beneficial Stockholders

        Upon the reverse stock split, we intend to treat stockholders holding common stock in "street name," through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding the common stock in "street name." However, such banks, brokers or other nominees may have different procedures than registered stockholders for processing the reverse stock split. If you hold your shares with such a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your nominee.

Effect on Registered "Book-entry" shareholder

        Our registered stockholders may hold some or all of their shares electronically in book-entry form. These stockholders will not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If you hold registered shares in a book-entry form, you do not need to take any action to receive your post-reverse stock split shares or your cash payment in lieu of any fractional share interest, if applicable. If you are entitled to post-reverse stock split shares, a transaction statement will automatically be sent to your address of record indicating the number of shares you hold. If you are entitled to a payment in lieu of any fractional share interest, a check will be mailed to you at your registered address as soon as practicable after the effective date.

Effect on Registered Certificated Shares

        Some of our registered stockholders hold all their shares in certificate form or a combination of certificate and book-entry form. If any of your shares are held in certificate form, you will receive a transmittal letter from our transfer agent, American Stock Transfer & Trust Company, as soon as practicable after the effective date of the reverse stock split. The letter of transmittal will contain instructions on how to surrender your certificate(s) representing your pre-reverse stock split shares to the transfer agent. Upon receipt of your stock certificate and executed letter of transmittal you will be issued a new certificate reflecting your post-reverse stock split shares. If you are entitled to a payment in lieu of any fractional share interest, such payment will be made as described above under "Effect on Fractional Shareholders". Shareholders should not destroy any stock certificate(s) and should not submit any certificate(s) until requested to do so.

Potential Anti-Takeover Effect

        The reverse stock split Proposal is not being proposed in response to any effort of which we are aware to accumulate the shares of common stock or obtain control of us. Other than increasing the number of authorized shares of common stock, the forward stock split, the reverse stock split following the consummation of the Equity Restructuring, reducing the number of shares of common stock authorized for issuance following the effectiveness of the reverse stock split, the elimination of the classification of our board of directors and allowing our stockholders to take action by written consent of the holders of 80% of our capital stock entitled to vote on such action, the board of directors does not currently contemplate recommending the adoption of any other amendments to our Restated

Certificate of Incorporation that could be construed to affect the ability of third parties to take over or change the control of us.

Procedure for Effecting Reverse Stock Split

        If the stockholders approve the Proposal to authorize the reverse stock split, we will promptly file a Certificate of Amendment with the Secretary of State of the State of Delaware to amend our existing Restated Certificate of Incorporation to effect the reverse stock split immediately following the closing of the Equity Restructuring. The reverse stock split will become effective on the date of filing the Certificate of Amendment, which is referred to as the "effective date." Beginning on the effective date, each certificate representing pre-reverse stock split shares will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares.

No Appraisal Rights

        Under the DGCL, our stockholders are not entitled to appraisal rights with respect to the reverse stock split, and we will not independently provide stockholders with any such right.

Federal Income Tax Consequences of the Reverse Stock Split

        For a summary of the material United States federal income tax consequences of the reverse stock split see "Proposal 2—Proposal to Consider and Vote upon Approval of the Equity Restructuring Agreement and the Transactions Contemplated Thereby—Federal Income Tax Consequences of the Proposed Transactions."

Required Vote

        The amendment to our Restated Certificate of Incorporation to effect the reverse stock split will require the affirmative vote of the holders of a majority of all outstanding shares of common stock entitled to vote thereon. Although the holders of common stock will vote seperately on the approval of the amendments to our Restated Certificate of Incorporation to effect the reverse stock split, and to reduce the number of shares of common stock authorized for issuance, the reduction in the number of shares of common stock authorized for issuance is conditional upon effectiveness of the reverse stock split. Thus, if the reverse stock split is not approved or effectuated, we will not reduce the number of shares of common stock authorized for issuance.

Recommendation

        The board of directors recommends that stockholders vote FOR the amendment to our Restated Certificate of Incorporation to effect the reverse stock split. If not otherwise specified, proxies will be voted FOR this Proposal.

PROPOSAL 6
PROPOSAL TO AMEND THE RESTATED CERTIFICATE OF INCORPORATION OF
NEW WORLD TO REDUCE THE NUMBER OF SHARES OF COMMON STOCK
AUTHORIZED FOR ISSUANCE

        The board of directors is requesting stockholder approval of an amendment to our Restated Certificate of Incorporation to reduce the number of shares of common stock authorized for issuance from 1,500,000,000 to 15,000,000 following the effectiveness of the reverse stock split. A copy of the amendment to our Restated Certificate of Incorporation is attached to this proxy statement as Annex G.

        Immediately following the consummation of the Equity Restructuring, we will have 1,500,000,000 shares of common stock authorized for issuance, 984,182,839 shares of common stock outstanding and 105,925,675 reserved for issuance pursuant to outstanding convertible securities. In order to reduce the number of shares of the common stock outstanding and thereby attempt to proportionally raise the per share price of the common stock, the board of directors believes that it is in the best interests of our stockholders for the board of directors to obtain the authority to implement a reverse stock split. Upon consummation of the reverse stock split, we will have 9,841,828 shares of common stock outstanding and 1,059,256 reserved for issuance pursuant to outstanding convertible securities. As a result, the board of directors believes that the number of authorized shares of common stock should be reduced to 15,000,000. We have no present plans, which would result in the issuance of new shares of common stock, except upon consummation of the Equity Restructuring and through our employee benefit plans.

        The amendment to our Restated Certificate of Incorporation to reduce the number of shares of common stock authorized for issuance will require the affirmative vote the holders of a majority of the outstanding shares of common stock entitled to vote thereon. Although the holders of common stock will vote seperately on the amendments to our Restated Certificate of Incorporation to effect the reverse stock split and to reduce the number of shares of common stock authorized for issuance, the reduction in the number of shares of common stock authorized for issuance is conditional upon effectuation of the reverse stock split. Thus if the reverse stock split is not approved or effectuated, we will not reduce the number of shares of common stock authorized for issaunce.

        The board of directors recommends that stockholders vote FOR approval of the amendment to our Restated Certificate of Incorporation to reduce the number of shares of common stock authorized for issuance. If not otherwise specified, proxies will be voted FOR this Proposal.

 PROPOSAL 7
PROPOSAL TO AMEND THE RESTATED CERTIFICATE OF
INCORPORATION OF NEW WORLD TO ELIMINATE THE CLASSIFICATION OF
OUR BOARD OF DIRECTORS

        The board of directors has unanimously adopted a resolution seeking stockholder approval to amend our Restated Certificate of Incorporation to eliminate the classification of our board of directors.

        Our Restated Certificate of Incorporation currently provides for a classified board of directors, with the board of directors divided into three classes, with one class standing for election each year for a three-year term.

        At the time we originally provided for a classified board of directors, many companies and their stockholders believed a classified board would increase continuity and stability in a board's composition and in the policies formulated by the board. They also believed implementation of a classified board would discourage abusive hostile takeover tactics by making it difficult for raiders to obtain control of a company's board quickly through a proxy contest.

        Many investors now believe classified boards decrease directors' accountability to stockholders. Several scholars and companies now are concluding that despite the benefits of a classified board in promoting corporate stability and in deterring coercive takeover attempts, stockholders should have the opportunity to elect the company's directors annually. Our board of directors agrees with this conclusion.

        Accordingly, our board of directors has approved and recommends that the stockholders approve a Proposal to amend our Restated Certificate of Incorporation to declassify the board of directors. Pursuant to the Proposal, beginning with the first annual meeting of stockholders held after the 2003 annual meeting, all directors would be elected annually and would be elected for a one-year term.

        A copy of the amendment to our Restated Certificate of Incorporation to eliminate the classification of our board of directors is attached to this proxy statement as Annex H.

        The affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote thereon will be required to approve the amendment to our Restated Certificate of Incorporation to eliminate the classification of our board of directors. The board of directors recommends that stockholders vote FOR the amendment to our Restated Certificate of Incorporation to eliminate the classification of our board of directors. If not otherwise specified, proxies will be voted FOR this Proposal.

 PROPOSAL 8
PROPOSAL TO AMEND THE RESTATED CERTIFICATE OF INCORPORATION OF NEW WORLD
TO ALLOW THE STOCKHOLDERS TO TAKE ACTION BY WRITTEN CONSENT

        The board of directors has unanimously adopted a resolution seeking stockholder approval to amend our Restated Certificate of Incorporation to allow our stockholders to take action by written consent of the holders of 80% of our shares of capital stock entitled to vote on such action. A copy of the amendment to our Restated Certificate of Incorporation is attached to this proxy statement as Annex I.

        Our Restated Certificate of Incorporation currently provides that any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting and shall not be effected by a consent in writing by such stockholders. This Proposal, if adopted, would have the effect of broadening the rights of our stockholders insofar as it would permit action to be taken by written consent of stockholders if consented to by the holders of at least 80% of the outstanding shares entitled to vote thereon. This provision is narrower, however, than the provisions of Section 228 of the DGCL, which, absent a provision to the contrary in the certificate of incorporation, permits the taking of action by stockholders without a meeting if, among other things, a written consent or consents to the action are signed by stockholders holding the minimum number of shares that would be necessary to authorize the action at an actual meeting at which all shares entitled to vote on the matter were present and voted.

        Halpern Denny and Greenlight currently beneficially own 50.7% and 51.9% of our common stock, respectively. This concentration of voting power could allow Halpern Denny and Greenlight to direct our affairs, and may also have the effect of delaying or preventing a change of control. If the Equity Restructuring is consummated, Greenlight will beneficially own approximately 92% of our outstanding common stock, which would allow Greenlight to direct our affairs and which may also have the effect of delaying or preventing a change of control. The board of directors believes that the proposed amendment is in the best interests of the stockholders as it would allow our controlling stockholders to take action more readily, as we would not have to call and hold a meeting of the stockholders. The proposal would also have the effect of reducing the costs that we would incur, when matters are required to be approved by our stockholders. Accordingly, our board of directors has approved and recommends that the stockholders approve a proposal to amend our Restated Certificate of Incorporation to allow our stockholders to take action by written consent of the holders of 80% of our shares of capital stock entitled to vote on such action.

        The affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote thereon will be required to approve the amendment to our Restated Certificate of Incorporation to allow our stockholders to take action by written consent of the holders of 80% of our shares of capital stock entitled to vote on such action. The board of directors recommends that stockholders vote FOR the amendment to our Restated Certificate of Incorporation to allow our stockholders to take action by written consent of the holders of 80% of our shares of capital stock entitled to vote on such action. If not otherwise specified, proxies will be voted FOR this Proposal.

 PROPOSAL 9
APPOINTMENT OF INDEPENDENT AUDITORS

        A resolution will be presented at the Annual Meeting to ratify the appointment by the board of directors of the firm of Grant Thornton LLP as independent auditors, to examine our financial statements for the year ending December 30, 2003, and to perform other appropriate accounting services.

Changes in Principal Accountants

        On July 29, 2002, we dismissed Arthur Andersen LLP as our independent auditors and engaged the accounting firm of Grant Thornton LLP as our new independent auditors. The decision to change auditors was recommended by the audit committee of our board of directors and unanimously approved by our board of directors.

        During the two most recent fiscal years ended January 1, 2002 and December 31, 2000, and the subsequent interim period through July 29, 2002, there were no disagreements between Arthur Andersen LLP and us on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to Arthur Andersen LLP's satisfaction, would have caused Arthur Andersen LLP to make reference to the subject matter of such disagreement in its reports on the our consolidated financial statements for such years, and there occurred no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

        The audit reports of Arthur Andersen LLP on our consolidated financial statements for the fiscal years ended January 1, 2002 and December 31, 2002 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

        We requested that Arthur Andersen LLP furnish a letter addressed to the Securities and Exchange Commission stating whether they agree with the above statements. A representative of Arthur Andersen LLP advised us that Arthur Andersen LLP was no longer in a position to provide letters relating to its termination as a former audit client's independent auditor, and that Arthur Andersen LLP's inability to provide such letters has been discussed with the staff at the Securities and Exchange Commission.

        During the two most recent fiscal years ended January 1, 2002 and December 31, 2000, and the subsequent interim period through July 29, 2002, we did not consult Grant Thornton LLP regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any of the matters or reportable events set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Fees Paid to Principal Accountants

        For the fiscal year ended December 31, 2002, Arthur Andersen LLP, our principal independent auditor until July 29, 2002 of that period, billed the approximate fees set forth below.

        Audit Fees.    Arthur Andersen LLP was not engaged to provide any audit services to us during the fiscal year ended December 31, 2002.

        Audit-Related Fees.    Arthur Anderson LLP was not engaged to provide any audit-related services to us during the fiscal year ended December 31, 2002.

        Tax Fees.    Arthur Anderson LLP was not engaged to provide any tax services to us during the fiscal year ended December 31, 2002.

        Financial Information Systems Design and Implementation.    Arthur Anderson LLP was not engaged to perform any services for us involving financial information systems design and implementation during the fiscal year ended December 31, 2002.

        All Other Fees.    Fees paid to Arthur Andersen LLP during the fiscal year ended December 31, 2002 for services related to the proposed refinancing of our Increasing Rate Notes were $140,000.

        For the fiscal year ended December 31, 2002, Grant Thornton LLP, our principal auditor from July 29, 2002 through the remainder of that period, billed the approximate fees set forth below:

        Audit Fees.    Aggregate fees paid to Grant Thornton LLP in connection with the audit of the consolidated financial statements as of and for the year December 31, 2002 and their reviews of the unaudited condensed consolidated interim financial statements during the year ended December 31, 2002 were $312,000. In addition, aggregate fees of $950,300 were paid for the re-audits of our financial statements for the years ended December 31, 2000 and January 1, 2002.

        Audit-Related Fees.    Aggregate fees paid to Grant Thornton LLP. in connection with the audit of the Company's 401K plan for the year ended December 31, 2002 were $12,700.

        Tax Fees.    Grant Thornton LLP was not engaged to perform any tax related services for us during the year ended December 31, 2002.

        Financial Information Systems Design and Implementation.    Grant Thornton LLP was not engaged to perform any services for us involving financial information systems design and implementation during the year ended December 31, 2002.

        All Other Fees.    Grant Thornton LLP was not engaged to perform any other services during the year ended December 31, 2002.

        Representatives of Grant Thornton LLP will attend the Annual Meeting and will have the opportunity to make a statement at the Annual Meeting. In addition, representatives of Grant Thornton LLP will respond to appropriate questions.

        The affirmative vote of the holders of a majority in voting power of the shares of common stock present in person or by proxy and entitled to vote on this proposal is required to ratify the appointment of Grant Thornton LLP. The board of directors recommends that stockholders vote FOR the ratification of its appointment of Grant Thornton LLP as independent auditors. If not otherwise specified, proxies will be voted FOR this Proposal.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth the total compensation awarded to, earned by or paid during our last three fiscal years to (1) our Chief Executive Officer, (2) our other executive officer, and (3) one former executive officer during the year ended December 31, 2002 ("Named Executive Officers").

	Annual Compensation								Long-Term Compensation
Name and Principal Position	Year	Salary ($)		Bonus ($)		Other Annual Compensation ($)			Restricted Stock Awards ($)	Securities Underlying Options/ SARs (#)
Anthony D. Wedo(1) Chairman and Chief Executive Officer	2002 2001	$ $	560,154 183,077	$ $	234,391 187,516	$ $	18,000 8,308	(2)	— —	5,040,242 —	(3)
Paul J.B. Murphy III(4) Chief Operating Officer	2002 2001	$ $	320,192 161,538	$ $	150,000 187,516	$ $	— —		— —	— —
R. Ramin Kamfar(5) Former Chairman	2002 2001 2000	$ $ $	92,308 300,000 300,000	$ $ $	300,000 300,000 305,000	$ $ $	58,270 24,000 24,000	(6) (2)(7) (2)(7)	— — 250,000	— — 250,000

(1)
We hired Mr. Wedo in July 2001.

(2)
Represents a car allowance for the respective individuals.

(3)
We were obligated to issue 3,077,035 options to Mr. Wedo under his original employment agreement. These options were never granted, and in connection with his entering into an amended and restated employment agreement with us effective January 1, 2002, Mr. Wedo was granted options as of December 6, 2002 to purchase 5,040,242 shares of common stock under the amended and restated employment agreement.

(4)
Mr. Murphy became an officer in connection with our acquisition of the assets of Einstein/Noah Bagel Corp. and Einstein/Noah Bagel Partners, L.P.

(5)
Effective April 1, 2002, Mr. Kamfar resigned as an officer and director. In connection with his departure from us, we permitted Mr. Kamfar to retain $1,445,000 previously paid to him, which amount is not included in the amounts set forth in the table. In addition, one-half of Mr. Kamfar's options were cancelled when his employment with us ended, and the remainder terminated 90 days thereafter pursuant to their terms.

(6)
Represents payment for accrued vacation.

(7)
In addition to Mr. Kamfar's car allowance, he had the use of a car paid for by us (beginning in August 2001, Mr. Kamfar had the use of a second car paid for by us, the cost of which was reimbursed to us in 2002) and we reimbursed Mr. Kamfar for his garage expenses, tolls and car repairs. The cost of the cars and such reimbursed expenses are not included in the amounts set forth in the table.

Stock Option Grants in Last Fiscal Year

        Set forth below is information on grants of stock options for the Named Executive Officers for the year ended December 31, 2002. In addition, as required by Securities and Exchange Commission rules, the table sets forth hypothetical gains that would exist for the shares subject to such options based on assumed annual compounded rates of stock price appreciation during the option term.

OPTION GRANTS IN FISCAL 2002

Percentage of Total Options Granted to Employees in Fiscal Year
	Number of Securities Underlying Options Granted				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
Exercise Price ($ per Share)
Expiration Date
					5%(2)	10%(3)
Anthony D. Wedo	5,040,242	100%	$0.26	01/01/2012	$824,143	$2,088,540
Paul J. B. Murphy III	—	—	—	—	—	—
R. Ramin Kamfar	—	—	—	—	—	—

(1)
The potential realizable value illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their terms, assuming the specified compounded rates of appreciation of the market price per share from the date of grant to the end of the option term. Actual gains, if any, on stock option exercise are dependent upon a number of factors, including the future performance of the common stock and the timing of option exercises, as well as the optionee's continued employment through the vesting period. The gains shown are net of the option exercise price, but do not include deductions for taxes and other expenses payable upon exercise of the option or for the sale of underlying shares of common stock. There can be no assurance that the amounts reflected in this table will be achieved.

(2)
Assumes 5% compounded rate of appreciation in the market price per share from the date of grant to the end of the option term.

(3)
Assumes 10% compounded rate of appreciation in the market price per share from the date of grant to the end of the option term.

Fiscal Year End Option Values

        During the fiscal year ended December 31, 2002, none of the Named Executive Officers exercised any stock options. Set forth below is information on the number of stock options held by the Named Executive Officers as of December 31, 2002. None of such stock options was in-the-money as of December 31, 2002.

FISCAL YEAR END OPTION VALUES

	Number of Securities Underlying Unexercised Options at Fiscal Year End (#)
	Exercisable	Unexercisable
Anthony D. Wedo	1,680,080	3,360,162
Paul J.B. Murphy III	0	0
R. Ramin Kamfar(1)	0	0

(1)
Effective April 1, 2002, Mr. Kamfar resigned as an officer and director. In connection with his departure from us, one-half of Mr. Kamfar's options were cancelled. The remainder of his options terminated 90 days thereafter pursuant to their terms.

Employment and Other Arrangements

        Anthony Wedo.    In July 2001, we entered into an employment agreement with Mr. Wedo, our Chief Executive Officer. Effective as of January 1, 2002, we entered into an amended and restated employment agreement with Mr. Wedo. The agreement expires on December 31, 2004, but is automatically renewed for additional one-year periods commencing each January 1, unless either party gives written notice of its desire not to renew such term at least 90 days prior to the end of the term or any such renewal term. The agreement provides for base salary of $565,000 per year. At the beginning of each year during the term of the employment agreement, Mr. Wedo's base salary will be subject to annual review by our board of directors at the recommendation of the compensation committee. Mr. Wedo is entitled to an annual performance bonus of up to 150% of his base salary for such year. The amount of the bonus will be determined by the board of directors after review by the compensation committee and is based upon the achievement of predetermined individual and company goals during such period. For the period July 16, 2001 to July 31, 2002, the contract provides that Mr. Wedo will receive a guaranteed bonus of $187,500 payable in the amount of $46,875 on each of October 31, 2001, January 31, 2002, April 30, 2002 and July 31, 2002, which is considered a prepayment of the annual performance bonus described above. In addition, Mr. Wedo is entitled to a one-time bonus of $250,000 upon the consummation of an equity offering by us generating at least $25 million or $500,000 if the equity offering generates at least $50 million.

        In connection with entering into the amended and restated employment agreement, Mr. Wedo was granted options to purchase 6% of our outstanding common stock (including the common stock issuable under outstanding options and warrants with an exercise price of $3.00 per share or less) as of December 6, 2002 for $0.26 per share. The options were granted subject to the approval of the stockholders of any necessary increase in the number of shares reserved for issuance pursuant to the 1994 Stock Plan. The options vest in one-third increments on each of December 31, 2002, December 31, 2003 and December 31, 2004.

        In the event that we terminate Mr. Wedo's employment other than for cause, he will be paid severance compensation equal to one times his annual base salary.

        Mr. Wedo has agreed that from the date of the employment agreement until the first anniversary of the termination of the employment agreement, he will not directly or indirectly, without our prior written consent, engage anywhere in the United States (whether as an employee, consultant, proprietor, partner, director or otherwise), or have any ownership interest in (except for ownership of 10% or less of any outstanding entity whose securities are listed on a national securities exchange), or participate in the financing, operation, management or control of, any firm, corporation or business (other than us) that engages in the marketing or sale of bagels and/or fast casual sandwiches as one of its principal businesses. In addition, Mr. Wedo has agreed that from the date of the employment agreement until the second anniversary of the termination of the employment agreement, he will not directly or indirectly, without our prior written consent, solicit the services, or cause to be employed, any person who was an employee at the date of such termination, or within six months prior to such time.

        Notwithstanding anything to the contrary set forth in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the following Compensation Committee Report on Executive Compensation, Audit Committee Report and the Performance Graph that follows shall not be deemed to be "Soliciting Material," is not deemed "filed" with the SEC and shall not be incorporated by reference into any filings under the Securities Act or Exchange Act whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filings.

Compensation Committee Report on Executive Compensation

        The compensation committee of the board of directors consists of two non-employee directors, Leonard Tannenbaum and Josh Clark.

        Our executive compensation program is designed to attract, retain, and motivate high caliber executives and to focus the interests of the executives on objectives that enhance stockholder value. These goals are attained by emphasizing "pay for performance" by having a portion of the executive's compensation dependent upon business results and by providing equity interests in us. The principal elements of our executive compensation program are base salary, bonus, and stock options.

        Executive Officer Salaries.    Base salaries for our executives are intended to reflect the scope of each executive's responsibilities, our success, and contributions of each executive to that success. Executive salaries are adjusted gradually over time and only as necessary to meet this objective. Increases in base salary may be moderated by other considerations, such as geographic or market data, industry trends or internal fairness. The base salary for Anthony Wedo for 2002 is set forth in his employment agreement, which is described under "Employment and Other Arrangements."

        Bonuses.    The compensation committee determined the amount of the annual discretionary and other bonuses paid by us. The employment agreement with Anthony Wedo provided for annual performance bonuses based upon criteria established by the board of directors. As set forth in his employment agreement, a portion of the annual performance bonus was guaranteed.

        Stock Plan.    We rely on long-term equity-based compensation as a means of compensating and incentivizing our executive officers. It is our practice to set option exercise prices at not less than 100% of the fair market value of our common stock on the date of grant. Thus, the value of the stockholder's investment in us must appreciate before an optionee receives any financial benefit from the option. Options are generally granted for a term of ten years. In determining the number of shares subject to stock option grants to executive officers, the compensation committee considers various subjective factors primarily related to the responsibilities of the individual officers, and also to their expected future contributions, and the number of shares owned by the officer or which continue to be subject to vesting under the outstanding options previously granted to such officer. In addition, the compensation committee examines the level of equity incentives held by each executive officer relative to the other executive officer's equity positions and their tenure, responsibilities, experience and value to us. Pursuant to the terms of his employment agreement, Mr. Wedo was granted 3,360,162 options. No other options were granted in 2002.

        Policy of Deductibility of Compensation.    Section 162(m) of the Internal Revenue Code of 1986, as amended, limits a company's tax deduction to $1 million for compensation paid to its chief executive officer and any of its four most highly compensated executive officers. However, compensation that qualifies as "performance-based" is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by the company's stockholders. We intend to continue to use performance-based compensation in the future, which should minimize the effect of this deduction limitation. However, we strongly believe that our primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary to maximize the return to stockholders, and that the loss of a tax deduction may be necessary in some circumstances.

        CEO Compensation.    Anthony Wedo was appointed our Chief Executive Officer in July 2001. All aspects of Mr. Wedo's compensation for 2002 were determined by the compensation committee and are set forth in his employment agreement.

COMPENSATION COMMITTEE
Leonard Tannenbaum Josh Clark

Audit Committee Report

        The audit committee of the board of directors consists of two non-employee directors, Leonard Tannenbaum and Josh Clark. The audit committee is a standing committee of the board of directors and operates under a written charter adopted by the board of directors, which is included as Annex A.

        Management is responsible for our internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States and to issue a report thereon. The audit committee is responsible for monitoring (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, and (3) the independence and performance of our auditors.

        The audit committee has reviewed with our management and the independent auditors the audited consolidated financial statements in the annual report on Form 10-K for the year ended December 31, 2002, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the consolidated financial statements. Management represented to the audit committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles. The audit committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees."

        Our independent auditors also provided to the audit committee the written disclosure required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The audit committee discussed with the independent auditors that firm's independence and considered whether the non-audit services provided by the independent auditors were compatible with maintaining its independence.

        Based on the audit committee's discussion with management and the independent auditors, and the audit committee's review of the representation of management and the report of the independent auditors to the audit committee, the audit committee recommended that the board of directors include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2002 filed with the Securities and Exchange Commission.

Submitted by the Audit Committee,
Leonard Tannenbaum Josh Clark

PERFORMANCE GRAPH

        The following performance graph covers the five-year period from December 27, 1998 through December 31, 2002. The graph compares the stockholder return on our common stock to the Nasdaq National Stock Market (U.S.) Index and a peer group of companies ("PGI").

	Measurement Period(1)(2)
	December 27, 1998	December 26, 1999	December 31, 2000	January 1, 2002	December 31, 2002
New World	$100.00	$188.89	$100.00	$24.00	$9.33
PGI(3)	$100.00	$77.61	$115.18	$151.92	$168.76
Nasdaq	$100.00	$183.51	$114.22	$90.17	$61.74

(1)
Assumes all distributions to stockholders are reinvested on the payment dates.

(2)
Assumes $100 invested on December 27, 1998 in our common stock, the Nasdaq National Stock Market (U.S.) Index and the PGI.

(3)
The companies included in the PGI are Papa John's International, Inc. (PZZA), Panera Bread Company (PNRA), The Cheesecake Factory Incorporated (CAKE) and Starbucks Corporation (SBUX).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Leonard Tannenbaum, a director, is a limited partner and 10% owner in BET. On August 11, 2000, BET purchased approximately 8,108 shares of our Series D preferred stock for a sum of $7.5 million. In a related transaction on August 18, 2000, Brookwood purchased approximately 8,108 shares of our Series D preferred stock for a sum of $7.5 million (collectively, the "Series D Financing"). Each of BET and Brookwood received a warrant to purchase 1,196,909 shares of our common stock at a price of $.01 per share. In connection with the Series D Financing, MYFM Capital LLC, of which Mr. Tannenbaum is the Managing Director, received a fee of $225,000 and a warrant to purchase 70,000 shares of our common stock at its closing price on August 18, 2000. In addition,

Mr. Tannenbaum was designated by BET as a director to serve for the period specified in the Stockholders Agreement.

        On January 22, 2001, we consummated a sale of 20,000 shares of our authorized but unissued Series F Preferred Stock to Halpern Denny in exchange for the sum of $20 million. At such time we entered into a Series F Preferred Stock and Warrant Purchase Agreement with Halpern Denny. Pursuant to the Series F Preferred Stock and Warrant Agreement, Halpern Denny was paid a transaction fee of $500,000. In connection with the Series F preferred stock and Warrant Purchase Agreement, we issued Halpern Denny a warrant to purchase 8,484,112 shares of our common stock at an exercise price of $0.01 per share.

        BET and Brookwood had invested the sum of $15 million for substantially the same purpose as that contemplated by the Series F Preferred Stock and Warrant Agreement which investment was made in August 2000, and BET and Brookwood were then holding Series D preferred stock, which had a right to approve the creation of the Series F preferred stock. Therefore, we considered it appropriate to restructure the investment documents relating to the August 2000 investment by. Accordingly, we, BET and Brookwood entered into an Exchange Agreement on January 22, 2001, whereby we exchanged all of our outstanding Series D preferred stock, including accrued but unpaid dividends (all of which were retired), for a total of 16,398.33 shares of Series F preferred stock. BET and Brookwood also exchanged the warrants received by them in August 2000 for warrants to purchase an aggregate of 6,526,356 shares of our common stock. On May 30, 2001, we issued 25,000 shares of common stock to Mr. Tannenbaum in connection with the exchange of all of the outstanding shares of Series D preferred stock for shares of Series F preferred stock. In connection with the January 2001 Series F preferred stock financing, Bruce Toll, an affiliate of BET, was issued 200,000 shares of common stock. On June 6, 2003, each of BET and Brookwood sold their Series F preferred stock and related warrants to Greenlight for $8.3 million.

        On March 29, 2001, we consummated a sale of 5,000 additional shares of our Series F preferred stock to Halpern Denny in exchange for the sum of $5 million. Pursuant to the terms of the Second Series F Preferred Stock and Warrant Purchase Agreement (the "Second Purchase Agreement") with Halpern Denny, we also sold Halpern Denny warrants to purchase 2,121,028 shares of our common stock at a price per share of $.01 (subject to adjustment as provided in the form of warrant). Pursuant to the Second Purchase Agreement, Halpern Denny was paid a transaction fee of $200,000.

        In connection with the Einstein Acquisition, on June 7 and June 19, 2001, Halpern Denny purchased an additional 7,500 shares of Series F preferred stock for the sum of $7.5 million and warrants to purchase 2,961,551 shares of our common stock at a price per share of $0.01 (subject to adjustment as provided in the form of warrant) pursuant to the Series F Preferred Stock Purchase Agreement. In addition, on June 19, 2001, Greenlight and certain of its affiliates purchased 12,500 shares of Series F preferred stock and warrants to purchase 10,576,967 shares of our common stock at a price per share of $0.01 (subject to adjustment as provided in the form of warrant) pursuant to the Third Series F Preferred Stock and Warrant Purchase Agreement (the "Third Purchase Agreement"). Pursuant to the Third Purchase Agreement, Halpern Denny was paid a transaction fee of $250,000 and Greenlight was paid a transaction fee of $417,000.

        Commencing in 2002, the holders of the Series F preferred stock were entitled to receive additional warrants.

        On January 17, 2001, we entered into a Bond Purchase Agreement with Greenlight. Pursuant to the agreement, Greenlight formed a limited liability company, Greenlight New World, L.L.C. ("GNW"), and contributed $10 million to GNW to purchase Einstein bonds. We are the exclusive manager of GNW. The agreement provided Greenlight with a secured interest in GNW and a right to receive the return of its original contribution plus a guaranteed accretion of 15% per year, increasing to 17% on January 17, 2002 and by an additional 2% each six months thereafter (the "Guaranteed

Return"). In connection with the agreement, we issued Greenlight warrants to purchase an aggregate of 4,242,056 shares of our common stock at $0.01 per share. On June 19, 2001, we, GNW and Greenlight entered into a letter agreement, pursuant to which, among other things, Greenlight consented to the pledge of the Einstein bonds owned by GNW to secure the EnbcDeb Notes. We are required to apply all proceeds received with respect to the Einstein bonds to repay the EnbcDeb Notes. To the extent that there are any excess proceeds, we are required to pay them to Greenlight. If Greenlight does not receive a return equal to its Guaranteed Return, we are obligated to issue Greenlight Series F preferred stock with a face amount equal to the deficiency and warrant coverage equal to 1.125% of our fully diluted common stock for each $1.0 million of deficiency.

        BET, Brookwood, Halpern Denny, Greenlight, Special Situations and we entered into a Stockholders Agreement, which relates principally to the composition of our Board of Directors. Pursuant to the terms of the Stockholders Agreement, as amended, the authorized number of directors shall be ten members. BET and Brookwood are each entitled to designate one member of the Board of Directors until such time as its Series F preferred stock, including any notes issued upon redemption thereof, have been redeemed and paid in full. Halpern Denny is entitled to designate two members to the board of directors until such time as its Series F preferred stock, including any notes issued upon redemption thereof, have been redeemed and paid in full, at which time it shall be allowed to designate one director, which right will continue until such time as it owns less than 2% of our outstanding common stock. The Stockholders Agreement provides that should Halpern Denny designate a second member to the board of directors, a majority of directors who are not designees of BET, Brookwood or Halpern Denny may designate an additional member to the board of directors bringing the total membership of the board of directors to ten persons. In addition, pursuant to the terms of the Certificate of Designation for the Series F preferred stock, in the event that any dividends on the Series F preferred stock are in arrears, the holders of the Series F preferred stock will have the right to designate not less than 50% of the members of the board of directors. Upon the closing of the Equity Restructuring, the Stockholders Agreement will terminate.

        On May 30, 2002, we entered into a Loan and Security Agreement with BET, which provides for a $7.5 million revolving loan facility. The facility was secured by substantially all of our assets. The interest rate for borrowings under the facility was originally 11% per annum. In connection with obtaining the facility, we paid MYFM Capital LLC a fee of $75,000. The facility was to expire on March 31, 2003. In February 2003, we and BET executed an amendment to the facility to extend the maturity of the facility to June 1, 2003. From February 1, 2003 to June 1, 2003, the interest rate for borrowings under the facility was 13% per annum. BET and MYFM Capital LLC received an extension fee of $187,500 in connection with the amendment, paid at maturity, and an additional fee of $112,500 since the facility was not paid in full by June 2, 2003. After June 1, 2003, the interest rate for borrowings under the facility was 15.0% per annum, and MYFM Capital LLC received a $25,000 fee for entering into a standstill agreement with us. The facility was repaid with the proceeds of the refinancing of our Increasing Rate Notes on July 8, 2003. Leonard Tannenbaum, one of our directors, is the Managing Director of MYFM Capital and is a partner at BET.

        In June 1999, we entered into a franchise agreement for a New World location with NW Coffee, Inc., pursuant to which NW Coffee, Inc. paid us an initial franchise fee of $25,000 for the franchise. In addition, the franchise agreement provides for royalty payments equal to 5.0% of gross sales, due and payable monthly. In connection with the franchise agreement we also entered into an asset purchase agreement with NW Coffee, Inc. pursuant to which NW Coffee, Inc. purchased the assets of the New World location from us for $250,000. In connection with the asset purchase agreement, NW Coffee, Inc. delivered to us a promissory note in the amount of $225,000, which bears interest at 8% and is payable in installments commencing on June 30, 2002. The note is secured by the assets of NW Coffee, Inc. used in the operation of the franchise. Mr. Kamfar's uncle owns NW Coffee, Inc. and Mr. Kamfar's parents are officers of NW Coffee, Inc. In periods prior to April 2001, we purchased goods for the franchise and paid for all of the expenses of the franchise other than payroll (other than the salary of the general manager), which generated receivables for us. From time to time, NW Coffee, Inc. and Mr. Kamfar made payments to us to reduce the outstanding receivables. As of December 31, 2002 and April 1, 2003, the outstanding receivable of NW Coffee, Inc. was $266,950 and $13,385, respectively. We have fully reserved this receivable in our allowance for doubtful accounts. Until April 2002, we also provided payroll, accounting and other services to NW Coffee, Inc. for no charge. We terminated the franchise agreement with NW Coffee, Inc. in June 2002 for breach by the franchise.

        In July 2003, Greenlight purchased all of the outstanding EnbcDeb Notes from Jefferies. Upon the consummation of the refinancing of the Increasing Rate Notes, we issued 4,337.481 shares of Series F preferred stock to Greenlight in full payment of the outstanding EnbcDeb Notes. Upon the consummation of the Equity Restructuring, such shares of Series F preferred stock will be converted into common stock.

        On June 17, 2003, we entered into a 30-day standstill agreement with the holders of more than 80% of our senior secured increasing rate notes due 2003, including Farallon. Under the agreement, Farallon received warrants to purchase an aggregate of 7,872,242 shares of common stock and we agreed to reimburse Farallon for legal fees and disbursements incurred up to $50,000.

        On June 25, 2003, Halpern Denny, Greenlight and we entered into an equity restructuring agreement pursuant to which the parties agreed to a recapitalization of our equity structure. Pursuant to the equity restructuring agreement, we agreed to reimburse Greenlight and Halpern Denny for legal fees and disbursements they incur in connection with their investment in us and the Equity Restructuring, up to a maximum of $500,000 and $125,000, respectively.

        On June 25, 2003, we entered into an agreement with Farallon regarding the equity restructuring. Pursuant to the agreement, we agreed to reimburse Farallon for legal fees and disbursements they incur in connection with the Equity Restructuring, up to a maximum of $75,000.

        Josh Clark, a director, is an analyst at Greenlight Capital, Inc., an affiliate of Greenlight.

        Greenlight purchased $35.0 million of our 13% senior secured notes due 2008.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than ten percent of our common stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. Officers, directors and greater than ten percent stockholders are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on our review of the copies of such forms received by us, we believe that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners have been complied with for the fiscal year ended December 31, 2002, except for each of our executive officers and non-employee directors who failed to file a report on Form 5 to report exempt grants of stock and options.

Documents Incorporated by Reference

        Item 7 "Management's Discussion and Analysis of Financial Condition and Results of Operations," Item 7A "Quantitative and Qualitative Disclosures About Market Risk," and Item 8 "Financial Statements and Supplementary Data" contained in our annual report on Form 10-K/A for the year ended December 31, 2002 is incorporated by reference into this proxy statement.

HOUSEHOLDING

        As permitted by applicable law, we intend to deliver only one copy of certain of our documents, including proxy statements, annual reports and information statements to stockholders residing at the same address, unless such stockholders have notified us of their desire to receive multiple copies thereof. Any such request should be directed to New World Restaurant Group, Inc., 1687 Cole Boulevard, Golden, Colorado 80401, Attention: Assistant Secretary.

PROPOSALS OF STOCKHOLDERS

        Stockholders wishing to include proposals in the proxy material in relation to the annual meeting in 2004 must submit the proposals in writing so as to be received by the Secretary at our executive offices, no later than the close of business on August 8, 2004. Such proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to stockholders' proposals. If we are not notified of an intent to present a proposal at our annual meeting in 2004, by October 8, 2004, we will have the right to exercise discretionary voting authority with respect to such proposal, if presented at the meeting, without including information regarding such proposal in its proxy materials.

                      By order of the Board of Directors

                      Anthony D. Wedo
                      Chairman and Chief Executive Officer

Golden, Colorado
September 9, 2003

Annex A

New World Restaurant Group, Inc.

Audit Committee Charter

Status

        The Audit Committee (the "Committee") is a committee of the Board of Directors. The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements, and (3) the independence and performance of the Company's auditors.

Membership

        The Committee shall consist of three or more directors all of whom in the judgment of the Board of Directors shall be independent. Each member shall in the judgment of the Board of Directors have the ability to read and understand the Company's basic financial statements or shall at the time of appointment undertake training for that purpose. At least one member of the Committee shall in the judgment of the board of Directors have accounting or financial management expertise.

Responsibilities

        1.     Review with members of the public accounting firm selected as outside auditors for the Company, the scope of the prospective audit, the estimated fees therefore and such other matters pertaining to such audit as the Committee may deem appropriate and receive copies of the annual comments from the outside auditors on accounting procedures and systems of control; and review with them any questions, comments or suggestions they may have relating to the internal controls, accounting practices or procedures of the Company or its subsidiaries.

        2.     Review, at least annually, the then current and future programs of the Company's Accounting Department, including the procedure for assuring implementation of accepted recommendations made by the auditors; receive summaries of all audit reports issued by the Accounting Department; and review the significant matters contained in such reports.

        3.     Make or cause to be made, from time to time, such other examinations or reviews as the Committee may deem advisable with respect to the adequacy of the systems of internal controls and accounting practices of the Company and its subsidiaries and with respect to current accounting tends and developments, and take such action with respect thereto as may be deemed appropriate.

        4.     Recommend annually the public accounting firm to be outside auditors for the Company, for approval by the Board of Directors and set their compensation.

        5.     Review with management and the public accounting firm selected as outside auditors for the Company the annual and quarterly financial statements of the Company and any material changes in accounting principles or practices used in preparing the statements prior to the filing of a report on Form 10-K or 10-Q with the Securities and Exchange Commission. Such review to include the items required by SAS 61 as in effect at that time in the case of the annual statements and SAS 71 as in effect at that time in the case of the quarterly statements.

        6.     Receive from the outside auditors the report required by Independence Standards Board Standard No. 1 as in effect at that time and discuss it with the outside auditors.

        7.     Review the status of compliance with laws, regulations, and internal procedures, contingent liabilities and risks that may be material to the Company, the scope and status of systems designed to assure Company compliance with laws, regulations and internal procedures, through receiving reports

A-1

from management, legal counsel and other third parties as determined by the Committee on such matters, as well as major legislative and regulatory developments which could materially impact the company's contingent liabilities and risks.

        8.     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the audit Committee to conduct investigations, to revolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the company's Code of conduct.

Meetings

        The Committee shall meet at least quarterly and at such other times as it deems necessary to fulfill its responsibilities.

Report

        The Committee shall prepare a report each year concerning its compliance with this charter for inclusion in the Company's proxy statement relating to the election of directors.

A-2

Annex B

NEW WORLD RESTAURANT GROUP, INC.

EQUITY RESTRUCTURING AGREEMENT

June 26, 2003

i

12.	CONTINUING DIRECTOR AND OFFICER INDEMNIFICATION		10
13.	MISCELLANEOUS		10
	13.1	Notices	10
	13.2	Entire Agreement	11
	13.3	Headings	11
	13.4	Governing Law	11
	13.5	Separability	11
	13.6	Waiver	11
	13.7	Assignment	11
	13.8	Jurisdiction	11
	13.9	No Third Party Beneficiaries	11
	13.10	Counterparts	12
14.	FEES AND EXPENSES		12
	14.1	Greenlight Fees and Expenses	12
	14.2	Halpern Denny Fees and Expenses	12

ii

EQUITY RESTRUCTURING AGREEMENT

June 26, 2003

        The parties to this Agreement are New World Restaurant Group, Inc., a Delaware corporation (the "Company"), Greenlight Capital, L.P., a Delaware limited partnership ("Greenlight Capital"), Greenlight Capital Qualified, L.P., a Delaware limited partnership ("Greenlight Qualified"), Greenlight Capital Offshore, Ltd., a British Virgin Islands company ("Greenlight Offshore"), Brookwood New World Investors, L.L.C., a Delaware limited liability company ("Brookwood"), and NWCI Holdings, LLC, a Delaware limited liability company ("NWCI" and with Brookwood, NWCI, Greenlight Capital, Greenlight Qualified, Greenlight Offshore, "Greenlight") and Halpern Denny Fund III, L.P. ("Halpern Denny" and together with Greenlight, the "Equity Holders").

RECITALS

        The Company is seeking to refinance its existing senior secured increasing rate notes due 2003 (the "Existing Notes") and, in connection therewith, is engaged in negotiations with respect to (i) an offering pursuant to Rule 144A promulgated under the Securities Act of 1933, as amended, of $160.0 million of senior secured notes due 2008 and (ii) a new senior revolving credit facility secured by substantially all of the assets of the Company and its subsidiaries, other than certain inactive subsidiaries (the "Refinancing").

        Greenlight owns 57,368.756 shares of Series F Preferred Stock, par value $0.001 per share of the Company (the "Series F Preferred Stock"), 10,061,351 shares of common stock, par value $0.001 per share of the Company (the "Common Stock"), and warrants to purchase 22,078,114 shares of Common Stock.

        Halpern Denny owns 56,237.994 shares of Series F Preferred Stock, 23,264,107 shares of Common Stock and warrants to purchase 13,711,054 shares of Common Stock (collectively, the "Halpern Denny Interests").

        Pursuant to the terms of an amendment to the Note Purchase and Security Agreement dated June 19, 2001, as amended (the "Note Purchase Agreement"), by and among Jefferies & Company, Inc. ("Jefferies"), the Company and Greenlight, Jefferies agreed to purchase all of the secured increasing rate notes (the "EnbcDeb Corp. Notes") of New World EnbcDeb Corp., a New York corporation ("EnbcDeb Corp."), immediately prior to the consummation of the Refinancing, and the Company has agreed to issue, contemporaneously with the consummation of such Refinancing, 4,337.481 shares of its Series F Preferred Stock to Jefferies in full satisfaction of the Company's obligations under the Note Purchase Agreement. Immediately upon the issuance to Jefferies of the Series F Preferred Stock, Greenlight agreed to purchase such shares of Series F Preferred Stock from Jefferies for aggregate consideration of $2,770,000, payable in cash. Following such purchase, Greenlight will hold 61,706.237 shares of Series F Preferred Stock.

        This Agreement provides for the restructuring of the Company's capital stock (the "Equity Restructuring").

        Accordingly, it is agreed as follows:

        1.    Exchange of Halpern Denny's Interests in the Company.    At the Closing referred to in Section 4, Halpern Denny shall deliver, assign and transfer to the Company, 56,237.994 shares of Series F Preferred Stock, 23,264,107 shares of Common Stock and warrants to purchase 13,711,054 shares of Common Stock, and the Company shall issue to Halpern Denny in exchange therefor 57,000 shares of Series Z Preferred Stock, par value $0.001 per share (the "Series Z Preferred Stock"), which shall have the rights and preferences set forth in the Certificate of Designation, Preferences and Rights of

Series Z Preferred Stock (the "Certificate of Designation") attached to this Agreement as Schedule 1. Such shares of Series Z Preferred Stock will not be registered under the Securities Act of 1933, as amended (the "Securities Act") and shall contain a legend stating that such securities have not been registered under the Securities Act and may only be transferred pursuant to an effective registration statement or an exemption from the registration requirements of the Securities Act.

        2.    Exchange of Greenlight's Series F Preferred Stock.    At the Closing referred to in Section 4, Greenlight shall deliver, assign and transfer to the Company, 61,706.237 shares of Series F Preferred Stock, and the Company shall issue to Greenlight in exchange therefor 938,084,289 shares of Common Stock (prior to any reverse stock split effect in connection with the Equity Restructuring). Such shares of Common Stock will not be registered under the Securities Act and shall contain a legend stating that such securities have not been registered under the Securities Act and may only be transferred pursuant to an effective registration statement or an exemption from the registration requirements of the Securities Act.

        3.    Capitalization.    The Company and the Equity Holders acknowledge and agree that immediately upon the Closing of the transactions contemplated by this Agreement; the Company's capitalization will be as set forth on Schedule 3 attached to this Agreement.

        4.    The Closing.    The Closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Proskauer Rose LLP, 1585 Broadway, New York, New York 10036 (or at such other place as the parties may agree upon in writing) on the fifth business day after the conditions specified in Section 9 have been fulfilled (or waived by the applicable parties) or such other date as the parties may agree upon. The date on which the Closing is held is referred to in this Agreement as the "Closing Date." At the Closing, the parties shall take the actions and execute and deliver the documents and other items referred to in Section 9.

        5.    Representations and Warranties by the Company.    The Company represents and warrants to the Equity Holders as follows:

          5.1    Organization and Authority of the Company.    The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the full power, right and authority to enter into and perform this Agreement in accordance with its terms and to own, lease and operate its properties as it now does and to carry on its business as it is presently being conducted.

          5.2    Authority of the Company.

          (a)   The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement (other than the approval and adoption of this Agreement and the amendment of the Company's certificate of incorporation by the holders of the Common Stock in accordance with the Delaware General Corporation Law ("Delaware Law") and the Company's certificate of incorporation (the "Company Stockholders' Action")). The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action on the part of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement, other than the Company Stockholders' Action. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement by each of the other parties to this Agreement, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general application affecting the enforcement of creditors' rights generally now or hereafter in effect and (ii) general principles of equity, regardless of whether asserted in a proceeding in equity or at law.

          (b)   The Company's board of directors (the "Company Board") has, by resolutions duly adopted by unanimous vote at a meeting of all directors duly called and held and not subsequently rescinded or modified in any way, (i) duly declared that this Agreement and the transactions contemplated by this Agreement are fair to, and in the best interests of, the Company's stockholders, (ii) authorized, approved and adopted this Agreement and the transactions contemplated by this Agreement, and (iii) recommended that the holders of the Company's Common Stock approve and adopt this Agreement and the transactions contemplated by this Agreement and directed that such matters be submitted to the holders of the Company's Common Stock at a meeting of the holder's of the Company's Common Stock.

          (c)   The Company Board has taken all necessary action so that the restrictions contained in Section 203 of the Delaware Law applicable to a "business combination" (as defined in Section 203) are, and at all times upon or prior to the Closing such restrictions shall be, inapplicable to the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated by this Agreement.

          (d)   The Company Board has taken all necessary action so that (A) neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will cause (i) the Rights (as defined in the Rights Agreement) to become exercisable under the Rights Agreement, dated as of June 7, 1999 between the Company and American Stock Transfer & Trust Company, as Rights Agent (the "Rights Agreement"), or (ii) Greenlight to be deemed to be an "Acquiring Person" (as defined in the Rights Agreement). The "Distribution Date" (as defined in the Rights Agreement) has not occurred.

          (e)   The Company Board has received the opinion of CIBC World Markets Corp., financial advisor to the Company, to the effect that, as of the date of this Agreement, the shares of Series Z Preferred Stock and Common Stock to be issued by the Company in the Equity Restructuring in exchange for the Halpern Denny Interests and Greenlight's Series F Preferred Stock is fair, from a financial point of view, to the Company.

          5.3    No Conflicts; Consents of Third Parties.

          (a)   The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated by this Agreement will not (i) conflict with the certificate of incorporation or by-laws of the Company; (ii) conflict with, or result in the breach or termination of, or constitute a default under any material lease, agreement, commitment or other instrument, or any material order, judgment or decree, to which the Company, is a party or by which the Company, any of its subsidiaries or any of their respective assets or properties is bound or affected; (iii) constitute a breach or violation of any law, regulation, order, writ, judgment, injunction or decree applicable to the Company, any of its subsidiaries or any of their respective assets or properties; or (iv) result in the creation of any claim, lien, security interest, charge or encumbrance upon any of the capital stock of the Company or upon any assets of the Company or any of its subsidiaries.

          (b)   The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement will not, require any consent, approval, authorization of, or declaration or filing with any governmental body, court or other person or entity, except for the filing with the Securities and Exchange Commission (the "SEC") of the proxy statement to be distributed to the holders of the Company Common Stock in connection with the meeting of the holders of the Company's Common Stock to approve the Company Common Stockholders' Action (the "Proxy Statement") under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act").

          5.4    Capitalization.

          (a)   The authorized capital stock of the Company consists of 150,000,000 shares of Common Stock and 2,000,000 shares of preferred stock, par value $0.001 per share. The Company designated 116,000 shares of preferred stock as Series F Preferred Stock. As of June 15, 2003, (i) 51,016,857 shares of Common Stock were issued and outstanding, (ii) no shares of Common Stock were held in the treasury of the Company, (iii) 94,349.053 shares of Series F Preferred Stock were issued and outstanding (including 16,093.883 shares representing accrued and unpaid dividends due on outstanding shares of Series F Preferred Stock), (iv) no shares of Series F Preferred Stock were held in the treasury of the Company, (v) 25,000 shares of Series D Preferred Stock of the Company, par value $.001 per share, were designated, (vi) no shares of Series D Preferred Stock were issued and outstanding, (vii) 500,000 shares of Series C Convertible Preferred Stock of the Company, par value $0.001 per share, were designated, (viii) no shares of Series C Convertible Preferred Stock were issued and outstanding, (ix) 225 shares of Series B Convertible Preferred Stock of the Company, par value $0.001 per share, were designated, (x) no shares of Series B Convertible Preferred Stock were issued and outstanding, (xi) 400 shares of Series A Convertible Preferred Stock of the Company, par value $0.001 per share, were designated, (xii) no shares of Series A Convertible Preferred Stock were issued and outstanding, (xiii) 5,266,442 shares of Common Stock were reserved for issuance pursuant to outstanding options, and (xiv) 58,133,784 shares of Common Stock were reserved for issuance pursuant to outstanding warrants.

          (b)   Schedule 5.4(b) sets forth a true and complete list of each current or former employee, officer, director or consultant of the Company or any of its subsidiaries who holds an option to purchase Common Stock ("Options") as of June 15, 2003, together with the number of shares of Common Stock subject to such option, the date of grant of such Option, the exercise price of such Option, the expiration date of such Option, the vesting schedule for such Option.

          (c)   Schedule 5.4(c) sets forth a true and complete list of all warrants, rights and other securities (other than Options) convertible into or exchangeable or exercisable for, Common Stock as of June 15, 2003, together with the number of shares of Common Stock subject to such warrant, right or security, the date of grant of such warrant, right or security, the exercise or conversion price of such warrant, right or security the expiration date of such warrant, and the vesting schedule, if any, for such warrant, right or security.

          (d)   Except as set forth on Schedule 5.4(b), 5.4(c) or 5.4(d) and as contemplated by this Agreement, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or preemptive rights relating to the issued or unissued capital stock of the Company any of its subsidiaries or obligating the Company or any of its subsidiaries to issue, transfer, deliver or sell, or cause to be issued, transferred, delivered or sold, any shares of capital stock of, or any securities directly or indirectly convertible into or exercisable or exchangeable for any shares of capital stock of, the Company or any of its subsidiaries, all of which will be subject to the restructuring contemplated by this Agreement.

          (e)   No holder of any securities of the Company is entitled to any anti-dilution or similar protections or rights, except with respect to the securities set forth on Schedule 5.4(d).

          (f)    Upon the consummation of the Equity Restructuring, the Company's capitalization will be as set forth on Schedule 3 attached to this Agreement.

        6.    Representations and Warranties by the Equity Holders.    Each of the Equity Holders severally and not jointly, with respect to itself only, represents and warrants to the Company as follows:

          6.1    Organization and Authority of such Equity Holder.    Such Equity Holder is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation or organization and has the full power, right and authority to enter into and perform this Agreement in accordance with its terms.

          6.2    Authority of such Equity Holder.    Such Equity Holder has all necessary power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by such Equity Holder and the consummation by such Equity Holder of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary action on the part of such Equity Holder, and no other proceedings on the part of such Equity Holder is necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by such Equity Holder and, assuming the due authorization, execution and delivery of this Agreement by each of the other parties to this Agreement, constitutes a legal, valid and binding obligation of such Equity Holder, enforceable against such Equity Holder in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general application affecting the enforcement of creditors' rights generally now or hereafter in effect and (ii) general principles of equity, regardless of whether asserted in a proceeding in equity or at law.

          6.3    No Conflicts; Consents of Third Parties.

          (a)   The execution, delivery and performance of this Agreement by such Equity Holder and the consummation of the transactions contemplated by this Agreement will not (i) conflict with the constitutive agreements of such Equity Holder; (ii) conflict with, or result in the breach or termination of, or constitute a default under any material lease, agreement, commitment or other instrument, or any material order, judgment or decree, to which such Equity Holder, is a party or by which it is bound; or (iii) constitute a violation by such Equity Holder of any law, regulation, order, writ, judgment, injunction or decree applicable to it.

          (b)   The execution and delivery of this Agreement by such Equity Holder does not, and the performance of this Agreement by such Equity Holder and the consummation by such Equity Holder of the transactions contemplated by this Agreement will not, require any consent, approval, authorization of, or declaration or filing with any governmental body, court or other person or entity, other than filings pursuant to applicable securities laws.

          6.4    Ownership.    Such Equity Holder owns the number of shares of Series F Preferred Stock, Common Stock and warrants to purchase Common Stock set forth opposite its name on Schedule 6.4.

        7.    Additional Representations and Warranties of Greenlight and Halpern Denny.    Greenlight and Halpern Denny have executed and delivered the Consent and Waiver Agreement dated June 26, 2003, and the Consent and Waiver Agreement has not been superseded, amended or terminated.

        8.    Further Agreements of the Parties.

          8.1    Proxy Statement; Company Stockholder Approval.

          (a)   As promptly as practicable after the consummation of the Refinancing, the Company shall prepare and file the Proxy Statement with the SEC. The Company shall use all commercially reasonable efforts to respond as promptly as practicable to any comments of the SEC on the Proxy Statement.

          (b)   The Company shall notify the other parties hereto of the receipt of any comments from the SEC relating to the Proxy Statement.

          (c)   The Company shall, in accordance with Delaware Law and the Company's certificate of incorporation and by-laws, call, hold and convene a special meeting of the holders of the Common Stock (the "Company Stockholders' Meeting") to consider and vote upon the approval and adoption of the Company Stockholders' Action. The Company Board shall recommend the approval and adoption of the Company Stockholders' Action by the holders of the Common Stock and shall include such recommendation in the notice of and in the Proxy Statement. The Company will use its commercially reasonable efforts to cause the Proxy Statement to be mailed to the holders of the Common Stock as promptly as practicable after the SEC has no further comments on the Proxy Statement. The Company shall take all lawful action to solicit from the holders of the Common Stock proxies in favor of the approval and adoption of the Company Stockholders' Action and will take all other action necessary or advisable to secure the vote or consent of the holders of the Common Stock required by Delaware Law to obtain such approvals.

          8.2    Voting.    Each Equity Holder shall vote all of its shares of Common Stock that such Equity Holder is entitled to vote at the Company Stockholders' Meeting in favor of the approval and adoption of the Company Stockholders' Action. Each Equity Holder shall not vote any of its shares of Common Stock that such Equity Holder is entitled to vote at the Company Stockholders' Meeting, in favor of the approval of any corporate action that would frustrate the purposes, or prevent or delay the consummation, of the transactions contemplated by this Agreement.

          8.3    No Transfers of or Encumbrances on Securities.    Except pursuant to the terms of this Agreement, no Equity Holder shall, without the prior written consent of the Company, directly or indirectly, (i) grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any of its shares of capital stock of the Company or (ii) sell, assign, transfer, encumber or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect sale, assignment, transfer, encumbrance or other disposition of, any of its shares of capital stock of the Company during the term of this Agreement. No Equity Holder shall seek or solicit any such sale, assignment, transfer, encumbrance or other disposition or any such contract, option or other arrangement or understanding and agrees to notify the Company promptly, and to provide all details requested by the Company, if that Equity Holder shall be approached or solicited, directly or indirectly, by any person with respect to any of the foregoing.

          8.4    Waiver of Rights.    Each Equity Holder waives any preemptive rights and rights to anti-dilution protection that such Equity Holder may possess pursuant to any warrants, rights and other securities issued to such Equity Holder by the Company or agreements with the Company in connection with (i) the Equity Restructuring and (ii) any Common Stock, options, rights and other securities exercisable for Common Stock that may be issued to any of the Company's or its subsidiaries' officers or employees pursuant to any management incentive plans approved and adopted by the Company Board and stockholders.

          8.5    Termination of Stockholders Agreement.    Immediately prior to the Closing, the Company, Halpern Denny and Greenlight shall cause the Stockholders Agreement dated January 18, 2001, as amended March 29, 2001, June 19, 2001 and July 9, 2001 by and among the Company, BET Associates, L.P., Brookwood, Halpern Denny and Greenlight (the "Stockholders Agreement") to be terminated.

          8.6    Limitation on Accretion.    Notwithstanding anything to the contrary contained in the LLC Agreement, the Bond Purchase Agreement or the letter agreement dated as of June 19, 2001 (the "Side Letter"), among Greenlight Capital, Greenlight Qualified and Greenlight Offshore, the Company and Greenlight New World, L.L.C. (the "LLC"), the LLC Agreement and the Bond

  Purchase Agreement (each, as defined in the Side Letter), in the event (and only in the event) of the consummation of the Equity Restructuring, the Contribution Amount (as defined in the Bond Purchase Agreement) shall be calculated as of June 30, 2003, without accretion thereafter, regardless of the date upon which the Equity Restructuring is consummated, for purposes of determining the number of warrants to purchase shares of Common Stock and shares of Series F Preferred Stock issuable to Greenlight Capital, Greenlight Qualified and Greenlight Offshore pursuant to the Side Letter. The warrants to purchase Common Stock and shares of Series F Preferred Stock so issued shall be issued in full satisfaction of all obligations of the Company to Greenlight Capital, Greenlight Qualified and Greenlight Offshore under the LLC Agreement, the Bond Purchase Agreement and the Side Letter.

          8.7    Amendment to Warrant Agreement.    The Company and Greenlight shall execute Amendment No. 2 to the Warrant Agreement dated as of June 19, 2001, as amended between the Company and The Bank of New York, as successor in interest to the corporate trust business of United States Trust Company of New York, as warrant agent in substantially the form attached hereto as Schedule 8.7 (the "Warrant Agreement Amendment").

          8.8    Fees and Expenses.    Subject to Section 14, each party shall bear its own expenses incurred in connection with the negotiation and preparation of this Agreement and in connection with all obligations required to be performed by it under this Agreement.

          8.9    Further Assurances.    At any time and from time to time after the Closing, each of the parties shall, without further consideration, execute and deliver or cause to be executed and delivered to the other parties such additional instruments, and shall take such other action as the other parties may request to carry out the transactions contemplated by this Agreement.

          8.10    Withdrawal of Board Recommendation.    The Company Board shall not (i) withdraw or modify or propose to withdraw or modify, the approval or recommendation of the Company Board of this Agreement, or (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal (as hereinafter defined) provided that, the Company Board may withdraw or modify or propose to withdraw or modify its recommendation of this Agreement or recommend or propose to recommend an Acquisition Proposal if, in each case, the Company Board determines in good faith, after consultation with its financial advisor, that such Acquisition Proposal is a Superior Proposal (as hereinafter defined) and determines in good faith, based upon advice of its outside legal counsel, that it would be inconsistent not to do so in order to comply with its fiduciary duties to the Company's stockholders under applicable law. The Company shall provide reasonable notice to the Equity Holders to the effect that it is taking such action. For purposes of this Agreement, "Acquisition Proposal" shall mean any offer or proposal, whether in writing or otherwise, made by a third party to acquire beneficial ownership (as defined under Rule 13(d) of the Exchange Act) of all or a material portion of the assets of, or any material equity interest in, the Company or its material subsidiaries pursuant to a merger, consolidation or other business combination, recapitalization, sale of shares of capital stock, sale of assets, tender offer or exchange offer or similar transaction involving the Company (other than the transactions contemplated by this Agreement). The term "Superior Proposal" means any proposal to acquire, directly or indirectly, for consideration consisting of cash or securities, more than a majority of each class of capital stock then outstanding or all or substantially all of the assets of the Company, and otherwise on terms which the Company Board determines in good faith to be more favorable to the Company and its stockholders than the Equity Restructuring contemplated by this Agreement, for which financing, to the extent required, is then committed.

          8.11    "Short Form" Merger.    Greenlight shall not effect a merger of the Company with any other entity pursuant to Section 253 of the Delaware Law.

        9.    Conditions to Closing.

          9.1    Conditions to the Obligation of each Equity Holder.    Each Equity Holder's obligation to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or prior to the Closing, of each of the following conditions (any of which may be waived in writing by such Equity Holder):

          (a)   all representations and warranties of the Company under this Agreement shall be true and correct (i) at and as of the time given (or with respect to any representation and warranty, which speaks as of a specific date, as of such date) and (ii) at and as of the time of the Closing with the same effect as if the representations and warranties had been made again at and as of that time;

          (b)   the Company shall have performed and complied in all material respects with all obligations, covenants and conditions required by this Agreement to be performed or complied with by the Company prior to or at the Closing;

          (c)   the Refinancing shall have been consummated on substantially the terms set forth in the preliminary offering circular dated June 26, 2003;

          (d)   the Company shall have entered into a new senior revolving credit facility on substantially the terms set forth in the preliminary offering circular dated June 26, 2003;

          (e)   Jefferies shall have purchased all of the EnbcDeb Corp. Notes;

          (f)    Greenlight shall have purchased all of the Series F Preferred Stock held by Jefferies;

          (g)   the Company Stockholders' Action shall have been approved and adopted by the Company's stockholders at the Company Stockholders' Meeting in accordance with Delaware Law and the Company's certificate of incorporation;

          (h)   the Company shall have filed the Certificate of Designation with the Secretary of State of the State of Delaware and the Certificate of Designation shall have been accepted and certified by the Secretary of State of the State of Delaware;

          (i)    the Company shall have filed an amendment to its certificate of incorporation in a form reasonably acceptable to the parties with the Secretary of State of the State of Delaware and such amendment shall have been accepted and certified by the Secretary of State of the State of Delaware;

          (j)    in the case of Greenlight, the Company and such Equity Holder shall have executed and delivered the Registration Rights Agreement in the form attached hereto as Schedule 9.1(j);

          (k)   there shall not be any material litigation pending which seeks to enjoin the consummation of the Refinancing, the purchase of the EnbcDeb Corp. Notes, the issuance of the Series F Preferred Stock to Jefferies contemplated by the Note Purchase Agreement, Greenlight's purchase of Jefferies' shares of Series F Preferred Stock and the transactions contemplated by this Agreement;

          (l)    such Equity Holder shall have been furnished with each of the items to be delivered in accordance with Section 10.1;

          (m)  the Company shall have executed and delivered the Warrant Agreement Amendment;

          (n)   the Stockholders Agreement shall have been terminated;

          (o)   Farallon Capital Partners, L.P., Farallon Capital Institutional Partners, L.P., Farallon Capital Institutional Partners II, L.P., Farallon Capital Institutional Partners III, L.P., Tinicum Partners, L.P. and Farallon Capital Offshore Investors, Inc. (collectively, "Farallon") shall have consummated the transactions contemplated by the Agreement of even date herewith between Farallon and the Company;

          (p)   Halpern Denny shall have received the opinion of Proskauer Rose LLP, counsel to the Company in form and substance reasonably acceptable to Halpern Denny; and

          (q)   Greenlight shall have received the opinion of Proskauer Rose LLP, counsel to the Company in form and substance reasonably acceptable to Greenlight.

          9.2    Conditions to the Obligations of the Company.    The obligation of the Company to consummate the transactions under this Agreement is subject to the fulfillment, at or prior to the Closing, of each of the following conditions (any of which may be waived in writing by the Company):

          (a)   all representations and warranties of each of the Equity Holders contained in this Agreement shall be true in all material respects at and as of the time of the Closing with the same effect as if the representations and warranties had been made again at and as of that time;

          (b)   each Equity Holder shall have performed and complied in all material respects with all obligations, covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing;

          (c)   there shall not be any material litigation pending which seeks to enjoin the consummation of the transactions contemplated by this Agreement;

          (d)   Greenlight shall have executed and delivered the Registration Rights Agreement;

          (e)   Greenlight shall have executed and delivered the Warrant Agreement Amendment; and

          (f)    the Company shall have been furnished with each of the other items to be delivered in accordance with Section 10.2.

        10.    Transactions at the Closing.

          10.1    Items to Be Delivered by the Company.    At the Closing, the Company shall deliver the following:

          (a)   to Greenlight: (i) certificates representing the shares of Common Stock to be issued to Greenlight, (ii) the general release in substantially the form of Schedule 10.1(a) and (iii) such other certificates, instruments and documents as Greenlight may reasonably request; and

          (b)   to Halpern Denny: (i) certificates representing the shares of Series Z Preferred Stock to be issued to Halpern Denny, (ii) the general release in substantially the form of Schedule 10.1(a), including, without limitation, a general release for any of Halpern Denny's former designees to the Company Board or any of the boards of directors of the Company's subsidiaries and (iii) such other certificates, instruments and documents as Halpern Denny may reasonably request.

          10.2    Items to Be Delivered by each Equity Holder.

          (a)   At the Closing, Greenlight shall deliver to the Company or Halpern Denny, as applicable the following: (i) stock certificates representing all of the shares of Series F Preferred Stock owned by Greenlight, together with duly executed stock powers; (ii) a general release in favor of the Company in substantially the form of Schedule 10.1(a); (iii) a general release in favor of Halpern Denny in substantially the form of Schedule 10.1(a); and (iv) such other certificates, instruments and documents as the Company may reasonably request.

          (b)   At the Closing, Halpern Denny shall deliver to the Company or Greenlight, as applicable the following: (i) stock certificates representing all of the shares of Series F Preferred Stock owned by Halpern Denny, together with duly executed stock powers; (ii) stock certificates representing all shares of Common Stock owned by Halpern Denny, together with duly executed stock powers; (iii) all of the warrants held by Halpern Denny, duly endorsed for transfer; (iv) a general release in favor of the Company in substantially the form of Schedule 10.1(a); (v) a general release in favor of Greenlight in substantially the form of Schedule 10.1(a); and (vi) such other certificates, instruments and documents as the Company may reasonably request.

        11.    Termination.

          11.1    Termination.    This Agreement may be terminated:

          (a)   by written agreement of the parties;

          (b)   by any of the parties if the Equity Restructuring shall not have occurred by September 30, 2003; or

          (c)   by any of the parties if the Company Board shall have withdrawn its recommendation set forth in Section 5.2(b) as to the advisability of the circumstances contemplated by this Agreement.

          11.2    Liability.    The termination of this Agreement under Section 11.1 shall not relieve any party of any liability for breach of this Agreement prior to the date of termination.

        12.    Continuing Director and Officer Indemnification.

          (a)   From and after the Closing, the Company shall fulfill and honor the obligations of the Company pursuant to the indemnification and advancement provisions in the Company's certificate of incorporation and by-laws existing as in effect on the date of this Agreement with respect to the Company's directors and officers, including former directors and officers, for a period of six years.

          (b)   For a period of six years after the Closing, the Company shall use its commercially reasonable efforts to maintain in effect, a directors and officers liability insurance policy covering those persons who are covered by the Company's directors and officers liability insurance policy as of the date of this Agreement, which policy provides coverage for such individuals on at least as favorable terms as the policy or policies from time to time in effect for the Company's then existing directors and officers.

          (c)   The provisions of this Section 12 are intended to be for the benefit of any designee of any Equity Holder who has served as a director of the Company.

        13.    Miscellaneous.

          13.1    Notices.    Any notice or other communication under this Agreement shall be in writing and shall be considered given when delivered personally, one business day after being sent by a major overnight courier, or four days after being mailed by registered mail, return receipt requested, to the parties at the addresses set forth below (or at such other address as a party may specify by notice to the other):

    (a)
    If to the Company:

      New World Restaurant Group, Inc.
      1687 Cole Boulevard
      Golden, CO 80401
      Facsimile: (303) 568-8039
      Attention: Anthony D. Wedo

    (b)
    if to Greenlight:

      c/o Greenlight Capital, Inc.
      420 Lexington Avenue, Suite 1740
      New York, New York 10017
      Facsimile: (212) 973-1900
      Attention: David Einhorn

    (c)
    if to Halpern Denny:

    Halpern Denny Fund III, L.P.
    500 Boylston Street
    Suite 1880
    Boston, MA 02116
    Facsimile: (617) 536-8535
    Attention: William J. Nimmo

          13.2    Entire Agreement.    This Agreement, including the schedules, contains a complete statement of all the arrangements among the parties with respect to its subject matter, supersedes any previous agreements among them relating to that subject matter and cannot be changed or terminated orally. Except as specifically set forth in this Agreement, there are no representations or warranties by any party in connection with the transactions contemplated by this Agreement.

          13.3    Headings.    The section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

          13.4    Governing Law.    This Agreement shall be governed by and construed in accordance with the law of the State of New York applicable to agreements made and to be performed in New York without giving effect to choice of law or conflicts of law principles.

          13.5    Separability.    If any provision of this Agreement is invalid or unenforceable, the balance of this Agreement shall remain in effect.

          13.6    Waiver.    Any party may waive compliance by any other party with any provision of this Agreement. No waiver of any provision shall be construed as a waiver of any other provision. Any waiver must be in writing. No failure or delay by any party in exercising any right, power or privilege under this Agreement will operate as a waiver of the right, power or privilege. A single or partial exercise of any right, power or privilege will not preclude any other or further exercise of the right, power or privilege or the exercise of any other right, power or privilege.

          13.7    Assignment.    No party may assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of the other parties.

          13.8    Jurisdiction.    The courts of the State of New York in New York county and the United States District Court for the Southern District of New York shall have exclusive jurisdiction over the parties with respect to any dispute or controversy among them arising under or in connection with this Agreement and, by execution and delivery of this Agreement, each of the parties to this Agreement submits to the jurisdiction of those courts, waives any objection to such jurisdiction on the grounds of venue or forum non conveniens, the absence of any personal or subject matter jurisdiction and any similar grounds, consents to service of process by mail (in accordance with Section 13.1) or any other manner permitted by law, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. These consents to jurisdiction shall not be deemed to confer rights on any person other than the parties to this Agreement.

          13.9    No Third Party Beneficiaries.    This Agreement does not create, and shall not be construed as creating, any rights in favor of any person not a party to this Agreement.

          13.10    Counterparts.    This Agreement may be executed in multiple counterparts, each of which shall be considered an original and all of which shall be considered a single instrument.

        14.    Fees and Expenses.

          14.1    Greenlight Fees and Expenses.    The Company shall pay any and all legal fees and expenses of counsel to Greenlight, which fees and expenses relate to services rendered in connection with Greenlight's investment in the Company, including, without limitation, the transactions contemplated by this Agreement, provided, however, that such fees and expenses shall not exceed $500,000.

          14.2    Halpern Denny Fees and Expenses.    The Company shall pay any and all legal fees and expenses of Ropes & Gray LLP (or its predecessor), counsel to Halpern Denny, which fees and expenses relate to services rendered since May 1, 2003 in connection with Halpern Denny's investment in the Company, including, without limitation, the transactions contemplated by this Agreement, provided, however, that such fees and expenses shall not exceed $125,000.

[Remainder of this page intentionally left blank]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers or authorized representatives as of the date first written above.

NEW WORLD RESTAURANT GROUP, INC.

By:
/s/ ANTHONY WEDO Name: Anthony Wedo Title: Chief Executive Officer

BROOKWOOD NEW WORLD INVESTORS, L.L.C.

By:	GREENLIGHT CAPITAL, L.L.C., its general partner

By:	GREENLIGHT CAPITAL, L.P., its member

By:
/s/ DAVID EINHORN Name: David Einhorn Title: Sr. Managing Member

NWCI HOLDING, LLC

By:	GREENLIGHT CAPITAL, L.L.C., its general partner

By:	GREENLIGHT CAPITAL, L.P., its member

By:
/s/ DAVID EINHORN Name: David Einhorn Title: Sr. Managing Member

GREENLIGHT CAPITAL, L.P.

By: GREENLIGHT CAPITAL, L.L.C., its general partner

By:
/s/ DAVID EINHORN Name: David Einhorn Title: Sr. Managing Member

GREENLIGHT CAPITAL QUALIFIED, L.P.

By: GREENLIGHT CAPITAL, L.L.C., its general partner

By:
/s/ DAVID EINHORN Name: David Einhorn Title: Sr. Managing Member

GREENLIGHT CAPITAL OFFSHORE, LTD.

By: GREENLIGHT CAPITAL, INC., its investment advisor

By:
/s/ DAVID EINHORN Name: David Einhorn Title: President

HALPERN DENNY FUND III, L.P.

By:
/s/ WILLIAM J. NIMMO Name: William Nimmo Title:

Schedule 1

Certificate of Designation

NEW WORLD RESTAURANT GROUP, INC.

CERTIFICATE OF DESIGNATION,
PREFERENCES AND RIGHTS OF
SERIES Z PREFERRED STOCK
Pursuant to Section 151 of the
General Corporation Law of the State of Delaware

        NEW WORLD RESTAURANT, INC., a corporation duly organized and existing under the laws of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

        That pursuant to the authority contained in Article 4 of its Amended and Restated Certificate of Incorporation and in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, its Board of Directors has adopted the following resolution creating a new series of preferred stock, par value $0.001 per share, designated as Series Z Preferred Stock:

    RESOLVED, that there a series of preferred stock, par value $0.001 per share of the Company is hereby created, and that the designation and amount thereof and the voting powers, preferences, and relative, participating, optional and other special rights of such shares of preferred stock shall be as set forth below:

        1.    Designation and Amount.    There is hereby established a series of the Preferred Stock designated "Series Z Preferred Stock" (herein referred to as "Series Z Preferred Stock"), consisting of 57,000 shares and having the relative rights, designations, preferences, qualifications, privileges, limitations, and restrictions applicable thereto as follows.

        2.    Dividends.    The holders of shares of Series Z Preferred Stock shall not be entitled to receive any dividends, except as provided in Section 4(c)(v) hereof.

        3.    Liquidation Preference.

          (a)   In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Series Z Preferred Stock shall be entitled to receive, on a pro rata basis, such amount, paid prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock or any other class or series of stock, other than any class or series approved in accordance with Section 5 (any such other class or series, collectively with the Common Stock, are referred to as "Junior Stock") by reason of their ownership thereof, an amount equal to $1,000 (as adjusted for any stock dividends, combinations or splits with respect to such shares) per share of Series Z Preferred Stock then outstanding (the "Liquidation Preference") plus any dividends accrued but unpaid under Section 4(c)(v), if any. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series Z Preferred Stock shall be insufficient to permit the payment to the holders of the Series Z Preferred Stock the full amounts to which they otherwise would be entitled, the holders of Series Z Preferred Stock shall share ratably in any distribution of the entire assets and funds of the Corporation legally available for distribution pro rata in proportion to the respective liquidation preference amounts which would otherwise be payable upon liquidation with respect to the outstanding shares of the Series Z Preferred Stock if all liquidation preference dollar amounts with respect to such shares were paid in full.

          (b)   Upon the completion of the distribution required by subparagraph (a) of this Section 2, the remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed among the holders of the Common Stock pro rata based on the number of shares of Common Stock held by each, and the holders of Series Z Preferred Stock shall not be entitled to participate in such distribution.

        4.    Redemption.    The shares of Series Z Preferred Stock shall be redeemable as follows:

          (a)   Optional Redemption.

            (i)    The shares of Series Z Preferred Stock will be redeemable at the election of the Corporation, as a whole or from time to time in part, at any time ("Optional Redemption Date") on not less than 5 nor more than 60 days' prior notice (the "Redemption Notice"), for an amount, payable in cash, equal to 100% of the aggregate Liquidation Preference for such shares (the "Redemption Price").

            (ii)   If less than all the shares of Series Z Preferred Stock are to be redeemed, the particular shares of Series Z Preferred Stock to be redeemed will be determined on a pro rata basis. If less than all of the shares of Series Z Preferred Stock are to be redeemed, the Redemption Notice that relates to such shares of Series Z Preferred Stock shall state the portion of the shares of Series Z Preferred Stock to be redeemed. A new Series Z Preferred Stock certificate representing the unredeemed shares of Series Z Preferred Stock will be issued in the name of the holder thereof upon cancellation of the original certificate for Series Z Preferred Stock.

          (b)   Mandatory Redemption.

            (i)    All outstanding shares of Series Z Preferred Stock shall be redeemed (subject to the legal availability of funds therefor) in whole on the earlier of June 30, 2009 or the effective time of a Merger or Change of Control (in each case, as hereinafter defined) (the "Mandatory Redemption Date" and together with the "Optional Redemption Date", the "Redemption Date"), at the Redemption Price, in each case, payable in cash.

            (ii)   As used herein, "Merger" shall mean a consolidation or merger of the Corporation or any direct or indirect subsidiary of the Corporation with or into any other entity, other than a merger (i) in which the Corporation is the surviving corporation, (ii) which will not result in more than 50% of the capital stock of the Corporation being owned of record or beneficially by persons other than (A) the holders of such capital stock immediately prior to such merger and (B) and Thomas Weisel Capital Partners, L.P., Bruckmann, Rosser, Sherrill & Co. L.L.C. and Triarc Companies, Inc. and their respective affiliates, and (iii) in which each share of Series Z Preferred Stock outstanding immediately prior to such merger will be an identical share of Series Z Preferred Stock of the Corporation outstanding after such merger.

            (iii)  As used herein, "Change of Control" shall mean any transaction or event occurring on or after                            , 2003 as a direct or indirect result of which (a) any person or any group (other than Halpern Denny Fund III, L.P., Brookwood New World Investors, L.L.C., NWCI Holdings, LLC, Greenlight Capital, L.P., Greenlight Capital Qualified, L.P., Greenlight Capital Offshore, Ltd., Thomas Weisel Capital Partners, L.P., Bruckmann, Rosser, Sherrill & Co. L.L.C. and Triarc Companies, Inc. and their respective affiliates) shall (1) beneficially own (directly or indirectly) in the aggregate equity interests of the Corporation having 50% or more of the aggregate voting power of all equity interests of the Corporation at the time outstanding or (2) have the right or power to appoint a majority of the board of directors of the Corporation; (b) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of the Corporation (together with any new directors) (i) whose election by such board of directors or whose nomination for election by the shareholders of the Corporation was approved by a vote of a majority of the directors of the Corporation then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved and (ii) appointed to the board of directors of the Corporation within eighteen months after                             , 2003) cease for any reason to constitute at least a majority of the board of directors of the Corporation then in office; (c) any event or circumstance constituting a "change of control" under any documentation evidencing or governing any indebtedness of the Corporation in a principal amount in excess of $10.0 million shall occur which results in an obligation of the Corporation to prepay (by acceleration or otherwise), purchase, offer to purchase, redeem or defease all or a portion of such indebtedness; or (d) involves the sale of all or substantially all of the Corporation's assets or the assets of its subsidiaries.

          (c)   Procedure for Redemption.

            (i)    Not more than 60 and not less than 5 days prior to any Optional Redemption Date, and as soon as practical prior to the Mandatory Redemption Date, written notice (the "Redemption Notice") shall be given by first-class mail, postage prepaid, to each holder of record of shares of Series Z Preferred Stock to be redeemed on the record date fixed for such redemption of the shares of Series Z Preferred Stock at such holder's address as the same appears on the stock register of the Corporation. The Redemption Notice shall state: (A) the Redemption Price; (B) whether all or less than all of the outstanding shares of Series Z Preferred Stock are to be redeemed and the total number of shares of Series Z Preferred Stock being redeemed; (C) the number of shares of Series Z Preferred Stock held by the holder that the Corporation intends to redeem; (D) the Redemption Date; (E) that the holder is to surrender to the Corporation, at the place or places designated in such Redemption Notice, its certificates representing the shares of Series Z Preferred Stock to be redeemed; and (F) the name of any bank or trust company performing the duties referred to in subsection (c)(iv) below.

            (ii)   On or before the Redemption Date, each holder of shares of Series Z Preferred Stock to be redeemed shall surrender the certificate or certificates representing such shares of Series Z Preferred Stock to the Corporation, in the manner and at the place designated in the Redemption Notice, and on the Redemption Date the full redemption price for such shares of Series Z Preferred Stock shall be payable in cash to the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be returned to authorized but unissued shares of Series Z Preferred Stock. In the event that less than all of the shares of Series Z Preferred Stock represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares of Series Z Preferred Stock.

            (iii)  Unless the Corporation defaults in the payment in full of the Redemption Price, the holders of the shares of Series Z Preferred Stock called for redemption shall cease to have any further rights with respect thereto on the Redemption Date, other than the right to receive the Redemption Price, without interest. Until the Redemption Price is paid in full, the holders of shares of Series Z Preferred Stock shall have all preferences and rights, including, without limitation, the right to receive dividends as set forth in Section 4(d), of holders of the Series Z Preferred Stock.

            (iv)  If a Redemption Notice shall have been duly given or if the Corporation shall have given to the bank or trust company hereinafter referred to irrevocable authorization promptly to give such notice, and if on or before the Redemption Date specified therein the funds necessary for such redemption shall have been deposited by the Corporation with such bank or trust company in trust for the pro rata benefit of the holders of the shares of Series Z Preferred Stock called for redemption, then, notwithstanding that any certificate for shares of Series Z Preferred Stock so called for redemption shall not have been surrendered for cancellation, from and after the time of such deposit, all shares so called, or to be so called pursuant to such irrevocable authorization, for redemption shall no longer be deemed to be outstanding and all rights with respect of such shares of Series Z Preferred Stock shall forthwith cease and terminate, except only the right of the holders thereof to receive from such bank or trust company at any time after the time of such deposit the funds so deposited, without interest. The aforesaid bank or trust company shall be organized and in good standing under the laws of the United States of America, and shall have capital, surplus and undivided profits aggregating at least $100,000,000 according to its last published statement of condition, and shall be identified in the Redemption Notice. Any interest accrued on such funds shall be paid to the Corporation from time to time. Any funds so set aside or deposited, as the case may be, and unclaimed at the end of three years from such Redemption Date shall, to the extent permitted by law, be released or repaid to the Corporation, after which repayment the holders of the shares of Series Z Preferred Stock so called for redemption shall look only to the Corporation for payment hereof.

            (v)   If the Corporation fails to discharge any redemption obligation pursuant to Section 4(b) with respect to the Series Z Preferred Stock, the holders of Series Z Preferred Stock shall be entitled to receive cumulative annual dividends payable quarterly in cash, on each March 31, June 30, September 30 and December 31 (each, a "Dividend Payment Date"), commencing on the first of such dates to occur after the Redemption Date, at the rate per annum of the Liquidation Preference for such shares equal to 250 basis points higher than the highest rate paid by the Corporation on its funded indebtedness on each Dividend Payment Date, until such shares are redeemed in full as required by this Section 4 (and in such event the Redemption Price will be increased by the amount of such accrued and unpaid dividends). Dividends on the Series Z Preferred Stock shall be cumulative so that if, for any dividend accrual period, dividends at the rate hereinabove specified are not declared and paid or set aside for payment, the amount of accrued but unpaid dividends shall accumulate, and shall be added to the dividends payable for subsequent dividend accrual periods. If the funds legally available for the payment of such dividends are insufficient to pay in full the dividends payable on all outstanding shares of Series Z Preferred Stock, the total available funds may be paid in partial dividends to the holders of the outstanding shares of Series Z Preferred Stock ratably in proportion to the fully accrued dividends to which they are entitled and the remainder of such accrued but unpaid dividends shall be paid as soon thereafter as funds are legally available. Each issued and outstanding share of Series Z Preferred Stock shall entitle the holder of record thereof to receive an equal proportion of said dividends (adjusted for issuance dates). No dividends or other distributions of any kind shall be declared or paid on, nor shall the Corporation redeem, purchase or acquire any shares of the Common Stock other than stock dividends and distributions of the right to purchase common stock and repurchase any such rights in accordance with the Rights Agreement dated June 7, 1999, unless all dividends on the Series Z Preferred Stock accrued for all past dividend periods shall have been paid in full in cash.

        5.    Protective Rights.    So long as any shares of Series Z Preferred Stock remain outstanding, the Corporation shall not, and shall not permit any of its direct or indirect subsidiaries, in each case, without the vote or written consent by the holders of at least a majority of the then outstanding shares of the Series Z Preferred Stock, voting together as a single class (such consent, in the case of Section 5(b) only, shall not be unreasonably withheld):

          (a)   amend, alter or repeal any provision of, or add any provision to, this Certificate of Designation, Preferences and Rights of Series Z Preferred Stock, whether by merger, consolidation or otherwise; provided, however, that no vote or written consent of the holders of the Series Z Preferred Stock will be required by this paragraph (a) or otherwise in the event of a Merger or

  Change of Control that results in the full redemption of the Series Z Preferred Stock at the Redemption Price, in cash, at the effective time of such Merger or Change of Control;

          (b)   subject to clause (a) above, amend, alter or repeal any provision of, or add any provision to, the Corporation's Certificate of Incorporation or bylaws, whether by merger, consolidation or otherwise, except as may be required to authorize a Certificate of Designation for Junior Stock or to increase the authorized amount of any Junior Stock, including Junior Stock issued to management or employees under equity incentive plans; provided, however, that no vote or written consent of the holders of the Series Z Preferred Stock will be required by this paragraph (b) or otherwise in the event of a Merger or Change of Control that results in the redemption of the Series Z Preferred Stock at the Redemption Price, in cash, at the effective time of such Merger or Change of Control;

          (c)   authorize or issue shares of any class of stock having any preference or priority as to dividends, assets or payments in liquidation superior to or on a parity with the Series Z Preferred Stock, including, without limitation, the Series Z Preferred Stock, whether by merger consolidation or otherwise; provided, however, that no vote or written consent of the holders of the Series Z Preferred Stock will be required by this paragraph (c) or otherwise in the event of a Merger or Change of Control that results in the full redemption of the Series Z Preferred Stock at the Redemption Price, in cash, at the effective time of such Merger or Change of Control;

          (d)   take any action that results in the Corporation or any direct or indirect subsidiary or subsidiaries of the Corporation incurring or assuming indebtedness (including the guaranty of any indebtedness) in excess of the greater of (i) $185 million and (ii) 3.75 times EBITDA (as hereinafter defined) for the trailing 12-month period prior to such date;

          (e)   consummate any Merger or Change of Control that does not result in the redemption of the Series Z Preferred Stock at the Redemption Price, payable in cash, at the effective time of the Merger or Change of Control transaction;

          (f)    make any Restricted Payment (as defined in Exhibit A attached hereto) in violation of the covenant set forth on Exhibit A attached hereto, which is incorporated in its entirety into this Section 5; and

          (g)   enter into any agreement to do any of the foregoing items set forth in (a) through (f) of this Section 5.

As used herein, "EBITDA" means either (A) earnings or (B) net loss plus (i) provision for income taxes, (ii) permanent impairment in the value of investment in debt securities, (iii) other expense or less other income, (iv) loss from extinguishment of Greenlight obligation, (v) interest expense, (vi) impairment charge in connection with realization of assets held for sale, (vii) provision for integration and reorganization costs, (viii) depreciation and amortization, and (ix) cumulative change in the fair value of derivatives if such item is an expense. If cumulative change in the fair value of derivatives is an income item, instead of being added to (A) earnings or (B) net loss, it should be deducted therefrom.

        6.    Voting Rights.

          (a)   The holders of Series Z Preferred Stock, except as otherwise required under the laws of the State of Delaware or as set forth herein, shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Corporation.

          (b)   In any case in which the holders shall be entitled to vote pursuant to this Section 6 or pursuant to the laws of the State of Delaware, each holder shall be entitled to one vote for each share of Series Z Preferred Stock held.

          (c)   In lieu of voting at a meeting, holders may act by written consent in accordance with Section 228 of the General Corporation Law of the State of Delaware ("GCL").

          (d)   Except as otherwise required by the GCL, holders of at least a majority of the then outstanding shares of Series Z Preferred Stock, voting or consenting, as the case may be, separately as a class, may waive compliance with any provisions of this Amended Certificate of Designation.

        IN WITNESS WHEREOF, the Corporation has executed this Certificate of Designation to be prepared and executed by the officers named below as of this    day of            , 2003.

NEW WORLD RESTAURANT GROUP, INC.
By:	Name: Anthony D. Wedo Title: Chief Executive Officer
By:	Name: Richard Lovely Title: Assistant Secretary

Schedule 3

New World Restaurant Group, Inc.

Post-Equity Restructuring Capitalization

	Actual	Split Adjusted
Series A Convertible Preferred Stock	0	0
Series B Convertible Preferred Stock	0	0
Series C Convertible Preferred Stock	0	0
Series D Preferred Stock	0	0
Series F Preferred Stock	0	0
Series Z Preferred Stock	57,000	57,000
Common Stock	984,182,839	98,418,284
Warrants to Purchase Common Stock	97,177,881	9,717,788
Options to Purchase Common Stock	8,747,794	874,779
Total Fully-Diluted Common Stock	1,090,108,514	109,010,851

New World Restaurant Group, Inc.

Post-Equity Restructuring Ownership

	Holder	Actual	Split Adjusted	Percentage
Series A Convertible Preferred Stock	None	0	0	0.0
Series B Convertible Preferred Stock	None	0	0	0.0
Series C Convertible Preferred Stock	None	0	0	0.0
Series D Preferred Stock	None	0	0	0.0
Series F Preferred Stock	None	0	0	0.0
Series Z Preferred Stock	Halpern Denny Fund III. LP	57,000	57,000	100.0
Common Stock	Greenlight—Series F Conversion	872,144,070	87,214,407	80.0
Common Stock	Greenlight—Base Common	65,372,174	6,537,217	6.0
Common Stock	IRN Warrant Holders	47,127,510	4,712,751	4.3
Common Stock	EnbcDeb Corp.—Series F Conversion	65,940,219	6,594,022	6.0
Common Stock	Other holders	39,524,541	3,952,454	3.6
Total Fully-Diluted Common Stock		1,090,108,514	109,010,851	100.0

(1)
Assumes that all of the holders of the Company's secured increasing rate notes due 2003 have executed and delivered a standstill agreement to the Company and received warrants to purchase common stock of the Company in consideration for the execution and delivery of the standstill agreement.

Annex C

[LETTERHEAD OF CIBC WORLD MARKETS CORP.]

June 26, 2003

The Board of Directors
New World Restaurant Group, Inc.
1687 Cole Boulevard
Golden, Colorado 80401

Members of the Board:

        You have asked CIBC World Markets Corp. ("CIBC World Markets") to render a written opinion ("Opinion") to the Board of Directors of New World Restaurant Group, Inc. ("New World") as to the fairness, from a financial point of view, to New World of the Aggregate Consideration (as defined below) provided for in an Equity Restructuring Agreement, dated June 26, 2003 (the "Agreement"), to be entered into among Halpern Denny III, L.P. ("Halpern Denny"), Greenlight Capital, L.P. and certain of its affiliates (collectively, "Greenlight") and New World. The Agreement provides for, among other things, (i) the exchange of 56,237.994 shares of Series F preferred stock, par value $0.001 per share, of New World ("New World Series F Preferred Stock"), 23,264,107 shares of the common stock, par value $0.001 per share, of New World ("New World Common Stock") and warrants to purchase 13,711,054 shares of New World Common Stock beneficially owned by Halpern Denny (such shares of New World Series F Preferred Stock and New World Common Stock and warrants beneficially owned by Halpern Denny, the "HD Securities") for 57,000 shares of a new series of preferred stock, par value $0.001 per share, of New World designated as Series Z Preferred Stock ("New World Series Z Preferred Stock"), which shares will have an aggregate liquidation preference of $57.0 million and will be subject to mandatory redemption no later than June 30, 2009 (such shares of Series Z Preferred Stock issuable in exchange for the HD Securities, the "Series Z Preferred Stock Consideration"), and (ii) the exchange of 61,706.237 shares of Series F Preferred Stock beneficially owned by Greenlight (such shares of Series F Preferred Stock beneficially owned by Greenlight, the "Greenlight Securities") for 938,084,289 shares of New World Common Stock (such shares of New World Common Stock issuable in exchange for the Greenlight Securities, together with the Series Z Preferred Stock Consideration, the "Aggregate Consideration" and, such exchanges, collectively, the "Equity Restructuring"), subject to adjustment to give effect to a reverse stock split in connection with the Equity Restructuring as specified in the Agreement. The Agreement further provides that, as a condition to closing the Equity Restructuring, New World's senior secured increasing rate notes that matured on June 15, 2003 will be repaid with the net proceeds of New World's contemplated offering of senior secured notes due 2008 in the principal amount of $160.0 million (such repayment, the "Debt Repayment" and, such offering, the "High Yield Offering").

        In arriving at our Opinion, we:

(a)
reviewed execution forms of the Agreement (including the form of Certificate of Designation for the Series Z Preferred Stock attached as an exhibit thereto) and certain related documents;

(b)
reviewed audited financial statements of New World for the fiscal years ended December 31, 2000, January 1, 2002 and December 31, 2002;

(c)
reviewed unaudited financial statements of New World for the three months ended April 1, 2003;

(d)
reviewed financial forecasts, estimates and other information and data relating to New World before and after giving effect to the Equity Restructuring and related transactions which were provided to or discussed with us by the management of New World;

(e)
reviewed historical market prices and trading volume for New World Common Stock;

The Board of Directors
New World Restaurant Group, Inc.
June 26, 2003

(f)
held discussions with the senior management of New World with respect to the businesses and prospects of New World, including the liquidity needs of, and capital resources available to, New World;

(g)
held discussions, at the direction of New World, with third parties to solicit indications of interest in the possible acquisition of all or a part of New World;

(h)
reviewed and analyzed certain publicly available financial data for certain companies that we deemed generally comparable to New World;

(i)
reviewed and analyzed certain publicly available information for certain transactions that we deemed relevant in evaluating the Equity Restructuring;

(j)
analyzed the estimated net present value of the projected future cash flows of New World based on certain estimates and assumptions of future performance provided to or discussed with us by the management of New World;

(k)
compared the implied values of the equity securities of New World beneficially owned by Halpern Denny and Greenlight before and after giving effect to the Equity Restructuring and related transactions based on information and data which were provided to or discussed with us by the management of New World;

(l)
reviewed public information concerning New World; and

(m)
performed such other analyses and reviewed such other information as we deemed appropriate.

        In rendering our Opinion, we relied upon and assumed, without independent verification or investigation, the accuracy and completeness of all of the financial and other information provided to or discussed with us by New World and its employees, representatives and affiliates. With respect to financial forecasts, estimates and other information and data relating to New World before and after giving effect to the Equity Restructuring and related transactions which were provided to or discussed with us, we have assumed, at the direction of the management of New World, without independent verification or investigation, that such forecasts, estimates and other information and data were reasonably prepared on bases reflecting the best available information, estimates and judgments of the management of New World as to the future financial condition and operating results of New World and the other matters covered thereby. We have assumed, with the consent of New World, that the Equity Restructuring and related transactions, including the Debt Repayment and High Yield Offering, will be consummated in accordance with their terms without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary regulatory or third party consents and approvals for the Equity Restructuring and related transactions, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on New World or the Equity Restructuring. In addition, representatives of New World have advised us, and we therefore have assumed, that the final terms of the Agreement (including the form of Certificate of Designation for the Series Z Preferred Stock attached as an exhibit thereto) and related documents will not vary materially from those set forth in the execution forms reviewed by us. We have neither made nor obtained any independent evaluations or appraisals of the assets or liabilities, contingent or otherwise, of New World. We have assumed, with the consent of New World, that the Equity Restructuring will not be a taxable transaction to New World for U.S. federal income tax purposes. We are not expressing any opinion as to the underlying valuation, future performance or long-term viability of New World, what the value of New World Series Z Preferred Stock or New World Common Stock actually will be

The Board of Directors
New World Restaurant Group, Inc.
June 26, 2003

when issued in the Equity Restructuring or the prices at which the securities of New World may trade or otherwise be transferable at any time. We express no view as to, and our Opinion does not address, the underlying business decision of New World to effect the Equity Restructuring nor does our Opinion address the relative merits of the Equity Restructuring as compared to any alternative business strategies that might exist for New World or the effect of any other transaction in which New World might engage. We were not requested to, and we did not, participate in the negotiation or structuring of the Equity Restructuring. Our Opinion is necessarily based on the information available to us and general economic, financial and stock market conditions and circumstances as they exist and can be evaluated by us on the date hereof. It should be understood that, although subsequent developments may affect this Opinion, we do not have any obligation to update, revise or reaffirm the Opinion.

        As part of our investment banking business, we are regularly engaged in valuations of businesses and securities in connection with acquisitions and mergers, underwritings, secondary distributions of securities, private placements and valuations for other purposes.

        We have acted as financial advisor to New World in connection with its review of strategic alternatives and will receive a fee for our services, a significant portion of which is contingent upon consummation of the Equity Restructuring. We also will receive a fee upon delivery of this Opinion. We and our affiliates in the past have provided services to certain affiliates of Halpern Denny and Greenlight unrelated to the proposed Equity Restructuring, for which services we have received compensation. In the ordinary course of business, CIBC World Markets and its affiliates may actively trade securities of New World and certain affiliates of Halpern Denny and Greenlight for our and their own accounts and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

        Based upon and subject to the foregoing, and such other factors as we deemed relevant, it is our opinion that, as of the date hereof, the Aggregate Consideration provided for in the Equity Restructuring is fair, from a financial point of view, to New World. This Opinion is for the use of the Board of Directors in its evaluation of the Equity Restructuring, does not address any other aspect of the Equity Restructuring and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to any matters relating to the Equity Restructuring.

Very truly yours,
/s/ CIBC WORLD MARKETS CORP. CIBC World Markets Corp.

Annex D

CERTIFICATE OF AMENDMENT
TO THE
RESTATED CERTIFICATE OF INCORPORATION
OF
NEW WORLD RESTAURANT GROUP, INC.

        NEW WORLD RESTAURANT GROUP, INC., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

  FIRST: That the Board of Directors of the Corporation duly adopted a resolution proposing and declaring advisable the following amendment to the Restated Certificate of Incorporation of the Corporation:

    RESOLVED, that the Restated Certificate of Incorporation of the Corporation be amended by deleting the first paragraph of Article Fourth of the Restated Certificate of Incorporation in its entirety and inserting in lieu thereof the following:

        "The total number of shares which the Corporation shall have authority to issue is One Billion Five Hundred Two Million (1,502,000,000) shares consisting of One Billion Five Hundred Million (1,500,000,000) shares of common stock and Two Million (2,000,000) shares of preferred stock, all of par value $0.001 per share."

  SECOND: That thereafter, pursuant to a resolution of the Corporation's Board of Directors, an annual meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

  THIRD: That said amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed on its behalf by Anthony Wedo, its President and Chief Executive Officer, this    day of             2003.

NEW WORLD RESTAURANT GROUP, INC.
By:	Anthony Wedo President and Chief Executive Officer

D-1

Annex E

CERTIFICATE OF AMENDMENT
TO THE
RESTATED CERTIFICATE OF INCORPORATION
OF
NEW WORLD RESTAURANT GROUP, INC.

        NEW WORLD RESTAURANT GROUP, INC., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

  FIRST: That the Board of Directors of the Corporation duly adopted a resolution proposing and declaring advisable the following amendment to the Restated Certificate of Incorporation of the Corporation:

    RESOLVED, that, subject to the approval of the stockholders of the Corporation, Article Fourth of the Restated Certificate of Incorporation of the Corporation be amended to effect a 1.6610144-for-one forward stock split (the "Forward Stock Split") of the Corporation's outstanding common stock, effective as of the date of the filing of the certificate of amendment or at such later date as is set forth in the certificate of amendment, by including a new subsection (b)(6) which states, in its entirety, as follows:

      "6. Upon this Certificate of Amendment becoming effective pursuant to the General Corporation Law of the State of Delaware (the "Effective Time") each one share of Common Stock issued and outstanding immediately prior to the Effective Time shall be reclassified into and become 1.6610144 shares of Common Stock (the "Forward Stock Split"), provided that no fractional shares of Common Stock shall be issued in connection with the Forward Stock Split. In lieu of issuing any such fractional shares, shares representing the aggregate of all fractional shares otherwise issuable to the holders of record of Common Stock shall be issued to the Company's transfer agent, as agent for the accounts of all holders of record otherwise entitled to have a fraction of a share issued to them. The sale of such shares representing the aggregate of all such fractional interests shall be effected by the transfer agent as soon as practicable after the Effective Time on the basis of prevailing market prices of the Common Stock at the time of sale. After such sale and upon the surrender of the stockholder's stock certificates, if any, the transfer agent shall pay to such holder of record their share of the net proceeds derived from such sale in accordance with their respective fractional interests.

      Each stock certificate that, immediately prior to the Effective Time, represented shares of Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the number of whole shares of Common Stock into which the shares of Common Stock represented by such certificate shall have been reclassified pursuant to the Forward Stock Split (as well as the right to receive cash in lieu of any fractional shares of Common Stock as set forth above); provided, however, that upon surrender of such certificate to the transfer agent, the holder shall receive a new certificate representing the number of whole shares of Common Stock into which the shares of Common Stock represented by such certificate have been reclassified pursuant to the Forward Stock Split, as well as any cash in lieu of fractional shares of Common Stock to which such holder may be entitled pursuant to the immediately preceding paragraph."

E-1

  SECOND: That thereafter, pursuant to resolution of the Corporation's Board of Directors, an annual meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

  THIRD: That said amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed on its behalf by Anthony Wedo, its President and Chief Executive Officer, this    day of             2003.

NEW WORLD RESTAURANT GROUP, INC.
By:	Anthony Wedo President and Chief Executive Officer

E-2

Annex F

CERTIFICATE OF AMENDMENT
TO THE
RESTATED CERTIFICATE OF INCORPORATION
OF
NEW WORLD RESTAURANT GROUP, INC.

        NEW WORLD RESTAURANT GROUP, INC., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

  FIRST: That the Board of Directors of the Corporation duly adopted a resolution proposing and declaring advisable the following amendment to the Restated Certificate of Incorporation of the Corporation:

    RESOLVED, that, subject to the approval of the stockholders of the Corporation, Article Fourth of the Restated Certificate of Incorporation of the Corporation be amended to effect a one-for-one hundred reverse stock split (the "Reverse Split") of the Corporation's outstanding common stock, effective as of the date of the filing of the certificate of amendment or as such later date as is set forth in the certificate of amendment, by including a new subsection (b)(7) which states, in its entirety, as follows:

      "7. Upon this Certificate of Amendment becoming effective pursuant to the General Corporation Law of the State of Delaware (the "Effective Time") each share of Common Stock issued and outstanding immediately prior to the Effective Time shall be reclassified into and become one-one hundredths (1/100) of a share of Common Stock (the "Reverse Stock Split"), provided that fractional shares that are greater than or equal to one-half of one share of common stock shall be classified as one share of Common Stock and fractional shares that are less than one-half of one share of Common Stock shall not be issued in connection with the Reverse Stock Split. In lieu of issuing any fractional shares that are less than one-half of one share of Common Stock, shares representing the aggregate of all fractional shares less than one-half of one share of Common Stock otherwise issuable to the holders of record of Common Stock shall be issued to the Company's transfer agent, as agent for the accounts of all holders of record otherwise entitled to have less than one-half of one share issued to them. The sale of such shares representing the aggregate of all such fractional interests shall be effected by the transfer agent as soon as practicable after the Effective Time on the basis of prevailing market prices of the Common Stock at the time of sale. After such sale and upon the surrender of the stockholder's stock certificates, if any, the transfer agent shall pay to such holder of record their share of the net proceeds derived from such sale in accordance with their respective fractional interests.

      Each stock certificate that, immediately prior to the Effective Time, represented shares of Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the number of whole shares of Common Stock into which the shares of Common Stock represented by such certificate shall have been reclassified pursuant to the Reverse Stock Split (as well as the right to receive cash in lieu of any fractional shares that are less than one-half of one share of Common Stock as set forth above); provided, however, that upon surrender of such certificate to the transfer agent, the holder shall receive a new certificate representing the number of whole shares of Common Stock into which the shares of Common Stock

F-1

      represented by such certificate have been reclassified pursuant to the Reverse Stock Split, as well as any cash in lieu of fractional shares of Common Stock to which such holder may be entitled pursuant to the immediately preceding paragraph.

  SECOND: That thereafter, pursuant to resolution of the Corporation's Board of Directors, an annual meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

  THIRD: That said amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed on its behalf by Anthony Wedo, its President and Chief Executive Officer, this    day of             2003.

NEW WORLD RESTAURANT GROUP, INC.
By:	Anthony Wedo President and Chief Executive Officer

F-2

 Annex G

CERTIFICATE OF AMENDMENT
TO THE
RESTATED CERTIFICATE OF INCORPORATION
OF
NEW WORLD RESTAURANT GROUP, INC.

        NEW WORLD RESTAURANT GROUP, INC., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

  FIRST: That the Board of Directors of the Corporation duly adopted a resolution proposing and declaring advisable the following amendment to the Restated Certificate of Incorporation of the Corporation:

    RESOLVED, that the Restated Certificate of Incorporation of the Corporation be amended by deleting the first paragraph of Article Fourth of the Restated Certificate of Incorporation in its entirety and inserting in lieu thereof the following:

      "The total number of shares which the Corporation shall have authority to issue is Seventeen Million (17,000,000) shares consisting of Fifteen Million (15,000,000) shares of common stock and Two Million (2,000,000) shares of preferred stock, all of par value $0.001 per share."

  SECOND: That thereafter, pursuant to resolution of the Corporation's Board of Directors, an annual meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

  THIRD: That said amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed on its behalf by Anthony Wedo, its President and Chief Executive Officer, this    day of             2003.

NEW WORLD RESTAURANT GROUP, INC.
By:	Anthony Wedo President and Chief Executive Officer

G-1

Annex H

CERTIFICATE OF AMENDMENT
TO THE
RESTATED CERTIFICATE OF INCORPORATION
OF
NEW WORLD RESTAURANT GROUP, INC.

        NEW WORLD RESTAURANT GROUP, INC., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

  FIRST: That the Board of Directors of the Corporation duly adopted a resolution proposing and declaring advisable the following amendments to the Restated Certificate of Incorporation of the Corporation:

    RESOLVED, that the Restated Certificate of Incorporation of the Corporation be amended by deleting Section A.1 of Article Seventh of the Restated Certificate of Incorporation in its entirety and inserting in lieu thereof the following:

      "The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors consisting of such number of directors as is determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors; provided, however, that in no event shall the number of directors be less than three or more than nine. Commencing with the first annual meeting of stockholders following the 2003 annual meeting of stockholders, all directors shall be of one class and shall be elected annually, and each director shall hold office until the annual meeting of stockholders next following the annual meeting at which the director was elected, and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office as set forth herein. Except as otherwise required by law, any vacancy on the Board of Directors that results from an increase in the number of directors and any other vacancy occurring in the Board of Directors shall be filled only by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director."

    RESOLVED, that the Restated Certificate of Incorporation of the Corporation be amended by deleting the words "only for cause and only" in Section A.2 of Article Seventh of the Restated Certificate of Incorporation and replacing those words with "with or without cause".

    RESOLVED, that the Restated Certificate of Incorporation of the Corporation be amended by deleting the words ", and such directors so elected shall not be divided into classes pursuant to Article Seventh, Section A unless expressly provided by such terms" in Section A.3 of Article Seventh of the Restated Certificate of Incorporation.

  SECOND: That thereafter, pursuant to a resolution of the Corporation's Board of Directors, an annual meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

  THIRD: That said amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

H-1

        IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed on its behalf by Anthony Wedo, its President and Chief Executive Officer, this    day of             2003.

NEW WORLD RESTAURANT GROUP, INC.
By:	Anthony Wedo President and Chief Executive Officer

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 Annex I

CERTIFICATE OF AMENDMENT
TO THE
RESTATED CERTIFICATE OF INCORPORATION
OF
NEW WORLD RESTAURANT GROUP, INC.

        NEW WORLD RESTAURANT GROUP, INC., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

  FIRST: That the Board of Directors of the Corporation duly adopted a resolution proposing and declaring advisable the following amendment to the Restated Certificate of Incorporation of the Corporation:

    RESOLVED, that the Restated Certificate of Incorporation of the Corporation be amended by adding the following clause to the end of the second sentence of Section A of Article Eighth of the Restated Certificate of Incorporation:

      ", unless the action is consented to in writing by stockholders holding at least 80% in voting power of the outstanding shares of capital stock of the Corporation entitled to vote on such matter."

        SECOND: That thereafter, pursuant to a resolution of the Corporation's Board of Directors, an annual meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

  THIRD: That said amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed on its behalf by Anthony Wedo, its President and Chief Executive Officer, this    day of             2003.

NEW WORLD RESTAURANT GROUP, INC.
By:	Anthony Wedo President and Chief Executive Officer

I-1

NEW WORLD RESTAURANT GROUP, INC.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        This proxy is solicited on behalf of the Board of Directors of New World Restaurant Group, Inc. for the Annual Meeting on September 24, 2003. The undersigned appoints Anthony Wedo and Richard Lovely, and each of them, with full power of substitution in each, the proxies of the undersigned, to represent the undersigned and vote all shares of New World Restaurant Group, Inc. common stock that the undersigned may be entitled to vote at the Annual Meeting of stockholders to be held on September 24, 2003, and at any adjournment or postponement thereof as indicated on the reverse side.

        This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given this proxy will be voted FOR the election of directors and FOR proposals 2 through 9.

Mark, Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope	☒ Votes must be indicated (X) in Black or Blue ink.	Please sign exactly as your name appears on your stock certificates. When joint tenants hold shares, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR PROPOSALS 2 THROUGH 9.
1.	☐	ELECTION OF DIRECTORS. Nominees
Lawrence Gelfond and Mark Kline
	☐	FOR ALL NOMINEES	☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
	☐	For all nominees, except vote withheld as noted above.

2.	PROPOSAL TO APPROVE THE EQUITY RESTRUCTURING AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY
	☐	FOR	☐	AGAINST	☐	ABSTAIN
3.	PROPOSAL TO AMEND THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE
	☐	FOR	☐	AGAINST	☐	ABSTAIN
4.
PROPOSAL TO AMEND THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A 1.6610144-FOR-ONE FORWARD STOCK SPLIT IN ORDER TO EFFECT THE TRANSACTIONS CONTEMPLATED BY THE EQUITY RESTRUCTURING AGREEMENT
	☐	FOR	☐	AGAINST	☐	ABSTAIN
5.	PROPOSAL TO AMEND THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A ONE-FOR-ONE HUNDRED REVERSE STOCK SPLIT
	☐	FOR	☐	AGAINST	☐	ABSTAIN
6.	PROPOSAL TO AMEND THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO REDUCE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE
	☐	FOR	☐	AGAINST	☐	ABSTAIN
7.	PROPOSAL TO AMEND THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE THE CLASSIFICATION OF THE BOARD OF DIRECTORS
	☐	FOR	☐	AGAINST	☐	ABSTAIN
8.	PROPOSAL TO AMEND THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO ALLOW THE STOCKHOLDERS TO TAKE ACTION BY WRITTEN CONSENT
	☐	FOR	☐	AGAINST	☐	ABSTAIN
9.	PROPOSAL TO RATIFY THE APPOINTMENT BY THE BOARD OF DIRECTORS OF GRANT THORNTON LLP AS INDEPENDENT AUDITORS FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003.
	☐	FOR	☐	AGAINST	☐	ABSTAIN
10.	In their discretion upon such other matters as may properly come before the meeting.

Stockholder sign here	Date

Co-Owner sign here

QuickLinks

NOTICE OF ANNUAL MEETING
ANNUAL MEETING OF STOCKHOLDERS September 9, 2003
PROXY STATEMENT
ANNUAL MEETING AND PROXY SOLICITATION INFORMATION
VOTING SECURITIES AND PRINCIPAL HOLDERS
PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 PROPOSAL TO CONSIDER AND VOTE UPON APPROVAL OF THE EQUITY RESTRUCTURING AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY
PROPOSAL 3 PROPOSAL TO AMEND THE RESTATED CERTIFICATE OF INCORPORATION OF NEW WORLD TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE
PROPOSAL 4 PROPOSAL TO AMEND THE RESTATED CERTIFICATE OF INCORPORATION OF NEW WORLD TO EFFECT A FORWARD STOCK SPLIT
PROPOSAL 5 PROPOSAL TO AMEND THE RESTATED CERTIFICATE OF INCORPORATION OF NEW WORLD TO EFFECT A REVERSE STOCK SPLIT
PROPOSAL 6 PROPOSAL TO AMEND THE RESTATED CERTIFICATE OF INCORPORATION OF NEW WORLD TO REDUCE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE
PROPOSAL 7 PROPOSAL TO AMEND THE RESTATED CERTIFICATE OF INCORPORATION OF NEW WORLD TO ELIMINATE THE CLASSIFICATION OF OUR BOARD OF DIRECTORS
PROPOSAL 8 PROPOSAL TO AMEND THE RESTATED CERTIFICATE OF INCORPORATION OF NEW WORLD TO ALLOW THE STOCKHOLDERS TO TAKE ACTION BY WRITTEN CONSENT
PROPOSAL 9 APPOINTMENT OF INDEPENDENT AUDITORS
EXECUTIVE COMPENSATION
OPTION GRANTS IN FISCAL 2002
FISCAL YEAR END OPTION VALUES
PERFORMANCE GRAPH
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Documents Incorporated by Reference
HOUSEHOLDING
PROPOSALS OF STOCKHOLDERS
  Annex A
New World Restaurant Group, Inc. Audit Committee Charter
  Annex B
NEW WORLD RESTAURANT GROUP, INC.
EQUITY RESTRUCTURING AGREEMENT
June 26, 2003
Table of Contents
EQUITY RESTRUCTURING AGREEMENT
June 26, 2003
RECITALS
  Schedule 1
Certificate of Designation NEW WORLD RESTAURANT GROUP, INC. CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS OF SERIES Z PREFERRED STOCK Pursuant to Section 151 of the General Corporation Law of the State of Delaware
New World Restaurant Group, Inc. Post-Equity Restructuring Capitalization
New World Restaurant Group, Inc. Post-Equity Restructuring Ownership
  Annex C
  Annex D
CERTIFICATE OF AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION OF NEW WORLD RESTAURANT GROUP, INC.
  Annex E
CERTIFICATE OF AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION OF NEW WORLD RESTAURANT GROUP, INC.
  Annex F
CERTIFICATE OF AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION OF NEW WORLD RESTAURANT GROUP, INC.
  Annex G
CERTIFICATE OF AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION OF NEW WORLD RESTAURANT GROUP, INC.
  Annex H
CERTIFICATE OF AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION OF NEW WORLD RESTAURANT GROUP, INC.
  Annex I
CERTIFICATE OF AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION OF NEW WORLD RESTAURANT GROUP, INC.
NEW WORLD RESTAURANT GROUP, INC. PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS